Exhibit 10.1

EXECUTION VERSION

$475,000,000

SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT

DATED AS OF OCTOBER 1, 2010

as amended and restated as of November 20, 2013

as further amended and restated as of February 25, 2016

by and among

NEFF LLC,
as Parent Borrower,

NEFF HOLDINGS LLC,

THE OTHER PERSONS PARTY HERETO THAT ARE
DESIGNATED AS CREDIT PARTIES,

BANK OF AMERICA, N.A.,
as Agent, Swing Line Lender, and L/C Issuer,

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,

BANK OF AMERICA, N.A.,

as Collateral Agent,

WELLS FARGO CAPITAL FINANCE, LLC,

and

SUNTRUST BANK,

as Syndication Agents,

REGIONS BANK

as Documentation Agent,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
WELLS FARGO CAPITAL FINANCE, LLC

and

SUNTRUST ROBINSON HUMPHREY, INC.
as Joint Lead Arrangers and Book Runners

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York  10005

i

3.10	[Reserved]	41
3.11	Fiscal Year	41
3.12	[Reserved]	41
3.13	[Reserved]	41
3.14	Bank Accounts; Securities Accounts; Commodities Accounts	41
3.15	Hazardous Materials	42
3.16	[Reserved]	42
3.17	Lease Limits	42
3.18	Prepayments; Amendments of Other Indebtedness	42
3.19	Consolidated Total Leverage Ratio	43
3.20	Fixed Charge Coverage Ratio	44
3.21	Sanctions	44
3.22	Anti-Corruption Laws	44

SECTION 4.

FINANCIAL AND OTHER REPORTING COVENANTS

4.1	Financial Statements and Other Reports	44
4.2	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement	49

SECTION 5.

REPRESENTATIONS AND WARRANTIES

5.1	Disclosure	50
5.2	No Material Adverse Effect	50
5.3	No Conflict; Compliance with Laws	50
5.4	Organization, Powers, Capitalization and Good Standing	50
5.5	Financial Statements	51
5.6	Intellectual Property	52
5.7	Investigations, Audits, Etc.	52
5.8	Employee Matters	52
5.9	Solvency	52
5.10	Litigation; Adverse Facts	52
5.11	Use of Proceeds; Margin Regulations	53
5.12	Ownership of Property; Liens	53
5.13	Environmental Matters	53
5.14	ERISA	54
5.15	Brokers	55
5.16	Deposit Accounts; Securities Accounts; Other Accounts	55
5.17	[Reserved]	55
5.18	Insurance	55
5.19	Investment Company Act	55
5.20	[Reserved]	55
5.21	Taxes	55
5.22	Collateral Documents	56
5.23	OFAC	56

SECTION 6.

DEFAULT, RIGHTS AND REMEDIES

6.1	Event of Default	57
6.2	Suspension or Termination of Revolving Loan Commitments	58
6.3	Acceleration and Other Remedies	59
6.4	Performance by Agent	59
6.5	Application of Proceeds	60

SECTION 7.

CONDITIONS TO LOANS

7.1	Conditions to Loans on the Restatement Effective Date	60
7.2	Conditions to All Loans	60

SECTION 8.

ASSIGNMENT AND PARTICIPATION

8.1	Assignment and Participations	61
8.2	Agent	63
8.3	Set Off and Sharing of Payments	67
8.4	Disbursement of Funds	68
8.5	Disbursements of Advances; Payment	68
8.6	Related Obligations Matters	70
8.7	Other Agents	70

SECTION 9.

MISCELLANEOUS

9.1	Indemnities	71
9.2	Amendments and Waivers	71
9.3	Notices	73
9.4	Failure or Indulgence Not Waiver; Remedies Cumulative	75
9.5	Marshaling; Payments Set Aside	76
9.6	Severability	76
9.7	Lenders’ Obligations Several; Independent Nature of Lenders’ Rights	76
9.8	Headings	76
9.9	Applicable Law	76
9.10	Successors and Assigns	76
9.11	No Advisory or Fiduciary Responsibility	76
9.12	Construction	77
9.13	Confidentiality	77
9.14	CONSENT TO JURISDICTION	77
9.15	WAIVER OF JURY TRIAL	78
9.16	Survival of Warranties and Certain Agreements	78
9.17	Entire Agreement	78
9.18	Counterparts; Effectiveness	78

9.19	Replacement of Lenders	79
9.20	Patriot Act Notice	80
9.21	Joint and Several Liability	80
9.22	Contribution and Indemnification Among Borrowers	81
9.23	Agency of Parent Borrower for Each Other Borrower	81
9.24	Reinstatement	81
9.25	Express Waivers by Borrowers in Respect of Cross Guaranties and Cross Collateralization	82
9.26	Amendment and Restatement	83
9.27	Authorization of Amendments	83
9.28	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	83

INDEX OF APPENDICES

Annexes

Annex A	-	Definitions
Annex B	-	Pro Rata Shares and Commitment Amounts
Annex C	-	Closing Checklist
Annex D	-	Lenders’ Bank Accounts

Exhibits

Exhibit 4.1(m)	-	Compliance and Pricing Certificate
Exhibit 5.22	-	Form of Perfection Certificate

Schedules

Schedule 2.7		Corporate and Trade Names
Schedule 5.4(a)	-	Jurisdictions of Organization and Qualifications
Schedule 5.4(b)	-	Pledged Stock and Pledged Notes
Schedule 5.6	-	Intellectual Property
Schedule 5.8	-	Employee Matters
Schedule 5.10	-	Litigation; Adverse Facts
Schedule 5.12	-	Real Estate
Schedule 5.13	-	Environmental Matters
Schedule 5.16	-	Bank Accounts, Securities Accounts; Other Accounts
Schedule 5.18	-	Insurance

SECOND AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT is dated as of October 1, 2010, as amended and restated as of November 20, 2013, as further amended and restated as of February 25, 2016, and as may be further amended, restated, supplemented or otherwise modified from time to time, and entered into by and among Neff LLC, a Delaware limited liability company (“Parent Borrower”), Neff Holdings LLC, a Delaware limited liability company (“Holdings”), and the other persons designated as “Credit Parties” on the signature pages hereof and each other person which becomes party hereto as a Credit Party pursuant to Section 2.8 below, the financial institutions who are or hereafter become parties to this Agreement as Lenders, BANK OF AMERICA, N.A. as Agent, Swing Line Lender and L/C Issuer, BANK OF AMERICA, N.A., as Collateral Agent, WELLS FARGO CAPITAL FINANCE, LLC and SUNTRUST BANK, as Syndication Agents, REGIONS BANK, as Documentation Agent, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, WELLS FARGO CAPITAL FINANCE, LLC and SUNTRUST ROBINSON HUMPHREY, INC., as Joint Lead Arrangers and Book Runners.

R E C I T A L S:

WHEREAS, all capitalized terms used herein shall have the meanings ascribed thereto in Annex A hereto which is incorporated herein by reference;

WHEREAS, Parent Borrower, Holdings, each of Parent Borrower’s Subsidiaries (other than Neff Finance), the Lenders, the Agent, Swing Line Lender and L/C Issuer are parties to an Amended and Restated Senior Secured Credit Agreement, dated as of October 1, 2010, as amended and restated as of November 20, 2013 (as amended by Amendment No. 1 and by Amendment No. 2 thereto, the “Existing Credit Agreement”);

WHEREAS, the Lenders (under and as defined in the Existing Credit Agreement) have consented to the amendment and restatement of the Existing Credit Agreement on the terms set forth herein;

WHEREAS, Parent Borrower has requested that the Lenders make available, subject to the terms and conditions set forth herein, to the Credit Parties an asset-based revolving credit facility, in an amount not to exceed $475,000,000 (subject to such increases as more fully described in Section 1.14), extensions of credit under which the Credit Parties will use for the purposes described herein;

WHEREAS, the Lenders have agreed to make available, subject to the terms and conditions set forth herein, to the Credit Parties an asset-based revolving credit facility, in an amount not to exceed $475,000,000 (subject to such increases as more fully described in Section 1.14) and other extensions of credit under which the Credit Parties will use for the purposes described herein; and

WHEREAS, the obligations of the Credit Parties hereunder are secured by the grant to the Agent, for the benefit of the Secured Parties, of first priority liens in or on all assets owned by them, subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

SECTION 1.

AMOUNTS AND TERMS OF LOANS

1.1                               Loans.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Parent Borrower and the other Credit Parties contained herein:

(a)                                 Revolving Loans.

(i)                                     Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make available to Parent Borrower on behalf of Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”) requested by Parent Borrower hereunder.  The Pro Rata Share of the Revolving Loan of any Lender (including, without duplication, Swing Line Loans and Letter of Credit Obligations) shall not at any time exceed its separate Revolving Loan Commitment.  Revolving Credit Advances may be repaid and reborrowed; provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Excess Availability.  All Revolving Loans shall be repaid in full on the Commitment Termination Date (which repayment may include, with respect to any Letter of Credit Obligations, securing such Letter of Credit Obligations by cash collateral in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations or a standby letter of credit (in form and substance satisfactory to Agent) in an amount equal to 105% of such Letter of Credit Obligations).  Promptly upon request by a Lender, Parent Borrower on behalf of Borrowers shall execute and deliver to such Lender a note to evidence the Revolving Loan Commitment of such Lender.  Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Lender, if not already existing then dated the Restatement Effective Date (or, if later, as of the date on which such Person became a Lender under this Agreement pursuant to an Assignment Agreement) and substantially in the form of Exhibit 1.1(a)(i) to the Existing Credit Agreement (each a “Revolving Note” and, collectively, the “Revolving Notes”).  Other than pursuant to Section 1.1(a)(ii), if at any time the outstanding Revolving Loans (including the outstanding Swing Line Loans and Letter of Credit Obligations) exceed the Borrowing Base (any such excess Revolving Loans are herein referred to collectively as “Overadvances”), Lenders shall not be obligated to make Revolving Credit Advances, no additional Letters of Credit shall be issued and, except as provided in Section 1.1(a)(ii), Revolving Loans must be repaid immediately and, if necessary, Letters of Credit collateralized by cash in an amount sufficient to eliminate any Overadvances or a standby letter of credit (in form and substance satisfactory to Agent)  in either case in an amount equal to 105% of such Overadvances.  All Overadvances shall constitute Base Rate Loans.  Revolving Loans which are Base Rate Loans may be requested in any amount with one (1) Business Day’s prior written notice required for funding requests equal to or greater than $5,000,000.  For funding requests for such Revolving Loans less than $5,000,000, written notice must be provided by 12:00 p.m. (noon) (New York time) on the Business Day on which the Revolving Loan is to be made.  All LIBOR Loans require three (3) Business Days prior written notice.  Written notices for funding requests shall be in the form attached as Exhibit 1.1(a)(ii) to the Existing Credit Agreement or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a responsible officer of the Parent Borrower (“Notice of Revolving Credit Advance”).

(ii)                                  If Parent Borrower on behalf of Borrowers requests that Lenders make, or permit to remain outstanding any Overadvances, Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvances; provided, however, that Agent may not require Lenders to make, or permit to remain outstanding, (a) aggregate Revolving Loans (including, without duplication, Swing Line Loans) in excess of the Maximum Amount or (b)(i) Overadvances in an aggregate amount in excess of $15,000,000 and (ii) in addition to any Overadvances outstanding under clause (b)(i) immediately prior to any Event of Default,

Protective Advances in an aggregate amount in excess of $15,000,000.  If an Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Lenders shall be bound to make, or permit to remain outstanding, such Overadvance based upon their Pro Rata Shares of the Revolving Loan Commitments in accordance with the terms of this Agreement.  If an Overadvance remains outstanding for more than thirty (30) consecutive days during any one hundred eighty (180) day period, Revolving Loans must be repaid immediately in an amount sufficient to eliminate all of such Overadvances; provided that the Requisite Lenders may prospectively revoke Agent’s ability to make or permit Overadvances by written notice to Agent.  Any Overadvance may be made as a Swing Line Advance; and provided, further, that if an Event of Default shall have occurred and be continuing, no Overadvance may be made unless such Overadvance constitutes a “Protective Advance.”

For the avoidance of doubt, on the Restatement Effective Date, the Parent Borrower, the other Credit Parties and the Lenders hereby agree that the Agent may undertake a reallocation of any outstanding Revolving Credit Advances such that the Revolving Credit Advances attributable to such Lender match the Pro Rata Share of each Lender set forth on Annex B hereto.

(b)                                 Swing Line Facility.

(i)                                     Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date revolving advances under the Swing Line Commitment (each, a “Swing Line Advance”) in accordance with a “Notice of Swing Line Advance” substantially in the form of Exhibit 1.1(b)(i) to the Existing Credit Agreement or such other form as approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a responsible officer of the Parent Borrower.  Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to fund the percentage of any Swing Line Advance allocable to any Non-Funding Lender and with respect to any portion of a Swing Line Advance so not funded such Non-Funding Lender shall not have any obligation to make Revolving Credit Advances in accordance with Section 1.1(b)(iii) or to purchase participation interests in accordance with Section 1.1(b)(iv) and any pro rata calculations related to such Swing Line Advance for purposes of such sections shall disregard such Non-Funding Lender.  Except as provided in Section 1.1(a)(ii) above, the aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) Excess Availability (“Swing Line Availability”).  Until the Commitment Termination Date, Parent Borrower may from time to time borrow, repay and reborrow under this Section 1.1(b).  Each Swing Line Advance shall be made by:  (A) a Notice of Swing Line Advance delivered by Parent Borrower to the Swing Line Lender and the Agent no later than 2:00 p.m. (New York time) on the date on which the Swing Line Advance is to be made requesting a Swing Line Advance in an integral multiple of $100,000 or (B) by telephone, provided that any telephone notice by the Parent Borrower must be confirmed immediately by deliver to the Swing Line Lender of a Notice of Swing Lien Advance in accordance with clause (A).  Unless the Swing Line Lender has received at least one (1) Business Day’s prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 7.2, be entitled to fund that Swing Line Advance, and to have each Lender make Revolving Credit Advances in accordance with Section 1.1(b)(iii) or purchase participating interests in accordance with Section 1.1(b)(iv).  Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute a Base Rate Loan.  Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.  The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(ii)                                  Upon request, Borrowers shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment, which promissory note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender and substantially in the form of Exhibit 1.1(b) to the Existing Credit Agreement (the “Swing Line Note”).  The Swing Line Note shall represent the obligation of Borrowers to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrowers together with interest thereon as prescribed in Section 1.2.

(iii)                               The Swing Line Lender, at any time and from time to time in its sole and absolute discretion but no less frequently than once weekly, will on behalf of Borrowers (and Borrowers hereby irrevocably authorize the Swing Line Lender to so act on their behalf) request each Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Parent Borrower on behalf of Borrowers (which shall be a Base Rate Loan) in an amount equal to that Lender’s Pro Rata Share of the principal amount of the Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given.  Unless any of the events described in Section 6.1(f) or 6.1(g) has occurred (in which event the procedures of Section 1.1(b)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given.  The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of Parent Borrower.

(iv)                              If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(b)(iii), one of the events described in Section 6.1(f) or 6.1(g) has occurred, then, subject to the provisions of Section 1.1(b)(v) below, each Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of Borrowers, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to Parent Borrower in an amount equal to its Pro Rata Share (determined with respect to Revolving Loans) of such Swing Line Loan.  Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v)                                 Each Lender’s obligation to make Revolving Credit Advances in accordance with Section 1.1(b)(iii) and to purchase participation interests in accordance with Section 1.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  Swing Line Lender shall be entitled to recover, on demand, from each Lender the amounts required pursuant to Section 1.1(b)(iii) or 1.1(b)(iv), as the case may be.  If any Lender does not make available such amounts to Agent or the Swing Line Lender, as applicable, the Swing Line Lender shall be entitled to recover, on demand, such amount from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two (2) Business Days and at the Base Rate thereafter.

(c)                                  Letters of Credit.  The Revolving Loan Commitment may, in addition to Advances under the Revolving Loan, be utilized, upon the request of any Borrower, for the issuance of Letters of Credit.  Immediately upon the issuance by an L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Lender shall be deemed to have purchased from such L/C Issuer a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Lender’s Pro Rata Share of the maximum aggregate amount available to be drawn under each such Letter of Credit.

(i)                                     L/C Sublimit.  The aggregate amount of Letter of Credit Obligations with respect to all Letters of Credit outstanding at any time shall not exceed $30,000,000 (the “L/C Sublimit”).

(ii)                                  Reimbursement.  Each Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse each L/C Issuer on demand in immediately available funds for any amounts paid by such L/C Issuer with respect to a Letter of Credit, including all reimbursement payments, Fees, Charges (excluding any Excluded Taxes), costs and expenses paid or incurred by such L/C Issuer.  Each Borrower hereby authorizes and directs Agent, at Agent’s option, to debit such Borrower’s account (by increasing the outstanding principal balance of the Revolving Credit Advances) in the amount of (A) any payment made by an L/C Issuer with respect to any Letter of Credit and (B) the amount of any fees payable to an L/C Issuer pursuant to Section 1.3(c).  All amounts paid by an L/C Issuer with respect to any Letter of Credit that are not immediately repaid by Borrowers with the proceeds of a Revolving Credit Advance or otherwise shall bear interest at the interest rate applicable to Revolving Loans which are Base Rate Loans plus, at the election of Agent (or upon the written request of the Requisite Lenders), an additional two percent (2.00%) per annum.  Each Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this Section 1.1(c)(ii).  In the event Agent elects not to debit a Borrower’s account and Borrowers fail to reimburse the L/C Issuer in full on the date of any payment in respect of a Letter of Credit, Agent shall promptly notify each Lender of the amount of such unreimbursed payment and the accrued interest thereon and each Lender, on the next Business Day prior to 3:00 p.m. (New York time), shall deliver to Agent an amount equal to its Pro Rata Share thereof in same day funds.  Each Lender hereby absolutely and unconditionally agrees to pay to the L/C Issuer upon demand by the L/C Issuer such Lender’s Pro Rata Share of each payment made by the L/C Issuer in respect of a Letter of Credit and not immediately reimbursed by Borrowers or satisfied through a debit of a Borrower’s account.  Each Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by a Borrower to satisfy any of the conditions set forth in Section 7.2.  If any Lender fails to make available to the L/C Issuer the amount of such Lender’s Pro Rata Share of any payments made by the L/C Issuer in respect of a Letter of Credit as provided in this Section 1.1(c)(ii), the L/C Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

(iii)                               Request for Letters of Credit.  Each Borrower shall give Agent at least three (3) Business Days prior written notice specifying the date a Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby.  If Agent informs a Borrower that the L/C Issuer cannot issue the requested Letter of Credit directly, such Borrower may request that L/C Issuer arrange for the issuance of the requested Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Agent, L/C Issuer and Parent Borrower.  The issuance of any Letter of Credit under this Agreement shall be subject to the conditions that the

Letter of Credit is in a form, is for an amount and contains such terms and conditions as are reasonably satisfactory to the L/C Issuer and Agent.  If L/C Issuer receives written notice from Agent or the Requisite Lenders on or before the Business Day preceding issuance of a Letter of Credit that any conditions set forth in Section 7.2 have not been satisfied, L/C Issuer shall have no obligation to issue and, upon direction by the Agent or the Requisite Lenders shall not issue, the requested Letter of Credit or any other Letter of Credit until such direction is withdrawn in writing by Agent or the Requisite Lenders, as applicable.  Prior to its receipt of such notice from Agent or the Requisite Lenders, L/C Issuer shall not be deemed to have notice or knowledge of any Default, Event of Default or failure of such conditions.  The initial notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit and the L/C Issuer’s reimbursement agreement and an application for a letter of credit, if any, then required by the L/C Issuer completed in a manner reasonably satisfactory to such L/C Issuer.  If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.  L/C Issuer shall have no obligation to issue the requested Letter of Credit or any other Letter of Credit if at such time any Lender is a Non-Funding Lender, unless the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender or the L/C Issuer has received Cash Collateral from either the Borrowers or such Non-Funding Lender in relation to an amount equal to such Non-Funding Lender’s obligation to fund under Section 1.1(c)(ii).  The Borrowers and/or such Non-Funding Lender hereby grants to the Agent, for the benefit of the L/C Issuer, a security interest in all such Cash Collateral and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, deposit accounts at Bank of America and may be invested in Cash Equivalents reasonably acceptable to the Agent.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable laws, to reimburse the L/C Issuer with respect to such Non-Funding Lender’s obligation to fund under Section 1.1(c)(ii).

(iv)                              Expiration Dates of Letters of Credit.  The expiration date of each Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance and (b) the fifth (5th) day prior to the fifth (5th) anniversary of the Restatement Effective Date.  Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one (1) year periods, provided that the L/C Issuer has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of such Letter of Credit to a date that is later than the fifth (5th) day prior to the fifth (5th) anniversary of the Restatement Effective Date.  The L/C Issuer may elect not to renew any such Letter of Credit and, upon direction by Agent or Requisite Lenders, shall not renew any such Letter of Credit, in each case, at any time during the continuance of an Event of Default, provided that, in the case of a direction by Agent or Requisite Lenders, the L/C Issuer receives such direction prior to the date notice of non-renewal is required to be given by the L/C Issuer as set forth above and the L/C Issuer has had a reasonable period of time to act on such notice.

(v)                                 Obligations Absolute.  The obligation of each Borrower to reimburse the L/C Issuer, Agent and Lenders for payments made in respect of Letters of Credit issued by the L/C Issuer shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances:  (a) any lack of validity or enforceability of any Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; (c) the existence of any claim, setoff, defense or other right which Parent Borrower, any of its Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any Letter of Credit, Agent, any L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; or (f) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 1.1(c)(v), constitute a legal or equitable discharge of any Borrower’s obligations hereunder.

(vi)                              Obligations of L/C Issuers.  Each L/C Issuer (other than Bank of America) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Agent has returned a written acknowledgment of such notice to L/C Issuer.  Each L/C Issuer (other than Bank of America) further agrees to provide to Agent:  (a) a copy of each Letter of Credit issued by such L/C Issuer promptly after its issuance, amendment, extension or renewal; (b) a monthly report summarizing available amounts under Letters of Credit issued by such L/C Issuer, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such month and the amount of any unreimbursed draws under such Letters of Credit; and (c) such additional information reasonably requested by Agent from time to time with respect to the Letters of Credit issued by such L/C Issuer.  Without limiting the generality of the foregoing, it is expressly understood and agreed by Borrowers that the absolute and unconditional obligation of Borrowers to Agent and Lenders hereunder to reimburse payments made under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the L/C Issuer.  However, the foregoing shall not be construed to excuse an L/C Issuer from liability to Borrowers for gross negligence, willful misconduct, material breach of its obligations under this Agreement or otherwise to the extent of any direct damages (as opposed to consequential damages, with Borrowers hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by any Borrower that are subject to indemnification under the L/C Issuer’s reimbursement agreement.

(d)                                 Funding Authorization.  The proceeds of all Loans made pursuant to this Agreement subsequent to the Restatement Effective Date are to be funded by Agent or Swing Line Lender (as applicable) by wire transfer to the account designated by Parent Borrower on behalf of Borrowers below (the “Disbursement Account”):

Bank:	Bank of America, N.A.
Bank Address:	Atlanta, Georgia
ABA No.:	0260-0959-3
Account No.:	4426828095
Reference:	Bank of America Business Capital- Neff Rental Master Operating Account

Parent Borrower shall provide Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

(e)                                  Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Revolving Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Parent Borrower, the Agent, and such Lender.

1.2                               Interest.

(a)                                 Borrowers shall pay interest to Agent, for the benefit of Lenders based on their respective Pro Rata Shares, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates:  (i) with respect to the Revolving Credit Advances which are designated as Base Rate Loans (and for all other Obligations not otherwise set forth below), the Base Rate plus the Applicable Revolver Base Rate Margin per annum; (ii) with respect to Revolving Credit Advances which are designated as LIBOR Loans at the election of Parent Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; and (iii) with respect to any Swing Line Loans, the Base Rate plus the Applicable Revolver Base Rate Margin per annum.

(b)                                 If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c)                                  All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of three hundred and sixty five (365) or three hundred and sixty six (366) days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty five (365) day year).  Interest shall accrue on each Loan for each day on which the Loan is made or outstanding, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan, or such portion, is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day (with all day determinations pursuant to this sentence being made pursuant to Section 1.4).  Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)                                 So long as any Event of Default has occurred and is continuing, and without notice of any kind, the interest rates applicable to Loans shall be increased by two percent (2%) per annum above the rates of interest otherwise applicable hereunder (“Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations.  Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand but in any event, shall be payable on the next regularly scheduled payment date set forth herein for such Obligation.

(e)                                  Parent Borrower on behalf of Borrowers shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Revolving Loans from Base Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan that is a Revolving Loan to a Base Rate Loan, subject to payment of the LIBOR Breakage Fee in accordance with Section 1.3(d) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Revolving Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued.  Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount.  Any such election must be made by 12:00 p.m. (noon) (New York time) on the third Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Parent Borrower wishes to convert any Base Rate Loan (other than a Swing Line Loan) to a LIBOR Loan for a LIBOR Period designated by Parent Borrower in such election.  If no election is received with respect to a LIBOR Loan by 12:00 p.m. (noon) (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto, that LIBOR Loan shall be converted to a Base Rate Loan at the end of its LIBOR Period.  Parent Borrower must make such election by notice to Agent in writing, by fax or other similar form of transmission or overnight courier.  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.2(e) to the Existing Credit Agreement.  No Loan shall be made, converted into or continued as a LIBOR Loan, if an Event of Default has occurred and is continuing and Agent or Requisite Lenders have determined not to make or continue any Loan as a LIBOR Loan as a result thereof.  Notwithstanding anything herein to the contrary (other than Section 1.12(b) and the cross reference to this sentence in Section 1.2(g)), at any time the Applicable Revolver Base Rate Margin plus the Base Rate is less than the Applicable Revolver LIBOR Margin plus the LIBOR Rate, the Parent Borrower shall not have the option to request that any Revolving Credit Advances be made as Base Rate Loans and the Parent Borrower agrees to deliver a Notice of Conversion/Continuation converting any then existing Base Rate Loans into LIBOR Rate Loans promptly upon the request of Agent.

(f)                                   Notwithstanding anything to the contrary set forth in this Section 1.2, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Restatement Effective Date as otherwise provided in this Agreement.  Thereafter, interest hereunder shall be paid at the rate or rates of interest and in the manner provided in Sections 1.2(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.  If, notwithstanding the provisions of this Section 1.2(f), a court of competent jurisdiction shall determine by a final, non-appealable order that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess as specified in Section 1.5(d) and thereafter shall refund any excess to Parent Borrower on behalf of Borrowers or as such court of competent jurisdiction may otherwise order.

(g)                                  If the Requisite Lenders determine that for any reason in connection with any request for a Loan or a conversion (if such Loan may be converted) to or continuation thereof that (i) Dollar deposits are not being offered to banks in London interbank eurodollar market for the applicable amount and LIBOR Period of such Loan, (ii) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested LIBOR Period with respect to a proposed LIBOR Loan, or (iii) the LIBOR Rate for any requested LIBOR Period or in connection with a LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Parent Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended until the Agent (upon instruction of the Requisite Lenders) revokes such notice.

Upon receipt of such notice, the Parent Borrower may revoke any pending request for a borrowing of, conversion (if applicable) or continuation of LIBOR Loans or, failing that, will, notwithstanding anything to the contrary in the last sentence of Section 1.2(e) (if applicable), be deemed to have converted such request into a request for a Base Rate Loan in the amount specified therein.

1.3                               Fees.

(a)                                 Fee Letters.  Holdings and Parent Borrower shall pay the fees specified in the 2016 Arranger Fee Letter and the Agent Fee Letter to the parties specified therein.

(b)                                 Unused Line Fee.  As additional compensation for the Lenders, Parent Borrower on behalf of Borrowers shall pay to Agent, for the benefit of the Lenders based on their respective Pro Rata Shares, in arrears, on the first Business Day of each Fiscal Month prior to the Commitment Termination Date, on the Restatement Effective Date and on the Commitment Termination Date, a fee (the “Unused Line Fee”) for Borrowers’ non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum for the prior Fiscal Month multiplied by the difference between (i) the Maximum Amount (as it may be adjusted from time to time) and (ii) the average for the period of the daily closing balances of the Revolving Loan (including, without duplication, outstanding Swing Line Loans and Letter of Credit Obligations) outstanding during the Fiscal Month for which such Unused Line Fee is due; provided that with respect to the Unused Line Fee payable on March 1, 2016, such Unused Line Fee shall be (x) calculated based on the average of the daily closing balances of the Revolving Loan during the period from the Restatement Effective Date through February 29, 2016 (the “Stub Period”) and (y) in a pro rata amount based on the number of days in the Stub Period relative to the total number of days in the calendar month of February 2016.

(c)                                  Letter of Credit Fee.  Parent Borrower on behalf of itself and the other Borrowers agrees to pay to Agent for the benefit of Lenders based on their respective Pro Rata Shares, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all reasonable costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each Fiscal Month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit during such Fiscal Month; provided that with respect to the Letter of Credit Fee payable on March 1, 2016, such Letter of Credit Fee shall be (x) calculated based on the maximum amount available from time to time to be drawn under the applicable Letter of Credit during the Stub Period and (y) in a pro rata amount based on the number of days in the Stub Period relative to the total number of days in the calendar month of February 2016.  Such fee shall be paid to Agent for the benefit of the Lenders based on their respective Pro Rata Shares monthly in arrears, on the first Business Day of each Fiscal Month, on the Restatement Effective Date and on the Commitment Termination Date.  Parent Borrower on behalf of Borrowers shall pay directly to L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by L/C Issuer pursuant to this Agreement equal to one-fourth of one percent (0.25%) per annum of the maximum amount then available to be drawn under such Letter of Credit.  Such fee shall be paid to L/C Issuer monthly in arrears on the first Business Day of each Fiscal Month and on the Commitment Termination Date.  In addition, Parent Borrower on behalf of Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(d)                                 LIBOR Breakage Fee.  Upon (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following such Borrower’s delivery to

Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), such Borrower shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, the LIBOR Breakage Fee.

(e)                                  Expenses and Attorneys’ Fees.  Parent Borrower on behalf of itself and the other Borrowers agrees to (i) promptly (and in any event no less than on a monthly basis, ten (10) Business Days after submission of invoices documenting out-of-pocket expenses) pay all reasonable and documented out-of-pocket expenses incurred by Agent and the Arrangers in connection with any matters contemplated by or arising out of the Loan Documents or in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration, (ii) promptly pay reasonable and documented out-of-pocket expenses incurred by Agent for amendments, waivers, consents and any of the documentation prepared by Agent’s external legal counsel, (iii) promptly pay all reasonable documented out-of-pocket expenses (including those listed in Section 4.1(f), reasonable documented out-of-pocket fees and expenses of attorneys, auditors (whether internal or external), appraisers (including with respect to the field audits and appraisals contemplated by Section 4.1(f) which may be conducted by agents of the Agent), consultants and advisors) incurred by Agent or the Arrangers in connection with any Event of Default, work-out or action to enforce any Loan Document or to collect any payments due from Parent Borrower or any other Credit Party and (iv) in connection with any work-out or action to enforce any Loan Document or to collect any payments due from Parent Borrower or any other Credit Party, to promptly pay all fees, charges, costs and expenses incurred by Lenders; provided, however, that (x) in the case of the payment and/or reimbursement by the Borrowers of attorneys’ fees and expenses pursuant to any or all of the foregoing clauses (i) through (iv), such payment or reimbursement shall be limited to (A) the reasonable and documented fees and expenses of one (1) counsel acting for all Lenders, the Agent and the Arrangers, taken as a whole, unless (I) there shall exist conflicting legal defenses amongst the Lenders, the Agent and/or the Arrangers or (II) if the interests of any Lender or group of Lenders (other than all of the Lenders) are distinctly or disproportionately affected, then in either case one additional counsel may be appointed and (B) such other local counsel in each appropriate jurisdiction as the Agent reasonably determines are necessary or advisable in connection with the creation, perfection, priority and/or enforcement of the Liens granted to the Agent for the benefit of the Secured Parties.  All fees, charges, costs and expenses for which Borrowers are responsible under this Section 1.3(e) shall be deemed part of the Obligations when incurred, payable upon demand or by the making of a Revolving Credit Advance or Swing Line Advance in accordance with the final sentence of Section 1.4 and secured by the Collateral.  The obligations of Parent Borrower and the other Borrowers set forth in this Section 1.3 are subject to the limitations and other provisions set forth in Section 4.1(f).

1.4                               Payments.  All payments by Borrowers of the Obligations shall be without deduction, defense, setoff or counterclaim (except as permitted by Section 1.13) and shall be made in same day funds and delivered to Agent, for the benefit of Agent and the Secured Parties, as applicable, by wire transfer to the following account or such other place as Agent may from time to time designate in writing.

Bank of America, NA
New York, NY
ABA# 0260-0959-3
Account Name:  Bank of America Business Capital
Account: #9369337536
Reference:  Bank of America Business Capital — Neff Holdings LLC

Borrowers shall receive credit on the day of receipt for funds received by Agent by 2:00 p.m. (New York time).  In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder.

Borrowers hereby authorize Lenders to make Revolving Credit Advances or Swing Line Advances, on the basis of their Pro Rata Shares, for the payment of interest, Fees and expenses (but only if such expenses have been unpaid for six Business Days or more after Parent Borrower has been provided an invoice therefor), Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Obligations pursuant to Section 1.5(f) or Section 6.3.

1.5                               Prepayments.

(a)                                 Voluntary Prepayments of Loans.  At any time, Borrowers may prepay the Loans, in whole or in part, without premium or penalty subject to the payment of LIBOR Breakage Fees, if applicable.  Unless a Borrower shall otherwise elect in accordance with clause (b) below, a prepayment of Loans shall not constitute or result in a reduction of the Revolving Loan Commitments.

(b)                                 Voluntary Termination and Reduction of Revolving Loan Commitment.  Upon not less than three (3) Business Days irrevocable prior written notice to Agent, Parent Borrower on behalf of Borrowers may at any time (i) terminate in whole the Revolving Loan Commitment and on the date specified in such notice the Revolving Loan Commitment shall terminate and all Obligations shall become immediately due and payable or (ii) reduce in part ratably the Revolving Loan Commitments of the Lenders; provided that each partial reduction shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof; and provided, further, that no such partial reduction shall be permitted if, after giving effect to such reduction, the then outstanding Revolving Loan (including any outstanding Swing Line Loans and Letter of Credit Obligations) would exceed the Revolving Loan Commitment unless Borrowers shall have prepaid such outstanding Revolving Loans and/or Swing Line Loans or shall have provided cash collateral in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations or a standby letter of credit (in form and substance and from an issuer reasonably satisfactory to Agent) as collateral for such outstanding Letter of Credit Obligations (in an amount equal to 105% of such outstanding Letter of Credit Obligations), in each case, in an amount sufficient to eliminate such excess.

(c)                                  Mandatory Prepayments.

(i)                                     Prepayments from Asset Dispositions.

(A)                               Subject to the reinvestment rights specified in clause (B) below, within five (5) Business Days of receipt by Holdings or any of its Subsidiaries of any Net Proceeds in respect of Asset Disposition(s) pursuant to Sections 3.7(b)(ii), (d) and (g)(ii) in excess of $5,000,000, individually or in the aggregate, during any Fiscal Year, Borrowers shall repay the Revolving Credit Advances (without reduction of the Revolving Loan Commitment) by an amount equal to the amount of any reduction in the Borrowing Base attributable to the Asset Disposition giving rise to such Net Proceeds to the extent that any such reduction would result in the outstanding principal balance of the Revolving Loans (including, without duplication, Swing Line Loans and Letter of Credit Obligations) exceeding the Borrowing Base, in effect at such time, determined based upon the most recent Borrowing Base Certificate delivered (or required to be delivered) by Parent Borrower to Agent pursuant to Section 4.1(e).

(B)                               Notwithstanding anything to the contrary in the immediately preceding clause (A), so long as no Event of Default is continuing Parent Borrower or its Subsidiaries may reinvest such Net Proceeds of such Asset Dispositions, within three hundred sixty five (365) days of receipt thereof, in productive replacement assets of a kind then used or usable in the business of Parent Borrower or such Subsidiaries.  If Parent Borrower or such Subsidiary does not intend to so reinvest such Net Proceeds or if the period set forth in the immediately preceding sentence expires without Parent Borrower or such Subsidiary having reinvested such Net Proceeds in such productive replacement assets, Borrowers shall prepay the Revolving Credit Advances pro rata in an amount equal to such remaining Net Proceeds of such Asset Disposition; provided, that if any portion of such Net Proceeds are not so reinvested within such 365-day period but within such 365-day period are contractually committed pursuant to a legally binding agreement to be reinvested, then such Net Proceeds shall only be used to prepay Revolving Credit Advances upon the termination of such contract without the use of such Net Proceeds.  Such prepayments shall be applied in accordance with Section 1.5(d).

(ii)                                  Other Mandatory Prepayments.

(A)                               In the event that the sum of all Lenders’ Revolving Loans (including, without duplication, Swing Line Loans and Letter of Credit Obligations) exceeds the Borrowing Base then in effect other than as permitted pursuant to Section 1.1(a)(ii), Borrowers shall, without notice or demand, repay Revolving Loans in an aggregate amount sufficient to eliminate such excess.

(B)                               In the event that the aggregate Letter of Credit Obligations exceeds the L/C Sublimit then in effect, Borrowers shall, without notice or demand, within two (2) Business Days cancel outstanding Letters of Credit or provide cash or a standby letter of credit (in form and substance satisfactory to Agent) as collateral for such outstanding Letter of Credit Obligations in an aggregate amount sufficient to eliminate such excess in either case in an amount equal to 105% of the aggregate of such excess outstanding Letter of Credit Obligations.

(C)                               In the event that the outstanding Swing Line Loans exceed, other than as permitted pursuant to Section 1.1(a)(ii), the Swing Line Commitment then in effect,  Borrowers shall, without notice or demand, within one (1) Business Day repay or prepay Swing Line Loans in an aggregate amount sufficient to eliminate such excess.

(iii)                               [Reserved]

(d)                                 Application of Proceeds.  With respect to any prepayments made by Borrowers pursuant to Sections 1.5(a), 1.5(b) or 1.5(c)(i), such prepayments shall be applied as follows:  first, to interest then due and payable on the Swing Line Loan; second, to reduce the outstanding principal balance of the Swing Line Loan until the same has been repaid in full; third, pro rata among Lenders to interest then due and payable on Revolving Credit Advances; and fourth, pro rata among Lenders to the outstanding Revolving Credit Advances until the same has been repaid in full.  Considering each type of Revolving Loan being prepaid separately, any such prepayment shall be applied first to Base Rate Loans before application to LIBOR Loans in a manner which minimizes any resulting LIBOR Breakage Fee.

(e)                                  Notice of Prepayment.  Parent Borrower shall notify the Agent by irrevocable written notice of any prepayment hereunder (i) in the case of prepayment of a Base Rate Loan, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment and (ii) in the case of prepayment of a LIBOR Loan, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment. Such notice shall be irrevocable.  Each such notice must be in a form reasonably acceptable to the Agent and shall specify the prepayment date, the principal amount of each Loan prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment.  Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof.

(f)                                   Letter of Credit Obligations.  In the event any Letters of Credit are outstanding at the time that the Revolving Loan Commitment is terminated, Borrowers shall (1) deposit with Agent for the benefit of all Lenders cash in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations or provide a standby letter of credit (in form and substance and from an issuer reasonably satisfactory to Agent) in a face amount equal to 105% of the aggregate outstanding Letter of Credit Obligations, in each case to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any Fees and expenses related thereto and (2) prepay the fee payable under Section 1.3(c) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit (without giving effect to any automatic renewal of such Letters of Credit).  Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Parent Borrower on behalf of Borrowers.

1.6                               Maturity.  All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations (other than contingent indemnification Obligations to the extent no unsatisfied claim has been asserted) under this Agreement and the Loan Documents shall become due and payable upon termination of this Agreement on the Commitment Termination Date or otherwise.  Until all Obligations have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), the Revolving Loan Commitment has been terminated, all Letters of Credit have been terminated or otherwise secured to the reasonable satisfaction of Agent, Agent shall be entitled to retain the security interests in the Collateral granted under the Collateral Documents and the ability to exercise all rights and remedies available to Agent and the Secured Parties under the Loan Documents and applicable laws.  Notwithstanding anything contained in this Agreement to the contrary, upon any termination of the Revolving Loan Commitment, all of the Obligations shall be due and payable.

1.7                               Eligible Accounts.  All of the Accounts (other than Ineligible Accounts) owned by any Borrower reflected in the most recent Borrowing Base Certificate delivered by Parent Borrower to Agent shall be “Eligible Accounts” for purposes of this Agreement.  The Decision Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its Permitted Discretion.  An “Ineligible Account” shall mean an Account of any Borrower as to which any of the exclusionary criteria set forth below applies:

(a)                                 that does not arise from the sale or lease of goods or the performance of services by such Borrower in the ordinary course of its business;

(b)                                 (i) upon which the right of such Borrower to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract (other than a lease or rental agreement for Rental Fleet and Equipment in the ordinary course of business) under which the Account Debtor’s obligation to pay that invoice is subject to such Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c)                                  to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account but only to the extent of such offset;

(d)                                 that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold or leased to or services rendered and accepted by the applicable Account Debtor;

(e)                                  with respect to which an invoice, in form and substance reasonably acceptable to Agent, has not been sent to the applicable Account Debtor; provided that it is understood and agreed that Parent Borrower’s standard form invoice previously provided to Agent is acceptable;

(f)                                   that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than (A) Liens in favor of Agent, on behalf of itself and the Secured Parties or (B) Permitted Encumbrances that are junior in priority to the Liens of the Agent securing the Obligations, provided, that, with respect to any tax Lien having such priority, eligibility of such Accounts shall, without duplication, be reduced only by the amount of such tax Lien;

(g)                                  that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(h)                                 that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

(i)                                     that is the obligation of an Account Debtor located (i) in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer or (ii) in a state in which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of a qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports, except in the case of clause (ii) to the extent such Borrower may qualify subsequently as a foreign entity authorized to transact business in such state and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Accounts;

(j)                                    to the extent such Borrower is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any of its Subsidiaries but only to the extent of the potential offset;

(k)                                 that arises with respect to goods that are delivered on a bill-and-hold basis, arises as a result of any consideration consisting of a credit received by such Borrower or any of its Subsidiaries in connection with any Trade-In Transaction, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(l)                                     that is in default; provided that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)                                     the Account is not paid within the earlier of sixty (60) days following its due date or ninety (90) days following its original invoice date;

(ii)                                  the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)                               a petition is filed by or against any Account Debtor obligated upon such Account under any Bankruptcy Law;

(m)                             that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.7;

(n)                                 as to which Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien, provided that, with respect to any tax Lien having priority, eligibility of such Accounts shall, without duplication, be reduced only by the amount of such tax Lien;

(o)                                 as to which any of the representations or warranties in the Loan Documents are untrue;

(p)                                 to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper (other than any Account evidenced by a lease or rental agreement for Rental Fleet and Equipment) unless (i) such Chattel Paper or Instrument is not required to be delivered to Agent pursuant to the Security Agreement or (ii) if such Chattel Paper or Instrument is required to be delivered to Agent pursuant to the Security Agreement, such Chattel Paper or Instrument has been so delivered;

(q)                                 to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination, exceeds 15% of all Eligible Accounts of such Borrower except as may otherwise be agreed to by Agent in its sole discretion;

(r)                                    that is payable in any currency other than Dollars;

(s)                                   in the case of any Rental Payment, is not subject to a written lease agreement;

(t)                                    in the case of any Rental Payment, is not subject to a first priority security interest in favor of Agent for the benefit of the Secured Parties, perfected by possession of all Chattel Paper related to such Rental Payment (to the extent possession of such Chattel Paper is required by the Security Agreement) or by the filing of a financing statement, which financing statement indicates that a purchase of or security interest in such Chattel Paper by or in favor of any Person other than Agent is in violation of the rights of Agent;

(u)                                 with respect to which such Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or

(v)                                 that represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing.

1.8                               [Reserved].

1.9                               Eligible Rental Fleet and Equipment.  All of the Rental Fleet and Equipment (other than Ineligible Rental Fleet and Equipment) owned by any Borrower and reflected in the most recent Borrowing Base Certificate delivered by Parent Borrower to Agent shall be “Eligible Rental Fleet and Equipment” for purposes of this Agreement.  The Decision Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Rental Fleet and Equipment from time to time in its Permitted Discretion.  “Ineligible Rental Fleet and Equipment” shall mean Rental Fleet and Equipment as to which any of the exclusionary criteria set forth below applies:

(a)                                 is not Rental Fleet and Equipment;

(b)                                 is not classified as “rental equipment, net” on Holdings’ balance sheet;

(c)                                  is not owned by such Borrower free and clear of all Liens (including Liens securing Purchase Money Obligations) and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure performance by such Borrower with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and the Secured Parties, and Permitted Encumbrances that are junior in priority to the Liens of Agent securing the Obligations (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent subclauses (ii) or (iii) of clause (d) below is satisfied with respect to the relevant Rental Fleet and Equipment), provided that, with respect to any tax Lien having priority, eligibility of such Rental Fleet and Equipment shall, without duplication, be reduced only by the amount of such tax Lien;

(d)                                 (i) is not (A) located on premises owned, leased or rented by such Borrower located in a state of the United States or the District of Columbia or (B) being leased by a customer of such Borrower and used by such customer at a location of such customer in a state of the United States or the District of Columbia pursuant to the terms of a rental agreement entered into between such customer and such Borrower; (ii) is stored at a leased location, unless Agent has given its prior consent thereto or unless (A) a reasonably satisfactory landlord waiver has been delivered to Agent or (B) a Rent Reserve has been established with respect thereto; or (iii) is stored with a bailee or warehouseman or is in a processor or converter facility unless a reasonably satisfactory, acknowledged bailee letter or other agreement waiving or subordinating all Liens and claims by such Person to the Liens of Agent or a Rent Reserve has been established with respect thereto;

(e)                                  is placed on consignment or is in transit or is being serviced, except for Rental Fleet and Equipment in transit or being serviced in the United States or the District of Columbia as to which Agent’s Liens in such Inventory remain perfected without any further action by Agent;

(f)                                   is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and the Secured Parties, and Permitted Encumbrances that are junior in priority to the Liens of the Agent securing the Obligations (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent subclauses (ii) or (iii) of clause (d) above is satisfied with respect to the relevant Rental Fleet and Equipment), provided that, with respect to any tax Lien having priority, eligibility of such Rental Fleet and Equipment shall, without duplication, be reduced only by the amount of such tax Lien;

(g)                                  is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

(h)                                 is not held for sale, lease or use in the ordinary course of business of such Borrower;

(i)                                     is not subject to a first priority Lien in favor of Agent on behalf of itself and the Secured Parties (other than due to any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent subclauses (ii) or (iii) of clause (d) above is satisfied with respect to the relevant Rental Fleet and Equipment); provided that, with respect to any tax Lien having priority, eligibility of such Rental Fleet and Equipment shall, without duplication, be reduced only by the amount of such tax Lien;

(j)                                    breaches any of the representations or warranties pertaining to Rental Fleet and Equipment set forth in the Loan Documents;

(k)                                 consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(l)                                     is not covered by casualty insurance (subject to customary deductibles);

(m)                             is held by such Borrower under a Vendor Lease or any other lease where a Credit Party is a lessee;

(n)                                 is being leased to a third party as lessee (i) which has commenced a voluntary case or has consented to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under the Bankruptcy Code or (ii) with respect to which a court has entered a decree or order for relief in an involuntary case under the Bankruptcy Code;

(o)                                 is non-serialized Rental Fleet and Equipment;

(p)                                 which is not segregated or separated identifiably from goods of third parties stored on the same premises as such Rental Fleet and Equipment; or

(q)                                 which does not meet the applicable standards imposed by any Governmental Authority.

1.10                        [Reserved]

1.11                        Loan Accounts.  Agent shall maintain a loan account (the “Loan Account”) on its books to record:  all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations.  All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time.  The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be conclusive evidence of the amounts due and owing to Agent and Lenders by Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrowers’ duty to pay the Obligations.  Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.12                        Yield Protection; Illegality.

(a)                                 Capital Adequacy and Other Adjustments.  In the event that any Lender shall have reasonably determined that the adoption after the Restatement Effective Date of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, liquidity, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, liquidity, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; provided, however, that Borrowers shall not be required to compensate any Lender pursuant to this paragraph for any amounts incurred more than ninety (90) days prior to the date that such Lender notifies Parent Borrower of such Lender’s intention to claim compensation therefor, and provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such ninety (90) day period shall be extended to include the period of such retroactive effect.  A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Parent Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(b)                                 Increased LIBOR Funding Costs; Illegality.  Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law, rule, regulation, treaty or directive (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain or charge interest with respect to any advances or letters of credit, then, unless that Lender is able to perform any of its obligations hereunder or make or to continue to fund or to maintain or charge interest with respect to any advances or letters of credit at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Parent Borrower through Agent, (i) the obligation of such Lender to agree to make or to perform any of its obligations hereunder or make or to continue to fund or maintain or charge interest with respect to any advances or letters of credit shall terminate and (ii) Borrowers shall forthwith prepay in full all outstanding LIBOR Loans owing by Borrowers to such Lender, together with interest accrued thereon, unless Parent Borrower on behalf of Borrowers, within five (5) Business Days after the delivery of such notice and demand, converts (to the extent such LIBOR Loans may be converted) all such LIBOR Loans into Base Rate Loans.  If, after the Restatement Effective Date, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost (except for any Taxes) to any Lender of making or maintaining a LIBOR Loan, then Borrowers shall from time to time within fifteen (15) days after notice and demand from Agent to Parent Borrower (together with the certificate referred to in the next sentence) pay to Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders on an after tax basis for such increased cost; provided, however, that Borrowers shall not be required to compensate any Lender pursuant to this paragraph for any amounts incurred more than ninety (90) days prior to the date that such Lender notifies Parent Borrower of such Lender’s intention to claim compensation therefor, and provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such ninety (90) day period shall be extended to include the period of such retroactive effect.  A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent on behalf of all such affected Lenders to Parent Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

(c)                                  Change of Lending Office.  Each Lender agrees that upon the occurrence of any event giving rise to the operation of clauses (a) and (b) above or Section 1.13(a) below with respect to such Lender, it will, if requested by Parent Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office no economic, legal or regulatory disadvantage; and provided, further, that nothing in this clause (c) shall affect or postpone any of the obligations of Parent Borrower or the other Borrowers or the rights of any Lender pursuant to clauses (a) and (b) above or Section 1.13(a) below.

(d)                                 Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be the adoption of or the introduction of or any change in any law, rule, regulation, treaty or directive (or any change in the interpretation thereof) for all purposes of Section 1.12 and Section 1.13 of this Agreement, regardless of the date enacted, adopted or issued

1.13                        Taxes.

(a)                                 Deductions.  Subject to the immediately succeeding sentences and Section 1.13(e) below, any and all payments or reimbursements by any Credit Party made hereunder, under the Notes or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, except as required by applicable law.  If any applicable law requires the deduction or withholding of any Tax  from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or Agent, then the applicable Credit Party or other withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant taxing authority or Governmental Authority in accordance with applicable law and, if such tax is not an Excluded Tax (as defined hereinafter), then the sum payable by the applicable Credit Party shall be increased as may be necessary so that, after all required deductions have been made (including such deductions applicable to additional sums payable under this Section), such Lender (or in the case of any payment being made to Agent for its own account, the Agent) receives an amount equal to the sum it would have received had no such deductions been made.  Notwithstanding anything contrary in this Agreement, no Credit Party shall have any obligation to increase the sum payable hereunder or under any other Loan Document with respect to the following Taxes imposed on or with respect to a payment by such Credit Party of (i) Taxes to the extent imposed on Agent’s or a Lender’s net income (including franchise taxes imposed in lieu of net income taxes) by the jurisdiction in which Agent or such Lender is organized or is engaged in business (including the jurisdiction in which a principal office or applicable lending office is located) or as a result of a present connection between the Lender or Agent and the jurisdiction of a taxing authority (other than any business or connection arising solely from having executed, delivered, been a party to or performed its obligations or received any payments under, enforced or engaged in any other transactions pursuant to any Loan Document), (ii) any United States federal withholding tax imposed pursuant to FATCA, (iii) any United States federal backup withholding Tax imposed under Section 3406 of the IRC and (iv) any United States federal withholding tax resulting from a Lender’s failure to comply with Section 1.13(c), (v) any United States federal withholding taxes that would apply to a payment hereunder or under any other Loan Document made to any Lender (or to the Agent on behalf of such Lender) that are required by any applicable law in effect (i) when such Lender became a Lender or (ii) immediately after such Lender changes its applicable lending office, except to the extent that (x) where the Lender is an assignee, such Lender’s assignor was entitled, immediately prior to the assignment to such Lender, to additional amounts in respect of such taxes or (y) where the Lender changes its applicable lending office, such Lender was entitled to additional amounts in respect of such taxes immediately prior to such change in lending office. (the Taxes described in clauses (i)-(v) above), collectively “Excluded Taxes”).

(b)                                 Changes in Laws.  In the event that, subsequent to the Restatement Effective Date, any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof or any new law, regulation, treaty or directive enacted or any interpretation or application thereof (each a “Change in Law”):

(i)                                     does or shall subject Agent or any Lender to any Tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder or thereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable under any Loan Document (except, in each case, for Excluded Taxes and any Taxes that are subject to gross up, indemnification or other payment pursuant to Section 1.13(a), 1.13(f) or 1.13(g)); or

(ii)                                  does or shall impose on Agent or any Lender any other condition or increased cost (other than Taxes) in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or any such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder or under any Loan Document, then, in any such case, subject to Section 1.13(c) below and without duplication, Borrowers shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents.  If Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Section 1.13(b), it shall promptly notify Parent Borrower of the event by reason of which Agent or such Lender has become so entitled.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Parent Borrower (with a copy to Agent) shall, absent manifest error, be final, conclusive and binding for all purposes.

(c)                                  Tax Documentation.

(i)                                     Prior to becoming a Lender under this Agreement and from time to time thereafter upon the reasonable request of Parent Borrower or Agent, each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”), to the extent it is legally eligible to do so, shall provide to Parent Borrower and Agent any of the following forms applicable to such Lender (i) a properly completed and executed IRS Form W-8BEN-E or W-8BEN (claiming a complete exemption or a reduction under an applicable treaty) or Form W-8ECI plus any additional form, certificate or document or a successor form prescribed by the IRS, certifying as to such Foreign Lender’s entitlement to a complete exemption from or a reduction in United States federal withholding tax with respect to payments to be made to such Foreign Lender under any Loan Document, (ii) in the case of a Foreign Lender that is not a “bank” (within the meaning of Section 881(c)(3)(A) of the IRC) and meets the qualifications under the “portfolio interest” exemption rules, a properly completed and executed IRS Form W-8BEN-E or W-8BEN (or applicable successor form) and a written certificate to the effect that such Foreign Lender is eligible for a complete exemption with respect to payments of interest under Section 871(h) or 881(c) of the IRC (in each case, a “Certificate of Exemption”) or (iii) where the Lender is not the beneficial owner for tax purposes (e.g., where the Lender is a partnership or has sold a participation), a properly completed and executed IRS Form W-8IMY (or applicable successor form), together with all required attachments with respect to the beneficial owners (including applicable IRS Forms W-8 and W-9, or their respective applicable successor forms) and, where one or more of the beneficial owners is claiming  the “portfolio interest” exemption, Certificates of Exemption from each such beneficial owner (provided that, where the Lender is a partnership and not a participating lender, the Lender may provide any applicable Certificates of Exemption on behalf of its partners).  In addition, each Lender shall from time to time, upon the reasonable written request of any Credit Party or Agent, provide other certificates or forms that are necessary in order for payments made hereunder or under the Notes to be qualified for an exemption from, or a reduction in, withholding taxes or deductions.

(ii)                                  To the extent it is legally eligible to do so, each Lender that is a United States person within the meaning of Section 7701(a)(30) of the IRC shall provide to Parent Borrower and Agent, prior to becoming a Lender under this Agreement and from time to time thereafter upon the reasonable request of Parent Borrower or Agent, a properly completed and executed IRS Form W-9 (or applicable successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax.

(iii)                               Upon the occurrence of any event that renders any prior documentation provided by a Lender obsolete, inaccurate or invalid, or upon the expiration of any such prior documentation, such Lender shall promptly provide Parent Borrower and Agent with updated documentation or promptly notify Parent Borrower and Agent that such Lender is legally ineligible to do so.

(iv)                              For the avoidance of doubt, no Lender shall be required to deliver any documentation under this Section 1.13(c) that such Lender is not legally eligible to deliver.

(d)                                 If a Credit Party is required to increase the sum payable hereunder (or pay additional amounts) to any Lender or Agent pursuant to this Section 1.13, such Lender or Agent shall, at the request and expense of the Credit Party, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such increase in the payment obligation (or additional amounts) and (ii) is, in such Lender’s reasonable judgment, determined not to be materially disadvantageous to such Lender.

(e)                                  To the extent any Lender has received (as determined by such Lender in its reasonable judgment) any refund of any taxes with respect to which any Credit Party paid an increased sum or additional amounts pursuant to this Section 1.13, such Lender shall pay the amount of such tax refund (net of any expenses, including any Taxes) to such Credit Party; provided that such Credit Party shall repay such amount to such Lender (with any interest and penalties charged by the taxing authority) if the amount of the refund is required to be repaid to the relevant taxing authority.

(f)                                   In addition, the Credit Parties agree to pay any current or future stamp or documentary Taxes or any other excise or property Taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder (“Other Taxes”).

(g)                                  Each Credit Party agrees to indemnify each Lender and Agent for the full amount of non-Excluded Taxes and Other Taxes paid by such Lender or Agent, as the case may be, and any liability (including penalties, interest and expenses other than penalties, interest and expenses resulting from the Lender’s gross negligence or willful misconduct) arising therefrom or with respect thereto, whether or not such non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant taxing authority.  Such indemnification shall be made within thirty (30) days after the date any Lender or Agent, as the case may be, makes written demand therefor.

(h)                                 Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld or paid by a Credit Party in respect of any payment to any Lender (or assignee Lender) or Agent, the Credit Party will furnish to Agent, at its address for notices specified in Section 9.3 hereof, the original or a certified copy of any available receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Agent.

(i)                                     For purposes of FATCA, from and after October 14, 2014, the Borrowers and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Loan Documents and any Loan made thereunder (including any Loan that has been already outstanding) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(j)                                    For purposes of this Section 1.13, the term “Lender” shall include any Swing Line Lender and L/C Issuer.

(k)                                 Each Lender hereby authorizes the Agent to deliver to the Credit Parties and to any successor Agent any documentation provided by such Lender to the Agent pursuant to Section 1.13(c).

1.14                        Incremental Revolving Commitments.

(a)                                 At any time following the Restatement Effective Date, the Parent Borrower on behalf of the Borrowers may by written notice to Agent and with the consent of the Agent elect to request the establishment of an increase and not less than $25,000,000 individually in Revolving Loan Commitments (the “Incremental Revolving Loan Commitments”), by an aggregate amount not in excess of $100,000,000 in the aggregate.  Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Parent Borrower on behalf of the Borrowers proposes that the Incremental Revolving Loan Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Agent.  The Parent Borrower may approach any Lender or any other Qualified Assignee to provide all or a portion of the Incremental Revolving Loan Commitments; provided that (x) any Lender offered or approached to provide all or a portion of the Incremental Revolving Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Loan Commitment and (y) any Incremental Revolving Loan Lender which is not an existing Lender shall be subject to the approval of the Agent, the L/C Issuer, the Swing Line Lender and the Borrowers (which approval shall not be unreasonably withheld or delayed).  In each case, such Incremental Revolving Loan Commitments shall become effective, as of the applicable Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Revolving Loan Commitments, as applicable; (ii) the Incremental Revolving Loan Commitments shall be effected pursuant to one or more joinder agreements executed and delivered by the Borrowers and Agent, and each of which shall be recorded in the register; (iii) the Parent Borrower on behalf of the Borrowers shall make any payments required pursuant to Section 1.3 in connection with the Incremental Revolving Loan Commitments, as applicable; (iv) the Parent Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Agent in connection with any such transaction and (v) the Intercreditor Agreement shall have been amended on or before such Increased Amount Date such that clause (1) of the definition of Maximum First Lien Indebtedness therein shall be no less than an amount equal to the sum of (A) the total Revolving Loan Commitments in effect at such time (including all Incremental Revolving Loan

Commitments incurred on or prior to such Increased Amount Date) and (B) 10% of the amount set forth in the foregoing clause (A).

(b)                                 On any Increased Amount Date, subject to the satisfaction of the foregoing terms and conditions, (x) (i) each of the Lenders with Revolving Loan Commitments shall assign to each Lender with an Incremental Revolving Loan Commitment (each, an “Incremental Revolving Loan Lender”) and each of the Incremental Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Loan Commitments, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Lenders and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such Incremental Revolving Loan Commitments to the Revolving Loan Commitments or (ii) other actions, as reasonably determined by the Agent, Lenders and the Borrowers, may be taken to achieve the ratable effect of the foregoing clause (i), (y) each Incremental Revolving Loan Commitment shall be deemed for all purposes a Revolving Loan Commitment and each Loan made thereunder  (a “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (z) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Loan Commitment and all matters relating thereto.

(c)                                  The terms and provisions of the Incremental Revolving Loans and Incremental Revolving Loan Commitments shall be identical to the Revolving Loans and the Revolving Loan Commitments.

(d)                                 Each joinder agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent, to effect the provisions of this Section 1.14.

SECTION 2.

AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the Closing Date and until the Termination Date:

2.1                               Compliance with Laws and Contractual Obligations.  Each Credit Party will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which any Credit Party or any of its Subsidiaries is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Credit Party or any of its Subsidiaries other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and except for such Contractual Obligations being diligently contested in good faith, and (b) maintain or obtain and shall cause each of its Subsidiaries to maintain or obtain all rights, franchises, licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  This Section 2.1 shall not preclude any Credit Party or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject in the case of any Lien in connection therewith, to the terms and conditions of Section 3.2.

2.2                               Insurance; Damage to or Destruction of Collateral.

(a)                                 The Credit Parties shall, at their sole cost and expense, maintain with financially sound and reputable insurance companies, or through self-insurance, insurance on all their property in at least such amounts and against at least such risks (but including in any event public liability coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business; provided, notwithstanding any industry standard, any amount of self-insurance shall be commercially reasonable and must be reasonably satisfactory to Agent.  Such policies of insurance shall contain provisions pursuant to which the insurer agrees to (i) name Agent, for its benefit and the benefit of the Secured Parties, as additional insured, (ii) in the case of all property insurance policies, name the Agent as lender loss payee, (iii) in the case of all property insurance policies, provide a breach of warranty in favor of Agent and the Secured Parties, (iv) provide for a waiver of subrogation in favor of Agent and the Secured Parties and (v) provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.  If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable.  Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor.  By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor.  All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.  Without limiting the generality of the foregoing, Borrowers will maintain or cause to be maintained flood insurance with respect to each Mortgaged Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System.

(b)                                 Upon the reasonable request of Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

(c)                                  Each Credit Party shall deliver to Agent, at the time of the applicable policy renewal, in form and substance reasonably satisfactory to Agent, certificates of insurance evidencing (i) all “All Risk” policies naming Agent, on behalf of itself and the Secured Parties, as additional insured and loss payee, with a breach of warranty in favor of Agent and the Secured Parties, (ii) all general liability and other liability policies naming Agent, for the benefit of itself and the Secured Parties, as additional insured and (iii) waiver of subrogation and thirty (30) days notice of cancellation for all insurance policies.  Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as (i) any Event of Default has occurred and is continuing or the casualty giving rise to such insurance proceeds could reasonably be expected to result in a Material Adverse Effect and (ii) the anticipated insurance proceeds exceed $5,000,000 (an “Insurance Trigger Event”), as each Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance.  Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power of attorney.  Parent Borrower shall promptly notify Agent of any loss, damage or destruction to the Collateral in the amount of $5,000,000 or more ($1,000,000 or more in the case of Collateral included within the calculation of the Borrowing Base), whether or not covered by insurance.  If the Agent receives any insurance proceeds following an Insurance Trigger Event, after deducting from any insurance proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.5(d).

2.3                               Inspection.  Each Credit Party shall permit any authorized representatives of Agent to visit, audit and inspect any of the properties of such Credit Party and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and upon reasonable notice to the applicable Credit Party, and as often as may be reasonably requested.  Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence, at the expense of such Lender or, following an Event of Default, at the expense of such Credit Party.  The obligations of the Credit Parties set forth in this Section 2.3 are subject to the limitations and other provisions set forth in Section 4.1(f).

2.4                               Organizational Existence.  Except as otherwise permitted by Section 3.6 and Section 3.7, each Credit Party will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its organizational existence.

2.5                               Environmental Matters.  Each Credit Party (a) shall and shall cause its Subsidiaries and shall take commercially reasonable steps to cause each tenant, subtenant contractor, subcontractor and invitee of any of them to conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, including without limitation perform all investigation, remediation, removal and response actions that are necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; and (b) shall notify Agent promptly after such Credit Party or any of its Subsidiaries becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Subsidiaries in excess of $5,000,000. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Subsidiary, tenant, subtenant, contractor, subcontractor or invitee of such Credit Party or any Subsidiary or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, then Parent Borrower shall, upon Agent’s written request cause the performance of such environmental assessments reasonably necessary to evaluate the alleged noncompliance or Release (which in the event of a potential Release may include subsurface sampling of soil and groundwater) and preparation of such environmental reports, at Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.  If an environmental assessment requested by Agent pursuant to the preceding sentence is not initiated within thirty (30) Business Days following receipt of Agent’s request therefor, then each Credit Party and its Subsidiaries shall permit Agent or its representatives to have access to the parcel of Real Estate where the alleged violation or Release occurred for the purpose of conducting such environmental assessments and sampling; provided that any such environmental assessment or sampling shall be conducted in such a manner as to minimize interference with the conduct of the Credit Parties’ operations and Agent shall use commercially reasonable efforts to conduct such environmental assessment or sampling in such a manner that would not result in a material violation of any lease relating to such Real Estate.  Borrowers shall reimburse Agent for the costs of such assessments and samples and the same will constitute a part of the Obligations secured hereunder.  The Credit Parties may require that prior to entry on any Real Estate any representative of Agent that will conduct sampling shall present evidence of reasonable general liability and professional liability insurance.

2.6                               Landlords’ Agreements, Bailee Letters and Real Estate Purchases.

(a)                                 Each Credit Party shall use commercially reasonable efforts to obtain a landlord’s waiver and consent agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located in a Landlord Lien State, which agreement or letter shall be reasonably satisfactory in form and substance to the Decision Agent (any such agreement or letter delivered prior to the Restatement Effective Date shall be deemed reasonably satisfactory in form and substance to the Decision Agent).  Without limiting any other rights Decision Agent may have to establish Reserves with respect to such locations or warehouse space leased or owned as of the Restatement Effective Date, if the Decision Agent has not received a landlord’s agreement or bailee letter on or prior to the Restatement Effective Date (or such later date as may be agreed to by Agent in its sole discretion), the Collateral at that location in a Landlord Lien State shall, in the Decision Agent’s Permitted Discretion, be subject to a Rent Reserve (without duplication of existing Reserves).

(b)                                 If after the Restatement Effective Date, any Credit Party or any of its Subsidiaries (i) enters into a lease for real property or warehouse space or (ii) establishes arrangements or enters into Contractual Obligations pursuant to which Rental Fleet and Equipment shall be shipped to a processor or converter, such Credit Party or Subsidiary, as the case may be, shall use commercially reasonable efforts to cause a landlord’s waiver and consent agreement or bailee letter, as appropriate, to be obtained with respect to such location in a Landlord Lien State in form and substance reasonably satisfactory to the Decision Agent; provided that unless and until such time as such landlord’s waiver and consent agreement or bailee letter, as appropriate, shall be obtained and delivered to Agent, each of the Credit Parties agrees that the Decision Agent shall be permitted (i) in the case of any leased real property, to establish a Rent Reserve in respect of such location and (ii) in the case of Rental Fleet and Equipment located at any warehouse facility or shipped to any processor or converter, to exclude such Rental Fleet and Equipment from the Borrowing Base or establish a Rent Reserve (but not both).  Each Credit Party shall and shall cause its Subsidiaries to timely and fully pay and perform their material obligations under all leases and other agreements with respect to each leased location or public warehouse where any Rental Fleet and Equipment is or may be located.

2.7                               Conduct of Business.  Each Credit Party shall at all times maintain, preserve and protect all of its assets and properties necessary for the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Schedule 2.7 or other names notified to Agent in accordance with the Loan Documents.

2.8                               Further Assurances.

(a)                                 Borrowers and Holdings shall, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as the Decision Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

(b)                                 In the event a Borrower or Holdings acquires an interest in real property after the Restatement Effective Date, with a recently appraised fair market value in excess of $5,000,000 within ninety (90) days of the acquisition thereof (or such later date as may be agreed to by the Decision Agent) such Person shall deliver to Agent a fully executed mortgage or deed of trust over such real property in form and substance reasonably satisfactory to the Decision Agent, together with such title insurance policies, surveys, evidence of insurance, legal opinions and other documents and certificates as shall be reasonably required by the Decision Agent.

(c)                                  Parent Borrower and each other Credit Party shall (i) cause each Person, upon its becoming a Wholly Owned Domestic Subsidiary of Parent Borrower (other than (A) any Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a controlled foreign corporation as defined in Section 957 of the IRC (a “CFC”) or (B) any Domestic Subsidiary that has no material assets other than the Stock of one or more Foreign Subsidiaries that are CFCs), promptly to execute and deliver to Agent a Joinder Agreement and (I) become party to this Agreement as a Credit Party pursuant to such Joinder Agreement and (II) to grant to Agent, for the benefit of Agent and the Secured Parties, a security interest in the real, personal and mixed property of such Person to secure the Obligations (to the extent such property would have constituted Collateral on the Restatement Effective Date) and to become party to the Security Agreement and the Pledge Agreement, as applicable, in each case by executing and delivering a Joinder Agreement to Agent, and take all actions required by the applicable Collateral Documents to perfect such security interest and (ii) pledge, or cause to be pledged, to Agent all of the Stock of such Subsidiary (to the extent such property would have constituted Collateral on the Restatement Effective Date), in each case, to secure the Obligations.  The documentation required pursuant to the foregoing sentence shall be accompanied by such certificates, legal opinions and other documents as may be reasonably requested by the Decision Agent.  Notwithstanding the foregoing, the provisions of this clause (c) shall not apply to assets as to which the Agent shall have determined in writing in its reasonable discretion, after consultation with Parent Borrower, that the costs and burdens of obtaining a security interest are excessive in relation to the value of the security afforded thereby. Notwithstanding anything to the contrary in this Section 2.8(c) or elsewhere in this Agreement or any other Loan Document, Neff Finance shall not be required to execute a Joinder Agreement and become a Credit Party hereunder, or to grant to Agent, for the benefit of Agent and the Secured Parties, a security interest in its real, personal and mixed property to secure the Obligations or become party to the Security Agreement or the Pledge Agreement.

(d)                                 After the acquisition by a Loan Party of assets or personal property of the type that would have constituted Collateral on the Restatement Effective Date, including investments of the type that would have constituted Collateral on the Restatement Effective Date, Parent Borrower will take, or will cause such Loan Party to take, all necessary action, including (i) the filing of appropriate financing statements under the applicable provisions of the Code, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, (ii) to the extent required by Section 2.9, the execution and delivery of Control Agreements and (iii) to the extent required by the Security Agreement, the notation of the Lien of Agent on any certificate of title for Collateral constituting Eligible Rental Fleet or Equipment, in each case, to create and perfect a first priority Lien in such Collateral pursuant to and to the full extent required by this Agreement or any of the Collateral Documents.  Notwithstanding the foregoing, the provisions of this clause (d) shall not apply to assets as to which the Decision Agent shall have determined in writing in its reasonable discretion, after consultation with Parent Borrower, that the costs and burdens of obtaining a security interest are excessive in relation to the value of the security afforded thereby.

(e)                                  Notwithstanding anything to the contrary in this Section 2.8, with respect to any Subsidiary of Parent Borrower which becomes a Credit Party at any time after the Restatement Effective Date or any assets acquired by any Credit Party after the Restatement Effective Date in connection with a Permitted Acquisition, the Accounts and the Rental Fleet and Equipment of such new Credit Party or in respect of such newly acquired assets, as applicable, shall not be included in the Borrowing Base until (i) Agent shall have conducted such appraisals, audits, evaluations and/or inspections of such Collateral as the Decision Agent shall deem reasonably necessary or advisable with respect to such Collateral and (ii) Holdings, Parent Borrower and such Subsidiary shall have complied with the requirements of this Section 2.8.

2.9                               Control Agreements.

(a)                                 Each of Holdings and Parent Borrower shall, and shall cause each other Credit Party to (i) enter into Control Agreements with respect to each deposit account, securities account and commodities account maintained by Holdings, Parent Borrower or any such Credit Party as of or after the Restatement Effective Date, (ii) deposit in a deposit account subject to a Control Agreement all cash received on each Business Day and (iii) not establish or maintain any deposit account, securities account or commodities account unless such deposit account, securities account or commodities account is subject to a Control Agreement as provided in Section 3.14, in each case, other than (A) any payroll account so long as such payroll account is a zero balance account, (B) any disbursement account so long as the cash and Cash Equivalents on deposit in such disbursement account shall not exceed $100,000 at any time, (C) cash and Cash Equivalents on deposit in or credited to the balance of withholding tax, trust and other fiduciary accounts and (D) petty cash accounts not to have more than $50,000 on deposit in the aggregate at any time. Each such Control Agreement shall be in form and substance reasonably satisfactory to the Decision Agent (it being understood that the Control Agreements of the Credit Parties in place as of the Restatement Effective Date are in form and substance reasonably satisfactory).   Each Credit Party shall enter into and maintain with one or more banks and pursuant to agreements in form and substance reasonably satisfactory to the Decision Agent, lock box arrangements.

(b)                                 Each of Holdings and Parent Borrower shall, and shall cause each Credit Party, to (i) direct each Account Debtor or other Person obligated to make a payment to any of them under any Account or General Intangible to make payment to the applicable Credit Party directly to a lockbox account or other deposit account subject to a Control Agreement and (ii) deposit in a deposit account or securities account (as applicable) subject to a Control Agreement promptly (but in any event within three (3) Business Days) upon receipt all Proceeds (as defined in the Code) of such Accounts and General Intangibles received by Holdings, Parent Borrower or any such Credit Party from any other Person.

(c)                                  Notwithstanding anything to the contrary in the foregoing clauses (a) or (b), it is understood and agreed that:

(i)                                     Agent shall not deliver a notice of control or other similar notice to any depository institution, securities intermediary or commodities intermediary, as applicable, pursuant to any Control Agreement unless (A) an Event of Default shall be continuing or (B) Excess Availability is, for two (2) consecutive Business Days, less than the lesser of (A) 10.0% of the aggregate Revolving Loan Commitments then in effect and (B) 10.0% of the Borrowing Base; and

(ii)                                  if an Event of Default shall be continuing or Excess Availability is, for two (2) consecutive Business Days, less than the lesser of (A) 10.0% of the aggregate Revolving Loan Commitments then in effect and (B) 10.0% of the Borrowing Base, and, in each case, a control notice or similar notice has been given by Agent in accordance with the applicable Control

Agreement and the immediately preceding clause (i), amounts deposited in or credited to deposit accounts, securities accounts or commodities accounts subject to Control Agreements or credited to the lock-box account will be transferred on a daily basis to the Concentration Account and shall not be available to the applicable Credit Party; provided, however, that after delivery by Agent of a control notice or similar notice as set forth in this clause (ii), (A) if the applicable Event of Default causing such delivery has been cured or waived or (B) if such control notice or similar notice was delivered as a result of the Excess Availability thresholds set forth in this clause (ii), if Excess Availability is greater than or equal to the lesser of (I) 10.0% of the aggregate Revolving Loan Commitments then in effect and (II) 10.0% of the Borrowing Base for a period of thirty (30) consecutive days (a “Cash Dominion Reversal Event”), then in the case of clause (A) or (B) Agent shall within one (1) Business Day thereof rescind such control notice or similar notice and instruct the applicable depositary institution, securities intermediary or commodities intermediary that all amounts on deposit in or credited to the applicable accounts shall cease to be transferred to the Concentration Account and shall be immediately available to the applicable Credit Party.

2.10                        Business and Properties.  The Credit Parties shall do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, Patents, Copyrights, Trademarks and trade names reasonably useful to the conduct of their business except where the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable requirements of law and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and at all times maintain, preserve and protect all property reasonably useful to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times except where the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.

NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the Closing Date until the Termination Date:

3.1                               Indebtedness.  The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

(a)                                 the Obligations;

(b)                                 intercompany Indebtedness to the extent permitted pursuant to Section 3.3(b), Section 3.3(l), Section 3.3(m) or Section 3.3(n);

(c)                                  Indebtedness existing prior to the Closing Date and set forth in Schedule 3.1(c) to the Original Credit Agreement;

(d)                                 Indebtedness in respect of the Second Lien Loans and any Parity Lien Debt and guarantees by the Credit Parties in respect thereof and any Indebtedness issued, incurred or otherwise obtained in exchange for, or to renew, replace or refinance, in whole or part, the Second Lien Loans or any Parity Lien Debt (or any such exchanged, renewed, replaced or refinanced Indebtedness) and guarantees by the Credit Parties thereof; provided that in the case of any such renewal, replacement, exchange or refinancing (i) such exchanging, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount (or accreted value, if applicable) not greater than the original aggregate principal amount (or accreted value, if applicable) of the Second Lien Loans or Parity Lien Debt (or any such exchanged, renewed, replaced or refinanced Indebtedness), as applicable, except by an amount not greater than the unpaid accrued interest and premium thereon plus other reasonable amounts paid (including tender premium), and fees, costs and expenses (including upfront fees and original issue discount) incurred, in connection with such exchanging, renewing, replacing or refinancing Indebtedness, (ii) such Indebtedness has the same or a later final maturity than the maturity date of the Second Lien Loans or any such Parity Lien Debt (or any such exchanged, renewed, replaced or refinanced Indebtedness), as applicable, and a weighted average life to maturity equal to or greater than the Second Lien Loans or any such Parity Lien Debt (or any such exchanged, renewed, replaced or refinanced Indebtedness), as applicable, (iii) the Second Lien Loans or any such Parity Lien Debt (or any such exchanged, renewed, replaced or refinanced Indebtedness), as applicable, being exchanged, renewed, replaced or refinanced shall be repaid, defeased or satisfied and discharged with the net cash proceeds from any such refinancing Indebtedness, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such exchanging, renewing, replacing or refinancing Indebtedness is issued, incurred or obtained and (iv) such Indebtedness shall have no obligors other than the Credit Parties and, if secured, be secured by a junior lien pursuant to the Intercreditor Agreement or an intercreditor agreement substantially similar to the Intercreditor Agreement;

(e)                                  Indebtedness not to exceed $10,000,000 in the aggregate at any time outstanding incurred to finance the acquisition or construction of new equipment, fixed assets or real property or the repair or improvement thereof or incurred with respect to Capital Leases or synthetic leases;

(f)                                   any other Indebtedness not to exceed $10,000,000 in the aggregate at any time outstanding;

(g)                                  [reserved];

(h)                                 Indebtedness assumed in connection with Permitted Acquisitions and Permitted Earnout Obligations with respect to Permitted Acquisitions; provided that such assumed Indebtedness and Permitted Earnout Obligations shall not exceed the amount permitted under clause (d) of the definition of Permitted Acquisition;

(i)                                     Indebtedness pursuant to sale and leaseback transactions that are permitted pursuant to Section 3.7(c);

(j)                                    unsecured Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding so long as no cash interest or amortization payments are made on, or required with respect to, such Indebtedness and such Indebtedness has a final maturity date at least six months after the Commitment Termination Date at the time of incurrence;

(k)                                 Contingent Obligations permitted pursuant to Section 3.4 of this Agreement;

(l)                                     Indebtedness under Currency Agreements, Hedging Agreements and Interest Rate Agreements entered into by Parent Borrower or its Subsidiaries in the ordinary course of business and otherwise in compliance with this Agreement and, in each case, not for speculative purposes;

(m)                             Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business; and

(n)                                 Indebtedness consisting of insurance premiums due or financed in the ordinary course of business over the course of the year.

3.2                               Liens and Related Matters.

(a)                                 No Liens.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except (collectively, the “Permitted Encumbrances”):

(i)                                     Permitted Liens;

(ii)                                  Liens existing on the Closing Date as set forth on Schedule 3.2 to the Original Credit Agreement and renewals and extensions thereof;

(iii)                               Liens to secure Indebtedness or any Capital Leases permitted under Section 3.1(e); provided that, in each case, the Liens attach only to the assets financed by such Indebtedness or other obligations;

(iv)                              Liens arising from the filing of precautionary financing statements under the Code by lessors with respect to operating leases;

(v)                                 Liens existing on the assets of any Person that becomes a Credit Party (or is a Credit Party that survives a merger with such Person), or existing on assets acquired, pursuant to a Permitted Acquisition or other Investment to the extent the Liens on such assets secure Indebtedness permitted by Section 3.1(h); provided in all cases discussed in this clause that such Liens attach at all times only to the same assets (other than after acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof) that such Liens attached to, and secure only the same Indebtedness or obligations (or any modifications, refinancing, extensions, renewals, refundings or replacements of such Indebtedness that do not increase the principal amount of the original Indebtedness) that such Liens secured, immediately prior to such Permitted Acquisition or other Investment or transaction and that such Liens do not attach to any Rental Fleet and Equipment;

(vi)                              Liens not otherwise permitted above securing obligations (including Indebtedness) in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(vii)                           Liens to secure Indebtedness permitted under Section 3.1(d), together with all indemnities, reimbursement obligations, fees, expenses and other amounts owed in respect thereof or relating thereto; provided that such Liens are subject to the Intercreditor Agreement or an intercreditor agreement substantially similar to the Intercreditor Agreement;

(viii)                        Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 3.3 to be applied against the purchase price for such Investment and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 3.7, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix)                              Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Parent Borrower or any of the other Credit Parties in the ordinary course of business permitted by this Agreement;

(x)                                 Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent Borrower or any of the other Credit Parties to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent Borrower and the other Credit Parties or (iii) relating to purchase orders and other agreements entered into with customers of Parent Borrower or any of the other Credit Parties in the ordinary course of business;

(xi)                              any Lien arising in connection with the financing of insurance premiums not otherwise prohibited hereunder; and

(xii)                           Liens solely on purchased inventory (and not on the proceeds thereof unless such Liens are expressly subordinated by contract or by operation of law to the Liens securing the Obligations) to secure obligations for the deferred purchase price of such inventory, payment for which is deferred for less than six (6) months.

(b)                                 No Negative Pledges.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or assume any agreement (other than the Loan Documents, any agreement relating to secured Indebtedness permitted by this Agreement and, with respect to any inventory (but not the proceeds thereof unless such Liens are expressly subordinated by contract or operation of law to the Liens securing the Obligations), any agreements governing the purchase of such inventory, payment of the purchase price for which is deferred six (6) months or more) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

(c)                                  No Restrictions on Subsidiary Distributions to Parent Borrower.  Subject to Section 3.5 and except as provided herein (to the extent the relevant Indebtedness is permitted under Section 3.1), the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual Lien, encumbrance or restriction of any kind on the ability of any such Subsidiary to:  (i) pay dividends or make any other distribution on any of such Subsidiary’s Stock owned by Parent Borrower or any other Subsidiary; (ii) pay any Indebtedness owed to Parent Borrower or any other Subsidiary; (iii) make loans or advances to Parent Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to Parent Borrower or any other Subsidiary.

3.3                               Investments.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly make or own any Investment in any Person except:

(a)                                 Parent Borrower and its Subsidiaries may make and own Investments in cash and Cash Equivalents; provided that to the extent required by Section 2.9, such Investments shall be permitted only to the extent such cash and Cash Equivalents are maintained in a deposit account or securities account (as applicable) subject to a Control Agreement;

(b)                                 Investments consisting of intercompany loans, advances or capital contributions made by (i) any Borrower to another Borrower, (ii) Parent Borrower or any other Credit Party to any Subsidiary of Parent Borrower that is not a Credit Party in an aggregate amount not to exceed $1,000,000 at any one time outstanding, and (iii) any Subsidiary of Holdings that is not a Credit Party to (A) a Credit Party or (B) any other Subsidiary of Holdings that is not a Credit Party; provided that the obligations of any Credit Party pursuant to the foregoing clause (iii) shall be expressly subordinated to the Obligations of such Credit Party under the Loan Documents in a manner reasonably satisfactory to the Agent;

(c)                                  Parent Borrower and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,000,000 in the aggregate at any one time outstanding;

(d)                                 Investments under Currency Agreements, Hedging Agreements and Interest Rate Agreements entered into by Parent Borrower or its Subsidiaries in the ordinary course of business and otherwise in compliance with this Agreement and, in each case, not for speculative purposes;

(e)                                  Investments by Parent Borrower and its Subsidiaries in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(f)                                   Investments made by Parent Borrower or its Subsidiaries as a result of consideration received in connection with an Asset Disposition made in compliance with Section 3.7;

(g)                                  (i) accounts receivable and extended payment terms of Parent Borrower and its Subsidiaries provided to customers that are made, created or acquired in the ordinary course of business and (ii) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(h)                                 Investments consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business of Parent Borrower and its Subsidiaries;

(i)                                     Investments existing on the Closing Date and set forth on Schedule 3.3 to the Original Credit Agreement;

(j)                                    Investments consisting of loans made by Holdings to officers or employees of Holdings or any other Credit Party in connection with the purchase by such officers or employees of Stock of Holdings; provided that the aggregate amount of such Investments shall not exceed $1,000,000 at any one time outstanding;

(k)                                 Investments constituting Permitted Acquisitions;

(l)                                     Investments consisting of intercompany loans or advances made by Parent Borrower to Holdings in lieu of making any Restricted Payment permitted pursuant to Section 3.5 by way of dividend or other distribution; provided that the amount of such loan shall count as a Restricted Payment for purposes of Section 3.5;

(m)                             the formation of and Investments in new Domestic Subsidiaries of the Parent Borrower that are Credit Parties, provided that (i) such Subsidiary is owned by the Parent Borrower or another Borrower, (ii) the Parent Borrower shall have notified the Agent at least ten (10) Business Days prior to the formation or acquisition of any such Subsidiary, (iii) such Subsidiary shall be engaged in a permitted business of the Parent Borrower or its Subsidiaries hereunder and (iv) as of the date of the formation or acquisition of any such Subsidiary and the Investment therein, and after giving effect thereto, (A) such new Subsidiary and its parent shall have entered into any and all agreements (in form and substance reasonably satisfactory to the Agent) necessary to comply with Section 2.8, and the Agent shall be satisfied that all Liens required to be granted in the assets and ownership interests of such new Subsidiary under such Section 2.8 have been granted or pledged and have been perfected and are subject only to Permitted Encumbrances hereunder, and (B) no Event of Default shall have occurred and be continuing;

(n)                                 other Investments in an aggregate amount not to exceed $5,000,000 at any one time outstanding; and

(o)                                 the acquisition (by purchase or otherwise) of all or substantially all of the Stock of any company or the assets comprising a business unit of any company, provided that (i) no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom, (ii) either (x)(1) Average Availability on a pro forma basis for the 30-day period immediately prior to the date of such Investment shall not be less than 12.5% of the Revolving Loan Commitments of all Lenders, (2) Excess Availability on a pro forma basis immediately after giving effect to such Investment shall not be less than 12.5% of the Revolving Loan Commitments of all Lenders and (3) at the time of such Investment and after giving effect thereto the Credit Parties shall be in compliance with the financial covenants set forth in Section 3.19 and Section 3.20 as if then operative or (y)(1) Average Availability on a pro forma basis for the 30-day period immediately prior to the date of such Investment shall not be less than 20% of the Revolving Loan Commitments of all Lenders and (2) Excess Availability on a pro forma basis immediately after giving effect to such Investment shall not be less than 20% of the Revolving Loan Commitments of all Lenders; and (iii) if the purchase price payable in connection with such Investment is in excess of $25,000,000, Parent Borrower shall have complied with the requirements set forth in clauses (a), (b), (c), (f) and (g) of the definition of “Permitted Acquisition” with respect to such Investment.

3.4                               Contingent Obligations.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

(a)                                 guarantees by Parent Borrower or a Subsidiary of Parent Borrower of Indebtedness or other obligations permitted to be incurred under this Agreement; provided that no guarantee may be made by any Subsidiary of any Indebtedness unless such Subsidiary also guarantees the Obligations;

(b)                                 those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(c)                                  those existing on the Closing Date and described in Schedule 3.4 to the Original Credit Agreement;

(d)                                 those arising under indemnity agreements to title insurers to cause such title insurers to issue (i) to Agent mortgagee title insurance policies and (ii) to the Credit Parties owner’s title insurance policies;

(e)                                  those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions permitted hereunder;

(f)                                   those incurred with respect to Indebtedness permitted by Section 3.1; provided that in the case of any Contingent Obligation with respect to subordinated Indebtedness, any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations;

(g)                                  any other Contingent Obligations not expressly permitted by clauses (a) through (f) above, so long as any such other Contingent Obligations, in the aggregate at any one time outstanding, do not exceed $5,000,000; and

(h)                                 those arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of incurrence.

3.5                               Restricted Payments.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment (other than dividends or distributions payable solely in common stock or common units of the Person making such dividend or distribution), except that:

(a)                                 The Credit Parties and Neff Finance may make Tax Distributions and Permitted Tax Receivable Payments;

(b)                                 any Subsidiary of Parent Borrower may make Restricted Payments to Parent Borrower or any other Borrower;

(c)                                  Parent Borrower or Holdings may make Restricted Payments to pay as and when due all reasonable amounts required to be paid in connection with the preparation and filing of all reports that Holdings or any parent thereof is or will be required to file with or furnish to the U.S. Securities and Exchange Commission, including reasonable fees and disbursements of Holdings’ or such Person’s counsel, accountants, financial printers and other third parties that are customarily involved in such filings;

(d)                                 Parent Borrower may make Restricted Payments to Holdings and Holdings may make Restricted Payments to the equity holders of Holdings in connection with the 2013 Special Distribution;

(e)                                  Parent Borrower may make Restricted Payments to Holdings, and Holdings may make Restricted Payments to any Qualifying IPO Issuer, in the minimum amount necessary to enable Holdings or such Qualifying IPO Issuer to make repurchases of Stock deemed to occur upon the exercise of stock options if such Stock represents a portion of the exercise price thereof or the minimum amount of taxes due upon such exercises;

(f)                                   if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, Parent Borrower may make Restricted Payments to Holdings in the minimum amount necessary to enable Holdings to, and Holdings shall be permitted to, fund its repurchase, redemption, acquisition or cancellation of Stock from management members or their transferees upon the death, disability, retirement or termination of any such former management members; provided that the sum of all such Restricted Payments referred to in this clause (f) shall not exceed the Management Buyout Amount;

(g)                                  Parent Borrower may make Restricted Payments to Holdings (and Holdings may make Restricted Payments to any parent entity) to the extent necessary to permit Holdings or such parent entity, as the case may be, to pay general administrative costs and expenses when due in the ordinary course of business in aggregate amount not to exceed $2,000,000 in any Fiscal Year;

(h)                                 so long as no Default or Event of Default has occurred and is continuing, Holdings may make Restricted Payments to pay out-of-pocket expenses incurred by Wayzata or its Affiliates (or any of its principals, employees, agents or other representatives) in connection with its performance of management, consulting, monitoring, financial advisory or other services provided to Holdings and its Subsidiaries in an amount not to exceed $100,000 per any Fiscal Year;

(i)                                     Parent Borrower may make Restricted Payments to Holdings and Holdings may make Restricted Payments to the holders of Stock of Holdings, provided that (i) no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom and (ii) either (x)(1) Average Availability on a pro forma basis for the 30-day period immediately prior to the date of such Restricted Payment shall not be less than the greater of (aa) the lesser of (A) 15% of the Revolving Loan Commitments of all Lenders then in effect and (B) 15% of the Borrowing Base and (bb) $52.5 million, (2) Excess Availability on a pro forma basis immediately after giving effect to such Restricted Payment shall not be less than the greater of (aa) the lesser of (A) 15% of the Revolving Loan Commitments of all Lenders and (B) 15% of the Borrowing Base and (bb) $52.5 million and (3) at the time of such Restricted Payment and after giving effect thereto the Credit Parties shall be in compliance with the financial covenants set forth Section 3.19 and Section 3.20 as if then operative, (y)(1) Average Availability on a pro forma basis for the 30-day period immediately prior to the date of such Restricted Payment shall not be less than 20% of the Revolving Loan Commitments of all Lenders, (2) Excess Availability on a pro forma basis immediately after giving effect to such Restricted Payment shall not be less than 20% of the Revolving Loan Commitments of all Lenders and (3) at the time of such Restricted Payment and after giving effect thereto the Credit Parties shall be in compliance with the financial covenant set forth in Section 3.19 as if then operative or (z)(1) Average Availability on a pro forma basis for the 30-day period immediately prior to the date of such Restricted Payment shall not be less than 25% of the Revolving Loan Commitments of all Lenders and (2) Excess Availability on a pro forma basis immediately after giving effect to such Restricted Payment shall not be less than 25% of the Revolving Loan Commitments of all Lenders;

(j)                                    Parent Borrower may make Restricted Payments to Holdings and Holdings may make Restricted Payments to the equity holders of Holdings in connection with the Special Distributions; provided, that no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom; and

(k)                                 to the extent the Holdings LLC Agreement requires, (i) to reimburse Neff Corporation for expenses incurred on behalf or directly for the benefit of Holdings and its Subsidiaries, including without limitation expenses incurred in connection with the Neff

Corporation Qualifying IPO, (ii) if any member of Holdings exercises its right to have its units in Holdings redeemed in accordance with the Holdings LLC Agreement, Holdings may make Restricted Payments in connection with such redemption in the form of any cash or Stock contributed to Holdings by Neff Corporation for such purpose, and (iii) in accordance with the Holdings LLC Agreement, Holdings shall be permitted to (A) undertake all actions, including, without limitation, a reclassification, distribution, division or recapitalization, with respect to its common units, to maintain at all times a one-to-one ratio between the number of common units owned by Neff Corporation and the number of outstanding shares of Class A common stock of Neff Corporation (disregarding, for purposes of maintaining the one-to-one ratio, such Stock of Neff Corporation as provided in the Holdings LLC Agreement); provided that, in the case of any action pursuant to this clause (k)(iii)(A) involving a distribution or other transfer by Holdings of cash or assets (other than Stock of Holdings), such distribution or other transfer is then permitted pursuant to one or more other clauses of this Section 3.5, and (B) issue, transfer or deliver from treasury stock any units of Holdings to Neff Corporation.

Notwithstanding anything herein to the contrary, the Borrowers and Holdings hereby each acknowledge and agree that the Restricted Payments pursuant to Sections 3.5(d) and (j) have been  fully utilized and neither the Borrower nor Holdings shall be entitled to make any Restricted Payments pursuant to such sections on or after the Restatement Effective Date.

3.6                               Amendments to Constituent Documents; Restriction on Fundamental Changes.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly:

(a)                                 amend, modify or waive any term or provision of its organizational documents, including its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement in a manner materially adverse to Agent or Lenders unless required by law; provided that Holdings shall be permitted to amend and restate its limited liability company operating agreement on or before the closing date of the Neff Corporation Qualifying IPO substantially in the form attached as Exhibit 3.6(a) hereto;

(b)                                 other than Investments not prohibited by Section 3.3 or Asset Dispositions not prohibited by Section 3.7, (i) enter into any transaction of merger or consolidation except any Wholly Owned Subsidiary of Parent Borrower may be merged with or into Parent Borrower (provided that Parent Borrower is the surviving entity) or any other Wholly Owned Subsidiary of Parent Borrower (provided that if either such Subsidiary is a Credit Party, the surviving entity shall also be a Credit Party) or (ii) sell, lease, transfer or otherwise dispose of all or substantially all of its assets (upon voluntary dissolution or otherwise) except to any Credit Party; or

(c)                                  liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) except (i) if Parent Borrower determines in good faith that such liquidation or dissolution of a Credit Party other than Parent Borrower is in the best interests of Parent Borrower and is not materially disadvantageous to the Lenders, (ii) to the extent such Person is a Credit Party, any assets or business not otherwise disposed of or transferred in accordance with Sections 3.3 and 3.7, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Credit Party after giving effect to such liquidation or dissolution and (iii) that Neff Finance may be liquidated, wound up or dissolved in the Parent Borrower’s sole discretion at any time after June 9, 2014.

3.7                               Disposal of Assets or Subsidiary Stock.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly consummate any Asset Disposition, or grant any

Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except:

(a)                                 the sale, lease, rental, transfer or other disposition of Rental Fleet and Equipment or Rolling Stock in good faith for fair value in the ordinary course of business;

(b)                                 the sale, lease, transfer or other disposition of (i) obsolete, worn-out or surplus equipment or leased or owned real property not used or useful in the business or (ii) Investments in cash or Cash Equivalents;

(c)                                  the disposition by Parent Borrower and its Subsidiaries of Rolling Stock pursuant to sale and leaseback transactions for good faith fair value;

(d)                                 losses or destruction of, or damage to, or condemnation of any property of Holdings or its Subsidiaries so long as the Net Proceeds thereof are applied in accordance with Section 1.5(c)(i), if required;

(e)                                  Asset Dispositions by Parent Borrower and its Subsidiaries to Parent Borrower or another Credit Party;

(f)                                   Asset Dispositions by any Subsidiary of Holdings that is not a Credit Party to any other Subsidiary of Holdings that is not a Credit Party or to a Credit Party;

(g)                                  Asset Dispositions to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the following conditions precedent are met; (w) the consideration received is at least equal to the fair market value of such assets, (x) with respect to any Asset Disposition pursuant to this clause (g) for a purchase price in excess of $2,500,000, at least 75% of the consideration received is cash or Cash Equivalents, (y) no Default or Event of Default then exists or would result from such Asset Disposition and (z) the Net Proceeds thereof are applied in accordance with Section 1.5(c)(i), if required;

(h)                                 Investments permitted by Section 3.3; and

(i)                                     Restricted Payments permitted by Section 3.5.

Notwithstanding anything herein to the contrary, sale and leaseback transactions of Rental Fleet and Equipment shall not be permitted.

3.8                               Transactions with Affiliates.

(a)                                 The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Credit Party (an “Affiliate Transaction”), other than Affiliate Transactions pursuant to the reasonable requirements of the business of any such Credit Party or any of its Subsidiaries and upon terms which are not materially less favorable than those that might reasonably have been obtained by such Credit Party in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Holdings or such Subsidiary.

(b)                                 The restrictions of clause (a) of this Section 3.8 shall not apply to:

(i)                                     (x) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, managers, members, employees or consultants of Holdings, Parent Borrower or any of its Subsidiaries as determined in good faith by Parent Borrower’s Board of Directors or senior management, (y) incentive bonuses and other compensation, if any, paid to employees and/or members of the Board of Directors of any of the Credit Parties in connection with the 2014 Loan Transactions and (z) incentive bonuses and other compensation, if any, paid to employees and/or members of the Board of Directors of any of the Credit Parties in connection with the Neff Corporation Qualifying IPO or under any Neff Holdings LLC 2014 Bonus Plan;

(ii)                                  transactions exclusively between or among Parent Borrower and any of its Subsidiaries or exclusively between or among Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement;

(iii)                               Affiliate Transactions existing on the Closing Date as set forth on Schedule 3.8 to the Original Credit Agreement (including pursuant to any amendment to such Contractual Obligations or documentation replacing such Contractual Obligations to the extent that such amendment or agreement is permitted hereunder and is not more disadvantageous to the applicable Credit Party or the Lenders in any material respect than the original Contractual Obligation);

(iv)                              Restricted Payments permitted by this Agreement;

(v)                                 sales of Qualified Stock of Holdings;

(vi)                              loans to employees of a Borrower that are approved by the Board of Directors of Parent Borrower in good faith; and

(vii)                           (A) in connection with a Neff Corporation Qualifying IPO, the entry into the Holdings LLC Agreement, the Tax Receivable Agreement, the IPO Common Unit Purchase Agreement and the Amended Neff Holdings LLC Management Equity Plan, and (B) Affiliate Transactions arising from the performance of such agreements (including pursuant to any amendment to such Contractual Obligations or documentation replacing such Contractual Obligations to the extent that such amendment or agreement is permitted hereunder and is not more disadvantageous to the applicable Credit Party or the Lenders in any material respect than the original Contractual Obligation).

3.9                               Conduct of Business.

(a)                                 Holdings shall not engage in any business or activity other than (i) being a guarantor with respect to the Obligations under the Loan Documents and performing its Obligations thereunder and a guarantor with respect to the obligations under the Second Lien Loans and any Parity Lien Debt and performing its obligations thereunder and the security and other documents executed in connection therewith, (ii) holding shares of the Stock of Parent Borrower, (iii) paying taxes, (iv) preparing reports to Governmental Authorities and to the holders of its Stock, (v) holding meetings of its Board of Directors and/or the holders of its Stock, preparing company records and other company activities required to maintain its separate company structure, (vi) entry into and performance of its obligations under the Neff Holdings LLC 2014 Bonus Plans and Amended Neff Holdings LLC Management Equity Plan, (vii) entry into and performance of its obligations under the Holdings LLC Agreement, the Tax Receivable Agreement and the IPO Common Unit Purchase Agreement and (viii) any activities reasonably related thereto.

(b)                                 The Credit Parties shall not and shall not cause or permit their Subsidiaries to engage in any businesses a majority of whose revenues are not derived from businesses that are the same as or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Credit Parties and their Subsidiaries are engaged on the Closing Date as set forth on Schedule 3.9 to the Original Credit Agreement.

3.10                        [Reserved].

3.11                        Fiscal Year.  No Credit Party shall change its Fiscal Year or permit any of its Subsidiaries to change their respective Fiscal Years.

3.12                        [Reserved].

3.13                        [Reserved].

3.14                        Bank Accounts; Securities Accounts; Commodities Accounts.  The Credit Parties shall not:

(a)                                 establish any new bank accounts without prior written notice to Agent and unless Agent and the depository institution at which the account is to be opened enter into a Control Agreement if required by Section 2.9; provided that Agent shall not cause (or deliver notice to the applicable depository institution to cause) amounts credited to such deposit accounts to be transferred on a daily basis to the Concentration Account or otherwise unless (i) an Event of Default shall have occurred and be continuing or (ii) Excess Availability is, for two (2) consecutive Business Days, less than the lesser of (A) 10.0% of the aggregate Revolving Loan Commitments then in effect and (B) 10.0% of the Borrowing Base (it being understood and agreed that upon a Cash Dominion Reversal Event, Agent shall cause the transfer of amounts on a daily basis to the Concentration Account to cease to be so transferred in accordance with Section 2.9(c)(ii));

(b)                                 establish any new securities accounts without prior written notice to Agent and unless Agent and the securities intermediary at which the account is to be opened enter into a Control Agreement if required by Section 2.9; provided that Agent shall not cause (or deliver notice to the applicable securities intermediary to cause) amounts credited to such securities accounts to be transferred on a daily basis to the Concentration Account or otherwise unless (i) an Event of Default shall have occurred and be continuing or (ii) Excess Availability is, for two (2) consecutive Business Days, less than the lesser of (A) 10.0% of the aggregate Revolving Loan Commitments then in effect and (B) 10.0% of the Borrowing Base (it being understood and agreed that upon a Cash Dominion Reversal Event, Agent shall cause the transfer of amounts on a daily basis to the Concentration Account to cease to be so transferred in accordance with Section 2.9(c)(ii)); and

(c)                                  establish any new commodities accounts without prior written notice to Agent and unless Agent and the commodities intermediary at which the account is to be opened enter into a Control Agreement if required by Section 2.9; provided that Agent shall not cause (or deliver notice to the applicable commodities intermediary to cause) amounts credited to such commodities accounts to be transferred on a daily basis to the Concentration Account or otherwise unless (i) an Event of Default shall have occurred and be continuing or (ii) Excess Availability is, for two (2) consecutive Business Days, less than the lesser of (A) 10.0% of the aggregate Revolving Loan Commitments then in effect and (B) 10.0% of the Borrowing Base (it being understood and agreed that upon a Cash Dominion Reversal Event, Agent shall cause the transfer of amounts on a daily basis to the Concentration Account to cease to be so transferred in accordance with Section 2.9(c)(ii)).

3.15                        Hazardous Materials.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Credit Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities or impairment of the value or marketability of the Real Estate or any of the Collateral that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

3.16                        [Reserved].

3.17                        Lease Limits.  Holdings will not and will not permit any of its Subsidiaries directly or indirectly to become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, synthetic lease or similar off balance sheet financing relating to Rental Fleet and Equipment, if the aggregate amount of all rents (or substantially equivalent payments) paid by Holdings and its Subsidiaries under all such leases would exceed $20,000,000 in any Fiscal Year of Parent Borrower.  For purposes of this Section 3.17, “operating lease” shall mean an operating lease under GAAP as in effect on the Closing Date.

3.18                        Prepayments; Amendments of Other Indebtedness.  The Credit Parties shall not, directly or indirectly, voluntarily purchase, redeem, refinance, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness incurred pursuant to Section 3.1(d) unless (a) such Indebtedness is prepaid solely with the proceeds of Indebtedness incurred in whole or in part to refinance such Indebtedness pursuant to a refinancing that is permitted pursuant to Section 3.1(d), (b) (i) no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom, and (ii) either (x)(1) Average Availability on a pro forma basis for the 30-day period immediately prior to the date of such purchase, redemption, refinancing, defeasance or prepayment shall not be less than the greater of (aa) the lesser of (A) 15% of the Revolving Loan Commitments of all Lenders and (B) 15% of the Borrowing Base and (bb) $52.5 million, (2) Excess Availability on a pro forma basis immediately after giving effect to such purchase, redemption, refinancing, defeasance or prepayment shall not be less than the greater of (aa) the lesser of (A) 15% of the Revolving Loan Commitments of all Lenders and (B) 15% of the Borrowing Base and (bb) $52.5 million and (3) at the time of such purchase, redemption, refinancing, defeasance or prepayment and after giving effect thereto the Credit Parties shall be in compliance with the financial covenants set forth in Section 3.19 and Section 3.20 as if then operative, (y)(1) Average Availability on a pro forma basis for the 30-day period immediately prior to the date of such purchase, redemption, refinancing, defeasance or prepayment shall not be less than 20% of the Revolving Loan Commitments of all Lenders, (2) Excess Availability on a pro forma basis immediately after giving effect to such purchase, redemption, refinancing, defeasance or prepayment shall not be less than 20% of the Revolving Loan Commitments of all Lenders and (3) at the time of such purchase, redemption, refinancing, defeasance or prepayment and after giving effect thereto the Credit Parties shall be in compliance with the financial covenant set forth in Section 3.19 as if then operative or (z)(1) Average Availability on a pro forma basis for the 30-day period immediately prior to the date of such purchase, redemption, refinancing, defeasance or prepayment shall not be less than 25% of the Revolving Loan Commitments of all Lenders and (2) Excess Availability on a pro forma basis immediately after giving effect to such purchase, redemption, refinancing, defeasance or prepayment shall not be less than 25% of the Revolving Loan Commitments of all Lenders or (c) such Indebtedness is prepaid (including any consent fees and/or prepayment premiums payable in connection therewith) with the proceeds from a Neff Corporation Qualifying IPO or, thereafter, with the net proceeds from any other public offering of common equity securities by Neff Corporation (including in each case any “green shoe” or over-allotment option in connection therewith) that are applied by Neff Corporation to purchase common units of Holdings (provided that payment of interest, customary breakage fees, and reimbursement of expenses of the Second Lien Agent in connection with such prepayment may be paid out of other funds of the Credit Parties).  The Credit Parties shall not (A) increase the rate of interest on the Second Lien Loans by more than 3% from the rate in effect on June 9, 2014 (including any contingent default interest rate) or (B) shorten the maturity of, or add amortization payments to, the Second Lien Loans.  Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, any consent payments on or in respect of the Second Lien Notes made by the Credit Parties and Neff Finance in connection with the Consent Solicitation are permitted.

3.19                        Consolidated Total Leverage Ratio.  At any time that Excess Availability is less than the Threshold Amount (each occurrence of such an event, a “Trigger Event”), Parent Borrower shall not permit the Consolidated Total Leverage Ratio as of the last day of each Fiscal Quarter ended immediately prior to and after such Trigger Event occurs, and only so long as a Reversal Event shall not have occurred following such Trigger Event, to be more than the applicable amount set forth in the table below for each such Fiscal Quarter:

Fiscal Quarter Ending	Consolidated Total Leverage Ratio
For each Fiscal Quarter ended during the period from May 1, 2011 through the Amendment No. 1 Effective Date	4.50:1.0
For each Fiscal Quarter ended during the period from the Amendment No. 1 Effective Date through and including June 30, 2014	5.95:1.0
For each Fiscal Quarter ended during the period from July 1, 2014 through and including December 31, 2014	5.75:1.0
For each Fiscal Quarter ended during the period from January 1, 2015 through and including June 30, 2015	5.50:1.0
For each Fiscal Quarter ended during the period from July 1, 2015 through and including September 30, 2015	5.25:1.0
For each Fiscal Quarter ended during the period from October 1, 2015 through and including December 31, 2015	5.00:1.0
For each Fiscal Quarter ended during the period from January 1, 2016 to, but not including, the Restatement Effective Date	4.75:1.0
For each Fiscal Quarter ended during the period from the Restatement Effective Date through and including December 31, 2016	5.00:1.0
For each Fiscal Quarter ended during the period from January 1, 2017 through and including December 31, 2017	4.75:1.0
For each Fiscal Quarter ended during the period from January 1, 2018 and thereafter	4.50:1.0

; provided that after the occurrence of a Trigger Event, if Excess Availability is greater than or equal to the Threshold Amount for a period of thirty (30) consecutive days (a “Reversal Event”), then Parent Borrower shall not be required to comply with the Consolidated Total Leverage Ratio requirements set forth in this Section 3.19 for each Fiscal Quarter ended after such Reversal Event until the occurrence of another Trigger Event.

3.20                        Fixed Charge Coverage Ratio.  Upon the occurrence of a Trigger Event, Parent Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of each Fiscal Quarter ended immediately prior to and after such Trigger Event occurs, and only so long as a Reversal Event shall not have occurred following such Trigger Event, to be less than 1.0:1.0; provided that if a Reversal Event shall occur after the occurrence of a Trigger Event, then Parent Borrower shall not be required to comply with the Fixed Charge Coverage Ratio requirements set forth in this Section 3.20 for each Fiscal Quarter ended after such Reversal Event until the occurrence of another Trigger Event.

3.21                                                Sanctions. The Credit Parties shall not and shall not cause or permit their Subsidiaries to, directly or indirectly, use the proceeds of any Revolving Credit Advance, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by an individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

3.22                                                Anti-Corruption Laws. The Credit Parties shall not and shall not cause or permit their Subsidiaries to, directly or indirectly, use the proceeds of any Revolving Credit Advance for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

SECTION 4.

FINANCIAL AND OTHER REPORTING COVENANTS

Each Credit Party covenants and agrees that from and after the Closing Date until the Termination Date, such Credit Party shall perform and comply with, and shall cause each of the other Credit Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.

4.1                               Financial Statements and Other Reports.  Holdings and Parent Borrower will maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly Financial Statements are not required to have footnote disclosures).  Parent Borrower will deliver each of the Financial Statements and other reports described below to Agent:

(a)                                 Monthly Financial Operating Reports.  As soon as available, but in any event not later than thirty (30) days after the end of any month (i) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such month and the related statements of income and cash flow for such month and for the period from the beginning of the then current Fiscal Year of Holdings to the end of such month, (ii) a monthly utilization report and (iii) a monthly report of any additions or deletions to Rental Fleet and Equipment and a monthly report of average fleet age, rate changes and average fleet size at original cost, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion, which shall be prepared by Holdings as of the last day of the immediately preceding month, in each case, and related guidance.

(b)                                 Quarterly Financials.  As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter (other than at the Fiscal Year end) or, in the case of the Fiscal Quarter ending September 30, 2010, only, ninety (90) days after the end of such Fiscal Quarter, Holdings will deliver (i) the consolidated balance sheets of Holdings and its Subsidiaries, as at the end of such Fiscal Quarter, and the related consolidated statements of income and cash flow for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year of Holdings to the end of such Fiscal Quarter (which financial statements shall have been subject to a SAS 100 or other similar review by Borrower’s Accountants if otherwise available) and (ii) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year.

(c)                                  Year-End Financials.  As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Holdings or, in the case of the Fiscal Year ending December 31, 2010 only, one hundred twenty (120) days after the end of such Fiscal Year, Holdings will deliver (i) the consolidated balance sheets of Holdings and its Subsidiaries, as at the end of such year, and the related consolidated statements of income, members’ or stockholders’ equity and cash flow for such Fiscal Year, and (ii) a report from Borrower’s Accountants, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”) “Reports on Audited Financial Statements” and such report shall be “Unqualified” (as such term is defined in such Statement).

(d)                                 Accountants’ Reports.  Promptly upon receipt thereof, Holdings will deliver copies of all significant reports submitted by Borrower’s Accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Holdings and its Subsidiaries made by such accountants.

(e)                                  Additional Deliveries.

(i)                                     To Agent, as soon as available and in any event no later than 12:00 p.m. (noon) (New York time) on the twentieth Business Day after the end of each Fiscal Month of Parent Borrower, a Borrowing Base Certificate, with respect to Borrowers, executed by a responsible officer of the Parent Borrower, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion (in substantially the same form as Exhibit 4.1(e) to the Existing Credit Agreement (the “Borrowing Base Certificate”), which shall be prepared by Parent Borrower as of the last day of the immediately preceding Fiscal Month reporting period or the date that is two (2) days prior to the date of any such additional request.

(ii)                                  To Agent, at the time of delivery of each of the quarterly Financial Statements and the annual Financial Statements delivered pursuant to Section 4.1(b) and (c) to the extent applicable, (i) a listing of government contracts of Parent Borrower or any other Credit Party subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter.

(iii)                               To Agent at the time of delivery of the annual Financial Statements delivered pursuant to Section 4.1(c), an update to the Perfection Certificate bringing down the information therein as of the date of such delivery in form reasonably satisfactory to Agent.

(f)                                   Appraisals; Inspections.

(i)                                     Each Credit Party, at its sole cost and expense, shall promptly deliver to Agent the results of each physical verification, if any, which such Credit Party may, in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

(ii)                                  If a Default or Event of Default has occurred and is continuing, Parent Borrower, at its own expense, shall deliver to Agent the results of any physical verification, as Agent may reasonably require.

(iii)                               Parent Borrower, at its own expense, shall cause to be delivered to Agent an appraisal, performed by an Approved Appraiser, of the Net Orderly Liquidation Value of its Rental Fleet and Equipment one time during each Fiscal Year (at the time during such Fiscal Year determined by Agent and at the cost and expense of Parent Borrower) and a second appraisal at the cost and expense of Parent Borrower; provided, that, with respect to such second appraisal, Excess Availability is less than 50% of the aggregate Revolving Loan Commitments at the time such second appraisal is commenced; provided, further, that the Parent Borrower shall if requested by the Agent, cause to be delivered at Agent’s cost and expense a third appraisal during each Fiscal Year; provided, further, that Parent Borrower shall cause to be delivered to Agent additional appraisals at the discretion of the Agent at any time an Event of Default has occurred and is continuing (at the time determined by Agent and at the cost and expense of Parent Borrower).  For the purposes of this clause (iii), an appraisal requested or initiated by Agent while an Event of Default is continuing or Excess Availability is below any cited threshold, shall be required whether or not such Event of Default or threshold breach continues through the time of completion of such appraisal.

(iv)                              Parent Borrower shall permit Agent or a Person designated by Agent to conduct a field audit of the Accounts one time during each Fiscal Year (at the time during such Fiscal Year determined by Agent and at the cost and expense of Parent Borrower) and a second field audit if at any time Excess Availability is less than 20% of the aggregate Revolving Loan Commitments at the time such field audit is commenced (or up to four times per year at the discretion of the Agent at any time an Event of Default has occurred and is continuing); provided that, no more than four field audits shall be conducted in any Fiscal Year.  For the purposes of this clause (iv), an audit initiated by Agent or such Person while an Event of Default is continuing, shall be required whether or not such Event of Default continues through the time of completion of such audit.

(g)                                  Projections.  As soon as available and in any event no later than thirty (30) days after the last day of each of Fiscal Year of Parent Borrower, Parent Borrower will deliver Projections of Parent Borrower and its Subsidiaries for the forthcoming Fiscal Year, prepared on a quarterly basis, which Projections shall be accompanied by a certificate of a responsible officer stating that such Projections are based on reasonable estimates, information and assumptions and that such responsible officer has no reason to believe that such Projections are incorrect or misleading in any material respect.

(h)                                 SEC Filings and Press Releases.  Promptly upon their becoming available, Parent Borrower will deliver copies of (i) all Financial Statements, reports, notices and proxy statements sent or made available by Holdings, Parent Borrower or any of their Subsidiaries to the holders of any Indebtedness, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings, Parent Borrower or any of their Subsidiaries with any securities exchange or with the U.S. Securities and Exchange Commission, and (iii) all press releases and other statements made available by Holdings, Parent Borrower or any of their Subsidiaries to the public concerning developments in the business of any such Person.

(i)                                     Events of Default, Etc.  Promptly (but in any event within two (2) Business Days) upon any officer of any Credit Party obtaining knowledge of any of the following events or conditions, Parent Borrower or such Credit Party shall deliver copies of all notices given or received by Holdings, Parent Borrower or any of their Subsidiaries with respect to any such event or condition and a certificate of Parent Borrower’s chief executive officer specifying the nature and period of existence of such event or condition and what action Holdings, Parent Borrower or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto:  (i) any condition or event that constitutes an Event of Default or Default; (ii) any written notice that any Person has given to Holdings, Parent Borrower or any of their Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 6.1(b); or (iii) any event or condition that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(j)                                    Litigation.  Promptly upon any officer of any Credit Party obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation, tax audit or arbitration now pending or, to the best knowledge of such Credit Party after due inquiry, threatened against or adversely affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries (“Litigation”) not previously disclosed by Parent Borrower or any other Credit Party to Agent or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit Party which, in each case, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, Parent Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to it to enable Agent and its counsel to evaluate such matter.

(k)                                 ERISA.  Promptly upon any officer of any Credit Party obtaining knowledge of (i) the occurrence of a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to any Plan that would result in the imposition on Parent Borrower or any of its Subsidiaries of a tax or penalty that could reasonably be expected individually or in the aggregate to result in a Material Adverse Effect; (ii) any reportable event as defined in Section 4043(c) of ERISA with respect to a Title IV Plan (for which the thirty (30) day notice requirement has not been waived); (iii) the creation of any Lien in favor of the PBGC or a Title IV Plan; (iv) any withdrawal by a Credit Party from, or the termination, reorganization or insolvency of any Multiemployer Plan to which any Credit Party is making or is obligated to make contributions; or (v) the institution or taking of any other action by the PBGC, Holdings or any of its Subsidiaries under ERISA to terminate or to partially terminate any Title IV Plan or appoint a trustee to administer any such plan or the commencement or threatened commencement of any litigation regarding any such Plan that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, Parent Borrower shall provide a written notice specifying the nature of such event, what action the Credit Parties or any ERISA Affiliates have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the IRS, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto.

(l)                                     Notice of Corporate and Other Changes.  Parent Borrower shall provide prompt (and in any event within five (5) Business Days) written notice of (i) any change after the Closing Date in the legal name of any Credit Party, (ii) any change after the Closing Date in the authorized and issued Stock of any Credit Party or any Subsidiary of any Credit Party (other than any change in the authorized and issued Stock of Holdings issued in connection with the grant of Stock or stock options to employees of Holdings or any of its Subsidiaries) or any amendment to their articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents, (iii) any change in the jurisdiction of organization of any Credit Party and (iv) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.  The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.  Notwithstanding the foregoing Parent Borrower shall not make or allow to be made any of the changes described in clauses (i) or (iii) above unless the Credit Parties have done everything necessary to continue the perfection of the Agent’s security interest in the Collateral.

(m)                             Compliance and Pricing Certificate.  Together with each delivery of Financial Statements of Holdings and its Subsidiaries pursuant to Sections 4.1(b) and (c), Parent Borrower will deliver a fully and properly completed Compliance and Pricing Certificate (in substantially the same form as Exhibit 4.1(m) to this Agreement (the “Compliance and Pricing Certificate”) signed by Parent Borrower’s chief executive officer or chief financial officer which shall include a calculation of the Consolidated Total Leverage Ratio and the Fixed Charge Coverage Ratio (whether or not Section 3.19 or Section 3.20 is then operative).

(n)                                 Other Information.  With reasonable promptness, each Credit Party will deliver such other information and data with respect to such Credit Party or any Subsidiary of such Credit Party as from time to time may be reasonably requested by Agent.

Notwithstanding anything to the contrary set forth in this Section 4.1 or in any other provision of this Agreement that refers to this Section 4.1 or any clause hereof, the obligations of the Parent Borrower set forth in clauses (a), (b) and (c) of this Section 4.1 may be satisfied by furnishing the applicable financial information required by such clause with respect to Neff Corporation and its Subsidiaries on a consolidated basis in lieu of furnishing the applicable financial information required by such clause with respect to Parent Borrower and its Subsidiaries on a consolidated basis; provided, that to the extent such financial information relates to Neff Corporation and its Subsidiaries, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Neff Corporation and its Subsidiaries (other than Holdings and its Subsidiaries), on the one hand, and the information relating to Holdings and its Subsidiaries on a consolidated basis, on the other hand.

Documents required to be delivered pursuant to Section 4.1(a), (b), (c) or (h) (to the extent any such documents are included in materials otherwise filed with the U.S. Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent Borrower posts such documents, or provides a link thereto on Parent Borrower’s website on the Internet at the website address listed in Section 9.3; (ii) on which Neff Corporation electronically files such documents with the U.S. Securities and Exchange Commission and they become publicly available on www.sec.gov/edgar/searchedgar/companysearch.html (or any successor website maintained by such agency); or (iii) on which such documents are posted on Parent Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that (i) Parent Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests Parent Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) any such posting shall only be deemed delivered when Parent Borrower shall notify the Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Parent Borrower shall be required to provide paper copies of the Compliance and Pricing Certificates required by Section 4.1(m) to the Agent. Except for such Compliance and Pricing Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Parent Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Parent Borrower hereby acknowledges that (a) the Agent and/or other Persons named on the cover page hereof will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Parent Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Parent Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Parent Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Parent Borrower shall be deemed to have authorized the Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrowers or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent applicable such Borrower Materials shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Agent and all other Persons shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

4.2                               Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.  For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.  Financial Statements and other information furnished to Agent or Lenders pursuant to Section 4.1 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP as in effect at the time of such preparation.

SECTION 5.

REPRESENTATIONS AND WARRANTIES

To induce Agent and Lenders to enter into the Loan Documents, to make Loans and to issue or cause to be issued Letters of Credit, Holdings, Parent Borrower and the other Credit Parties executing this Agreement, jointly and severally, represent and warrant to Agent and each Lender that, on and as of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date and after giving effect to the making of the Loans hereunder on the Closing Date, the First Restatement Effective Date and the Restatement Effective Date and the other Related Transactions occurring on the Closing Date, the First Restatement Effective Date and the Restatement Effective Date, and on and as of each date as required by Section 7.2, the following statements are true, correct and complete with respect to all Credit Parties (provided that, any reference to a Schedule in any representation or warranty in this Section 5 (x) made or deemed to be made on a date prior to the First Restatement Effective Date, shall be a reference to such Schedule as attached to the Original Credit Agreement, (y) made or deemed to be made on a date that is on or after the First Restatement Effective Date and prior to the Restatement Effective Date, shall be a reference to such Schedule as attached to the Existing Credit Agreement and (z) made or deemed to be made on a date that is on or after the Restatement Effective Date, shall be a reference to such Schedule as attached to this Agreement):

5.1                               Disclosure.  No statement or information of any Credit Party contained in this Agreement, any other Loan Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents, when taken as a whole, contained, as of the date of such statement, information, document or certificate so furnished, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made.

5.2                               No Material Adverse Effect.  Since the Closing Date, there have been no events or changes in facts or circumstances affecting any Credit Party or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to result in a Material Adverse Effect.

5.3                               No Conflict; Compliance with Laws.  Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the consummation of the Related Transactions do not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Credit Party or any of its Subsidiaries.

Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Related Transactions do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) filings necessary to perfect Liens created by the Loan Documents.

Such Credit Party (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above other than those licenses, qualifications and permits the failure of which to maintain could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

5.4                               Organization, Powers, Capitalization and Good Standing.

(a)                                 Organization and Powers.  Each of the Credit Parties and each of their Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  As of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date, the exact legal name, the jurisdiction of organization and all jurisdictions in which each Credit Party is qualified to do business are set forth on Schedule 5.4(a).  Each of the Credit Parties and each of their Subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to incur the Obligations, grant Liens and security interests in the Collateral and carry out the Related Transactions. Each Credit Party has rights in and the power to transfer, pledge, assign, deliver, deposit and set over each item of the Collateral upon which it purports to grant a Lien hereunder.

(b)                                 Capitalization.  (i) As of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date, the authorized Stock of each of the Credit Parties and each of their Subsidiaries as set forth on and as presently represented by the certificates listed on Part A of Schedule 5.4(b) hereto constitute all of the issued and outstanding shares of all classes of Stock owned by the relevant Credit Party; (ii) all issued and outstanding Stock of each of the Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid and (except as set forth in such Credit Party’s organizational documents) nonassessable; (iii) the Pledged Notes (as defined in the Security Agreement) have been duly authorized, authenticated or issued and delivered by, and are the legal, valid and binding obligations of, the issuer thereof, and no such issuer thereof is in default thereunder; (iv) each Credit Party is, and at the time of delivery of the Pledged Stock (as defined in the Security Agreement) to Agent will be, the sole holder of record and, other than Wayzata (and, after the Neff Corporation Qualifying IPO, Neff Corporation), the sole beneficial owner of such pledged Collateral pledged by each Credit Party free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement or any of the Collateral Documents in favor of the Agent for the benefit of the Agent and Lenders and the Permitted Encumbrances; (v) each Credit Party is and at the time of delivery of the Pledged Notes to Agent will be, the sole owner of such pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Agreement or any of the Collateral Documents in favor of the Agent for the benefit of the Agent and Lenders and the Permitted Encumbrances; (vi) none of the Stock of the Credit Parties or their Subsidiaries or the Pledged Notes was issued or transferred in violation of the securities registration, securities disclosure or any applicable state, federal and foreign laws concerning the issuance or transfer of securities; (vii) as of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date, the identity of the holders of the Stock of each of the Credit Parties and each of their Subsidiaries and the percentage of their fully-diluted ownership of the Stock of each of the Credit Parties and each of their Subsidiaries is set forth on Part A of Schedule 5.4(b); (viii) as of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date, no Stock of any Credit Party or any of their Subsidiaries, other than as described on Part A of Schedule 5.4(b), are issued and outstanding; (ix) the Pledged Stock constitutes 100% of the issued and outstanding shares of Stock of each pledged entity that is a Domestic Subsidiary of a Credit Party; and (x) except as disclosed on Part B of Schedule 5.4(b), none of the Pledged Notes are subordinated in right of payment to other Indebtedness (except for the Obligations).  Except as provided in Part A of Schedule 5.4(b) and the Holdings LLC Agreement, as of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party or any of their Subsidiaries of any Stock of any such entity.

(c)                                  Binding Obligation.  This Agreement and the other Loan Documents have been duly authorized, executed and delivered, are the legally valid and binding obligations of each of the Credit Parties, each enforceable against each of such Credit Parties, as applicable, in accordance with their respective terms subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

5.5                               Financial Statements.  All Financial Statements concerning Holdings, Parent Borrower and its Subsidiaries and their respective Subsidiaries which have been or will hereafter be furnished to Agent pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year-end adjustments.

5.6                               Intellectual Property.  Each of the Credit Parties and their Subsidiaries owns, is licensed to use or otherwise has the right to use all Intellectual Property necessary for the conduct of its business as currently conducted that is material to the financial condition, business or operations of such Credit Party and its Subsidiaries.  All such Intellectual Property owned by or licensed to the Credit Parties as of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date is identified on Schedule 5.6.  The use of such Intellectual Property by the Credit Parties and their Subsidiaries and the conduct of their businesses does not and has not been alleged by any Person to infringe on the rights of any Person except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

5.7                               Investigations, Audits, Etc.  To the best knowledge of each Credit Party, no Credit Party or any of their Subsidiaries is the subject of any review or audit by the IRS or any investigation by any other Governmental Authority concerning the violation or possible violation of any law that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

5.8                               Employee Matters.  Except as set forth on Schedule 5.8, (a) as of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date, no Credit Party or Subsidiary of a Credit Party nor any of their respective employees is subject to any collective bargaining agreement, (b) as of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date, no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Credit Party or any of their Subsidiaries, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Credit Party after due inquiry, threatened between any Credit Party or any of their Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (d) hours worked by and payment made to employees of each Credit Party and each of their Subsidiaries comply in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters.

5.9                               Solvency.  Holdings and each of its Subsidiaries are, on a consolidated basis, Solvent.

5.10                        Litigation; Adverse Facts.  Except as set forth on Schedule 5.10, there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or any of its Subsidiaries that constitute an Event of Default, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries which Litigation could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

5.11                        Use of Proceeds; Margin Regulations.

(a)                                 No part of the proceeds of any Loan will be used for “buying” or “carrying” “margin stock” within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System.

(b)                                 Borrowers shall utilize the proceeds of the Loans for (i) ongoing working capital purposes and other general company purposes (including financing Capital Expenditures), (ii) to make the 2013 Special Distribution and/or (iii) to make the Special Distributions.

5.12                        Ownership of Property; Liens.  As of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date, the real property (together with any real property acquired by any Credit Party after the Closing Date, collectively, the “Real Estate”) listed in Schedule 5.12 constitutes all of the real property owned, leased, subleased or used by any Credit Party or any of its Subsidiaries.  Each of the Credit Parties and each of its Subsidiaries owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased material Real Estate.  Schedule 5.12 further describes any material Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor as of the Closing Date, the First Restatement Effective Date or the Restatement Effective Date.  Each of the Credit Parties and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its material personal property and assets.  None of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to Parent Borrower or any other Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of any Credit Party or any of its Subsidiaries.  As of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date, no portion of any Credit Party’s or any of its Subsidiaries’ Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied.  All material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

5.13                        Environmental Matters.  Except as set forth in Schedule 5.13:

(a)                                 the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(b)                                 no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, from or about any of their Real Estate, except for such Releases that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(c)                                  the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(d)                                 the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and all Environmental Permits are valid, uncontested and in good standing, except where the failure to be valid, uncontested or in good standing could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(e)                                  there are no Releases of Hazardous Materials on, at, in, under, from or about any formerly owned or leased property of any Credit Party that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(f)                                   there is no pending or, to the actual knowledge of the Credit Parties, threatened Litigation (including any that alleges criminal misconduct by any Credit Party or any Subsidiary of a Credit Party) arising under any Environmental Laws or related to any Environmental Permits or the Release of Hazardous Materials which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(g)                                  except for such matters that have been resolved or could not reasonably be expected to result in Environmental Liabilities which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no written notice has been received by any Credit Party or any Subsidiary of a Credit Party identifying any of them as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and (ii) to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit Parties or their Subsidiaries being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and

(h)                                 the Credit Parties have made available to Agent copies of all material environmental reports, reviews and audits and all material written information pertaining to actual or potential Environmental Liabilities that could reasonably be expected to result in a Material Adverse Effect, in each case, existing as of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date and relating to any of the Credit Parties or their Subsidiaries.

5.14                        ERISA.

(a)                                 Except with respect to Multiemployer Plans, each Qualified Plan has received a determination or opinion letter from the IRS pursuant to which the IRS has determined or opined that such Qualified Plan is qualified under Section 401 of the IRC and that the trust created under such Qualified Plan is exempt from tax under the provisions of Section 501 of the IRC.  To the knowledge of each Credit Party, nothing has occurred that would cause the loss of such qualification or tax-exempt status.  Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23; (ii) neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan and (iii) to the knowledge of each Credit Party, neither any Credit Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a tax on prohibited transactions imposed by Section 502(1) of ERISA or Section 4975 of the IRC.

(b)                                 Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no

ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or could reasonably be expected to occur; (iii) there are no pending, or to the knowledge of Borrowers, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; and (iv) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate.

5.15                        Brokers.  (a) No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated in connection with the Consent Solicitation and Credit Suisse Securities (USA) LLC and Jefferies Finance LLC in connection with the 2014 Loan Transactions and (b) no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.16                        Deposit Accounts; Securities Accounts; Other Accounts.  Schedule 5.16 lists all banks and other financial institutions at which any Credit Party maintains deposit accounts, securities accounts or other accounts (including any commodities accounts) as of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date, including the Disbursement Account and any other disbursement accounts, and such Schedule 5.16 correctly identifies the name, address and telephone number of each depository institution, securities intermediary or other financial institution as of the Closing Date, the First Restatement Effective Date and the Restatement Effective Date, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.17                        [Reserved].

5.18                        Insurance.  Schedule 5.18 lists (i) all insurance policies of any nature maintained, as of the Restatement Effective Date, for current occurrences by each Credit Party, and (ii) a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

5.19                        Investment Company Act.  None of the Credit Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.20                        [Reserved].

5.21                        Taxes.  Each of Holdings, Parent Borrower and each of its Subsidiaries has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with GAAP and (ii) which could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  Each of Holdings, Parent Borrower and each of its Subsidiaries has made adequate provision in accordance with GAAP for all Taxes not yet due and payable.  Each of Holdings, Parent Borrower and each of its Subsidiaries is unaware of any proposed or pending tax assessments, deficiencies or audits that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

5.22                        Collateral Documents.

(a)                                 Security Agreement.  The Security Agreement is effective to create in favor of the Agent for the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, the Collateral pledged thereunder and, when (i) financing statements and other filings in appropriate form are filed in the office of the Secretary of State of the State of Delaware and (ii) upon the taking of possession or control by the Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Agent to the extent possession or control by the Agent is required hereby or by the Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the grantors in such Collateral (other than Collateral in which a security interest cannot be perfected under the Code as in effect at the relevant time in the relevant jurisdiction), in each case, subject to no Liens other than Permitted Encumbrances.

(b)                                 PTO Filing; Copyright Office Filing.  When the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office or financing statements are filed in the office of the Secretary of State of the State of Delaware, the Liens created by the Security Agreement shall constitute fully perfected first priority Liens on, and security interests in, each Credit Party’s right, title and interest in Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or Copyrights registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Permitted Encumbrances and, such Liens are enforceable as such against any and all creditors of and purchasers from any Credit Party.

(c)                                  Mortgages.  Each Mortgage is effective to create, in favor of the Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Credit Parties’ right, title and interest in and to the Real Estate thereunder and the proceeds thereof, subject only to Permitted Encumbrances or other Liens acceptable to the Decision Agent, and when the Mortgages are filed in the offices specified on Schedule 7(a) to the Perfection Certificate (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Section 2.8, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Section 2.8), the Mortgages shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Credit Parties in such Real Estate and the proceeds thereof, in each case prior and superior in right to any other Person, other than Permitted Encumbrances and Liens permitted by such Mortgage.

(d)                                 Valid Liens.  Each Collateral Document delivered pursuant to Section 2.8 will, upon execution and delivery thereof, be effective to create in favor of the Agent, for the benefit of the Secured Parties, legal, valid, enforceable and continuing first priority Liens on, and security interests in, all of the Credit Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Agent to the extent required by any Collateral Document), such Collateral Document will constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Credit Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Encumbrances.

5.23                        OFAC.  Neither the Parent Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Parent Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

5.24                        EEA Financial Institution  None of the Borrowers or any Guarantor is an EEA Financial Institution.

SECTION 6.

DEFAULT, RIGHTS AND REMEDIES

6.1                               Event of Default.  “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(a)                                 Payment.  (i) Failure to pay any installment or other payment of principal of any Loan when due, or to repay Revolving Loans to reduce their balance to the maximum amount of Revolving Loans then permitted to be outstanding or to reimburse any L/C Issuer for any payment made by such L/C Issuer under or in respect of any Letter of Credit when due or (ii) failure to pay, within five (5) days after the due date, any interest on any Loan, any Fee or any other amount due under this Agreement or any of the other Loan Documents; or

(b)                                 Default in Other Agreements.  (i) Any Credit Party or any of its Subsidiaries fails to pay when due (after giving effect to any applicable grace period) any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations having a principal or face amount in excess of $10,000,000 in the aggregate; or (ii) breach or default of any Credit Party or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having a principal amount in excess of $10,000,000 in the aggregate to become or be declared due prior to their stated maturity; or

(c)                                  Breach of Certain Provisions; Breach of Warranty.  Failure of any Credit Party to perform or comply with any term, condition or covenant contained in Section 2.4 (with respect to Parent Borrower only), Section 3 or Section 4.1(a) and 4.1(e)(i); or

(d)                                 Borrowing Base Certificate; Breach of Warranty.  (i) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent, immaterial errors not exceeding $10,000,000 in the aggregate in any Borrowing Base Certificate) and such information is not corrected within five (5) Business Days after the date on which notice thereof shall have been given to Parent Borrower by Agent or any Lender; or (ii) any representation or warranty herein or in any Loan Document or in any written statement, report, Financial Statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by the text thereof) as of the date when made or deemed made; or

(e)                                  Other Defaults Under Loan Documents.  Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 6.1, for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (i) receipt by Parent Borrower of notice thereof from Agent or the

Requisite Lenders of such default or (ii) actual knowledge of Parent Borrower or any other Credit Party of such default; or

(f)                                   Involuntary Bankruptcy; Appointment of Receiver, Etc.  (i) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (ii) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged:  (A) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (B) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (C) a receiver, trustee or other custodian is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

(g)                                  Voluntary Bankruptcy; Appointment of Receiver, Etc.  (i) any Credit Party commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) any Credit Party makes any assignment for the benefit of creditors; or (iii) any Credit Party fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; or (iv) the Board of Directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(g); or

(h)                                 Judgment and Attachments.  Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 6.1) involving an amount in excess of $10,000,000 in the aggregate (to the extent not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of sixty-five (65) days; or

(i)                                     Invalidity of Loan Documents.  Any of the Loan Documents for any reason, other than a partial or full release or termination in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect, or the Loan Documents cease to create a perfected first priority Lien on a material portion of the Collateral or a Credit Party so asserts; or

(j)                                    Change of Control.  A Change of Control occurs; or

(k)                                 [Reserved].

(l)                                     ERISA.  One or more ERISA Events shall have occurred that, in the reasonable opinion of the Requisite Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in (i) a Material Adverse Effect or (ii) the imposition of a Lien on any properties of Holdings or its Subsidiaries and such Lien will or could reasonably be expected to result in a Material Adverse Effect.

6.2                               Suspension or Termination of Revolving Loan Commitments.  Upon the occurrence of any Default or Event of Default, Agent may, and at the request of Requisite Lenders, Agent shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders’ obligations to make additional Loans or issue or cause to be issued Letters of Credit under the Revolving Loan Commitment; provided that, in the case of a Default, if the subject condition or event is waived by Requisite Lenders or cured within any applicable grace or cure period, the Revolving Loan Commitment (and obligations to make additional Loans or issue or cause to be issued Letters of Credit in connection therewith) shall be reinstated.

6.3                               Acceleration and Other Remedies.

(a)                                 Upon the occurrence of any Event of Default described in Section 6.1(f) or 6.1(g), the Revolving Loan Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, Swing Line Loans and Letter of Credit Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by each Credit Party, and the Revolving Loan Commitments shall thereupon terminate.

(b)                                 Upon the occurrence and during the continuance of any other Event of Default, Agent may, and at the request of the Requisite Lenders, Agent shall, by written notice to Parent Borrower (i) reduce the aggregate amount of the Revolving Loan Commitments from time to time, (ii) declare all or any portion of the Revolving Loans, the Swing Line Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, (iii) terminate all or any portion of the obligations of Agent, L/C Issuers and Lenders to make Revolving Credit Advances and issue Letters of Credit, (iv) demand that Borrowers immediately deliver cash collateral in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations for the benefit of L/C Issuers or a standby letter of credit (in form and substance and from an issuer reasonably satisfactory to Agent) to Agent for the benefit of L/C Issuers (and Borrowers shall then immediately so deliver) in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations, (v) set-off against any outstanding Obligations amounts held in the accounts of any Credit Party maintained by or with the Agent, any Lender or their respective Affiliates and (vi) exercise any other remedies which may be available under the Loan Documents or applicable law.  Borrowers hereby grant to Agent, for the benefit of L/C Issuers and each Lender with a participation in any Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the Letter of Credit Obligations.  Any such cash collateral shall be made available by Agent to L/C Issuers to reimburse L/C Issuers for payments of drafts drawn under such Letters of Credit and any Fees, Charges (excluding any Excluded Taxes) and expenses of L/C Issuers with respect to such Letters of Credit and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations.  After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to Parent Borrower on behalf of Borrowers.  Borrowers shall from time to time execute and deliver to Agent such further documents and instruments as the Decision Agent may request with respect to such cash collateral.

6.4                               Performance by Agent.  If any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Credit Party after the expiration of any cure or grace periods set forth herein.  In such event, such Credit Party shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Section 1.2(d) from the date of such expenditure until paid.  Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any other Loan Document.

6.5                               Application of Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default:

(a)                                 Borrowers irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrowers, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent; and

(b)                                 the proceeds of any sale of, or other realization upon, all or any part of the Collateral, any other amounts received under the Guaranty or enforcement of the Loan Documents or any proceeds of the foregoing otherwise received by Agent shall be applied:

(i)                                     first, to all Fees, costs and expenses incurred by or owing to Agent and thereafter any Lender with respect to this Agreement, the other Loan Documents or the Collateral;

(ii)                                  second, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts following the commencement of any Insolvency or Liquidation Proceeding or otherwise);

(iii)                               third, to the principal amount of the Obligations outstanding (other than Cash Management Obligations and Obligations pursuant to Related Swap Contracts); and

(iv)                              fourth to any other Obligations of Borrowers owing to Agent or any Lender under the Loan Documents or to any Secured Party in respect of Cash Management Obligations and/or Related Swap Contracts.

The Credit Parties shall remain liable for any deficiency.

Any balance remaining shall be delivered to Parent Borrower on behalf of Borrowers or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

SECTION 7.

CONDITIONS TO LOANS

The obligations of Lenders and L/C Issuers to make Loans and to issue or cause to be issued Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

7.1                               Conditions to Loans on the Restatement Effective Date.  The obligations of the Lenders and L/C Issuers to make the Loans and to issue or cause to be issued Letters of Credit, in each case, on the Restatement Effective Date are, in addition to the conditions precedent specified in Section 7.2, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of all other conditions precedent listed in the Closing Checklist attached hereto as Annex C.

7.2                               Conditions to All Loans.  Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof (the “Funding Date”):

(a)                                 any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by the text thereof) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date, in which case, as of such earlier date, and Agent or Requisite Lenders have determined not to make such Advance or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b)                                 any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation); or

(c)                                  after giving effect to any Advance (or the incurrence or renewal of any Letter of Credit Obligations), the outstanding amount of the Revolving Loans (including, without duplication, Swing Line Loans and Letter of Credit Obligations) would exceed the Borrowing Base (except as provided in Section 1.l(a)(ii)).

The request and acceptance by a Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, a representation and warranty by Borrowers that the conditions in this Section 7.2 have been satisfied.

SECTION 8.

ASSIGNMENT AND PARTICIPATION

8.1                               Assignment and Participations.

(a)                                 Subject to the terms of this Section 8.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participation in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Revolving Loan Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  Any assignment by a Lender shall:  (i) require the consent of Agent (and, if different, the L/C Issuer and the Swing Line Lender) (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) only if such assignment is not to an existing Lender and the execution of an assignment agreement (an “Assignment Agreement” substantially in the form attached as Exhibit 8.1 to the Existing Credit Agreement and otherwise in form and substance (including electronic documentation generated by use of an electronic platform) reasonably satisfactory to, and acknowledged by, Agent); (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) any such partial assignment of the Revolving Loan Commitments shall be in a minimum of $5,000,000 and in an amount equal to a multiple of $1,000,000 in excess thereof; provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Qualified Assignee (or to a Qualified Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (iv) require a payment to Agent of an assignment fee of $3,500; provided, however, that the Agent may, in its sole discretion, elect to waive such assignment fee; provided, further, that no such assignment fee shall be paid by any Lender assigning Loans or Revolving Loan Commitments to an Affiliate; and (v) so long as no Event of Default under Section 6.1(a), (f) or (g) has occurred and is continuing, require the consent of Parent Borrower, which shall not be unreasonably withheld or delayed; provided that no such consent of Parent Borrower shall be required for an assignment to a Lender meeting the requirements of clause (a) of the definition of Qualified Assignee that does not result in immediate increased costs to Parent Borrower under Section 1.12.  In the case of an assignment by a Lender under this Section 8.1 the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder.  The assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Loan Commitments or assigned portion thereof from and after the date of such assignment.  Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender.”  In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the Revolving Loan Commitment.  In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Parent Borrower and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.  Notwithstanding the foregoing provisions of this Section 8.1(a), (a) any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, (b) any Lender that is an investment fund may assign the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor or pledge such Obligations and rights to a trustee for the benefit of its investors or holders of obligations of such Lender and (c) the Agent shall acknowledge each assignment for it to be effective even if its consent thereto is not required.

(b)                                 Any participation by a Lender (which Lenders shall be free to make) of all or any part of its Revolving Loan Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents).  Solely for purposes of Sections 1.12, 1.13, 8.3 and 9.1, Borrowers acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a “Lender.”  Borrowers further acknowledge and agree that each participant shall be entitled to the benefits of Section 1.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that a participant shall not be entitled to receive any greater payment under Section 1.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrowers’ prior written consent or except to the extent such entitlement to receive a greater payment results from any Change in Law that occurs after the participant acquired the applicable participation; provided further that no participant shall be entitled to the benefits of Section 1.13 to the extent that the tax in question results from a failure by such participant to comply with Section 1.13(c) as if such participant were a Lender; provided further that such participant shall provide documentation required under Section 1.13(c) solely to the participating Lender. Except as set forth in the two preceding sentences no Borrower or any other Credit Party shall have any obligation or duty to any participant.  Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c)                                  Except as expressly provided in this Section 8.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d)                                 Agent shall maintain, on behalf of Borrowers, at the Agent’s Office a “register” for recording the name, address, commitment and Loans owing to each Lender (including assignees) and the assignment of the Loan Documents, Loans, Letter of Credit Obligations, any Revolving Loan Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  The entries in such register shall be presumptive evidence of the amounts due and owing to each Lender in the absence of manifest error.  Borrowers, Agent and each Lender shall treat each Person whose name is recorded in such register pursuant to the terms hereof as a Lender for all purposes of this Agreement, notwithstanding notice to the contrary.  The register described herein shall be available for inspection by Borrowers and any Lender (with respect to itself only), at any reasonable time upon reasonable prior notice.

(e)                                  A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 9.13.

(f)                                   Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Credit Party, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

8.2                               Agent.

(a)                                 Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf and on behalf of its Affiliates as the Agent hereunder and under the other Loan Documents, the Cash Management Documents and the Related Swap Contracts and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 8.2 are solely for the benefit of the Agent, the Lenders and the L/C Issuer, and no Borrower has rights as a third party beneficiary of any of such provisions.

The Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders on their behalf and on behalf of their respective Affiliates (in their capacities as a Lender, Swing Line Lender (if applicable), or party to a Cash Management Document or Related Swap Contract) and the L/C Issuer hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to Section 8.2(e) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Agent), shall be entitled to the benefits of all provisions of this Section 8.2, Section 1.3(e) and Section 9 (including Section 9.1, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(b)                                 Rights as a Lender.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

(c)                                  Exculpatory Provisions.  The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Subsidiaries in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 6 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by a Borrower, a Lender or the L/C Issuer.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(d)                                 Reliance by Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)                                  Delegation of Duties.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

(f)                                   Resignation of Agent.  The Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and Parent Borrower.  Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Parent Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Requisite Lenders appoint a successor Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by Parent Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Parent Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 8.2, Section 1.3(e) and Section 9.1 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Agent was acting as Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Agent.

Any resignation by Bank of America as Agent pursuant to this Section 8.2 shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents (other than with respect to Letters of Credit issued by it prior to such resignation), and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

(g)                                  Non-Reliance on Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(h)                                 No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Persons listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or the L/C Issuer hereunder.

(i)                                     Agent May File Proofs of Claim.  In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to any Credit Party, the Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on a Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)                                     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Agent under Sections 1.3 and 9.1) allowed in such judicial proceeding; and

(ii)                                  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 1.3 and 9.1.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

(j)                                    Collateral and Guaranty Matters.  The Lenders and the L/C Issuer irrevocably authorize the Agent, at its option and in its discretion,

(i)                                     to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Revolving Loan Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person that is not a Credit Party, or (iii) if approved, authorized or ratified in writing in accordance with Section 9.2;

(ii)                                  to release any Borrower from its obligations hereunder if such Person ceases to be a Subsidiary of Parent Borrower as a result of a transaction permitted hereunder; and

(iii)                               to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 3.2(a)(iii).

Upon request by the Agent at any time, the Requisite Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Borrower from its obligations hereunder.  In each case as specified in this Section 8.2(j), the Agent will, at Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Borrower from its obligations, in each case in accordance with the terms of the Loan Documents and this Section 8.2(j).

(k)                                 Withholding Tax.  To the extent required by law (as determined by the Agent in its good faith discretion), the Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax.  Without limiting or expanding the obligations of the Credit Parties under Section 1.13, each Lender shall indemnify the Agent, and shall make payable in respect thereof within thirty (30) calendar days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Agent) incurred by or asserted against the Agent by the IRS or any other Governmental Authority as a result of the failure of the Agent to properly withhold tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Agent under this Section 8.2(k).  The agreements in this Section 8.2(k) shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of any Loans and all other amounts payable under the Loan Documents.

8.3                               Set Off and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender and each Affiliate of a Lender is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Parent Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender or Affiliate of a Lender at any of its offices for the account of

Parent Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Parent Borrower or its Subsidiaries), and (ii) other property at any time held or owing by such Lender or Affiliate of a Lender to or for the credit or for the account of Parent Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender or Affiliate of a Lender shall exercise any such right without the prior written consent of Agent.  Any Lender exercising a right to set off (including any setoff by an Affiliate of such Lender) shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender or Affiliate of a Lender in accordance with their respective Pro Rata Shares.

8.4                               Disbursement of Funds.  Agent may, on behalf of Lenders, disburse funds to Parent Borrower for Loans requested.  Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrowers.  If Agent elects to require that each Lender make funds available to Agent prior to a disbursement by Agent to Borrowers, Agent shall advise each Lender by telephone or fax or other similar form of transmission of the amount of such Lender’s Pro Rata Share of the Loan requested by a Borrower no later than 1:00 p.m.  (New York time) on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent’s account specified on Annex D on such Funding Date.  If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent’s demand, Agent shall promptly notify the Borrowers, and the Borrowers shall immediately repay such amount to Agent.  Any repayment required pursuant to this Section 8.4 shall be without premium or penalty.  Nothing in this Section 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 8.5, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or a Borrower may have against any Lender as a result of any default by such Lender hereunder.

8.5                               Disbursements of Advances; Payment.

(a)                                 Advances; Payments.

(i)                                     Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(b).  If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m.  (New York time) on the date such Notice of Revolving Credit Advance is received, by fax, telephone or other similar form of transmission.  Each Lender shall make the amount of such Lender’s Pro Rata Share of a Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex D not later than 3:00 p.m.  (New York time) on the requested Funding Date in the case of a Base Rate Loan and not later than 11:00 a.m. (New York time) on the requested Funding Date in the case of a LIBOR Loan.  After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to a Borrower as designated by such Borrower in the Notice of Revolving Credit Advance.  All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii)                                  To the extent that any Lender (a “Non-Funding Lender”) has failed to fund any payment owed by it to Agent under this Agreement or Advances or failed to fund the purchase of any participation required to be purchased by it under this Agreement, Agent shall be entitled to set off the funding shortfall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrowers.

(b)                                 Availability of Lender’s Pro Rata Share.  Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each Funding Date.  If such Pro Rata Share of each Revolving Credit Advance, is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind.  If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Parent Borrower and Borrowers shall immediately repay such amount to Agent.  Nothing in this Section 8.5(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.  To the extent that Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

(c)                                  Return of Payments.

(i)                                     If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)                                  If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Parent Borrower on behalf of Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Parent Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)                                 Non-Funding Lenders.  The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Advance, or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Lender” (or be included in the calculation of “Requisite Lenders” or “Supermajority Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document other than those voting rights set forth in Sections 9.2(d)(i), 9.2(d)(iii) and 9.2(d)(ix).

(e)                                  Dissemination of Information.  Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has become actually aware and with notice of any action taken by Agent following any Event of Default; provided that Agent shall not be liable to any Lender for any failure to do so.

(f)                                   Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and the Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent and the Requisite Lenders.  Agent is authorized to issue all notices to be issued by or on behalf of the Lenders with respect to any subordinated Indebtedness.

8.6                               Related Obligations Matters.  The benefit of this Agreement and the other Loan Documents relating to the Collateral shall extend to and be available in respect of any Obligation arising under any Related Swap Contract or any Cash Management Obligation that is otherwise owed to Persons other than Agent, Lenders and L/C Issuer (collectively, “Related Obligations”) solely on the condition and understanding, as among the Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but Agent is otherwise acting solely as agent for Lenders and L/C Issuer and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Revolving Loan Commitments and its own interest in the  Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except Agent, Lenders and L/C Issuer, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 8.3 and then only to the extent such right is exercised in compliance with Section 8.3.

8.7                               Other Agents.  None of the Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “collateral agent,” “documentation agent,” “syndication agent,” “arranger” or “co-manager” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Persons in their respective capacities as Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, no Lender or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any other Lender or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.

MISCELLANEOUS

9.1                               Indemnities.  Borrowers shall indemnify the Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by a Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned, leased or operated by Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Parent Borrower or any of its Subsidiaries and (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Credit Party or any Credit Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Parent Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under the paragraph above or Section 1.3(e) to be paid by it to the Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.

9.2                               Amendments and Waivers.

(a)                                 Except for actions, consents or approvals expressly permitted to be taken or given by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing (it being understood that any necessary signatures may be on a document consenting to such amendment, modification, termination or waiver) and:

(i)                                     in the case of an amendment to cure any ambiguity, omission, defect or inconsistency, signed by Agent and Parent Borrower; and

(ii)                                  in the case of any other amendment, modification, termination or waiver, signed by Parent Borrower, Agent and by Requisite Lenders, and to the extent required below, Supermajority Lenders or all affected Lenders.

(b)                                 No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that (i) increases the percentage of the advance rates set forth in the definitions of Eligible Accounts Formula or Eligible Rental Fleet and Equipment Formula, (ii) makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts or Eligible Rental Fleet and Equipment set forth in Section 1.7 or 1.9 or (iii) modifies the definition of Excess Availability, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Parent Borrower.

(c)                                  No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 7.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Parent Borrower.  Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 7.2 unless the same shall be in writing and signed by Agent, Supermajority Lenders and Parent Borrower.

(d)                                 No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement shall, unless in writing and signed by Agent and each Lender directly affected thereby:  (i) increase the principal amount of any Lender’s Revolving Loan Commitment (which action shall be deemed to directly affect only those Lenders providing such increased Revolving Loan Commitments); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender or extend the maturity or potential maturity of any Letter of Credit beyond the fifth (5th) day prior to the fifth (5th) anniversary of the Restatement Effective Date; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender (which action shall be deemed only to affect those Lenders to whom such payments are made); (v) except in connection with an Asset Disposition expressly permitted pursuant to this Agreement, release the Guaranty or, except as otherwise permitted in Section 3.7, release all or substantially all of the Collateral (which action shall be deemed to directly affect all Lenders); (vi) change the definition of Requisite Lenders or Supermajority Lenders to decrease the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans specified therein; (vii) subordinate the Obligations or the Liens securing them (which action shall be deemed to directly affect all Lenders); (viii) change the definition of LIBOR Period to permit the availability of interest periods in excess of six months without the agreement of all Lenders; (ix) alter the pro rata sharing provisions herein, (x) amend or modify any provision of this Section 9.2 or (xi) amend, modify or waive any provision of Section 6.5.

(e)                                  No amendment, modification, termination or waiver affecting the rights or duties of Agent, the Swing Line Lender or L/C Issuers under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, the Swing Line Lender or L/C Issuers, as the case may be, in addition to Lenders required hereinabove to take such action.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

(f)                                   No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.

(g)                                  No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section

9.2 shall be binding upon each holder of the Revolving Loan Commitments and the Notes at the time outstanding and each future holder of the Revolving Loan Commitments and the Notes.

9.3                               Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

If to Parent Borrower:	Neff LLC 3750 N.W. 87th Avenue Suite 400 Miami, Florida 33178 ATTN: Mark Irion, Chief Financial Officer Phone: (305) 901-2280 Fax: (305) 513-4156 Email: MIrion@Neffcorp.com Website:www.neffcorp.com

With a copy to:

Wayzata Investment Partners LLC 701 East Lake Street Wayzata, MN 55391 ATTN: Susan Peterson Phone: (952) 345-0700 Fax: (952) 345-8901

With a copy to:

Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 ATTN: Matthew A. Schwartz, Esq. Phone: (212) 806-5929 Fax: (212) 806-6006

If to Holdings or any other Credit Party (other than Parent Borrower):	To such Credit Party c/o Neff LLC 3750 N.W. 87th Avenue Suite 400 Miami, Florida 33178 ATTN: Mark Irion, Chief Financial Officer Phone: (305) 901-2280 Fax: (305) 513-4156 Email: MIrion@Neffcorp.com

With a copy to:

Wayzata Investment Partners LLC 701 East Lake Street

Wayzata, MN 55391 ATTN: Susan Peterson Phone: (952) 345-0700 Fax: (952) 345-8901

With a copy to:

Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 ATTN: Matthew A. Schwartz, Esq. Phone: (212) 806-5929 Fax: (212) 806-6006

If to Agent, L/C Issuer or Swing Line Lender:	BANK OF AMERICA, N.A. 300 Galleria Parkway, Suite 800 Atlanta, GA 30339 ATTN: Loan Administration Phone: (404) 607-3200 Fax:(404) 607-3277 Email: dennis.losin@baml.com Email: laura.glass@baml.com

If to a Lender:	To the address set forth on the signature page hereto or in the applicable Assignment Agreement

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided herein shall be effective as provided herein.

Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messages and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Section 1 if such Lender or the L/C Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Credit Party’s or the Agent’s transmission of Borrower Materials or notices through the platform, any other electronic messaging services, or through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Credit Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

Each Credit Party, the Agent, each Arranger, the L/C Issuer and the Swing Line Lender may change its address, email address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, email address, facsimile or telephone number for notices and other communications hereunder by notice to Parent Borrower, the Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Parent Borrower or its securities for purposes of United States federal or state securities laws.

The Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of a Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify the Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Borrower.  All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

9.4                               Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default.  All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

9.5                               Marshaling; Payments Set Aside.  Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations.  To the extent that a Borrower makes payments or Agent enforces its Liens or Agent or any Lender exercises its right of setoff, and such payments or the proceeds of such enforcement or setoff are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.6                               Severability.  The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

9.7                               Lenders’ Obligations Several; Independent Nature of Lenders’ Rights.  The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan.  Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

9.8                               Headings.  Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

9.9                               Applicable Law.  THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

9.10                        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that neither Parent Borrower nor any other Credit Party may assign its rights or obligations hereunder without the written consent of Agent and all Lenders and any prohibited assignment shall be absolutely void ab initio.

9.11                        No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Credit Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent and the other Persons named on the cover page hereof are arm’s-length commercial transactions between the Credit Parties, on the one hand, and the Agent and such other Persons, on the other hand, (B) each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent and each other Person named on the cover page hereof is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party, or any other Person and (B) neither the

Agent nor any other Person on the cover page hereof has any obligation to a Credit Party with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent, the other Persons named on the cover page hereof and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and neither the Agent nor any other Person on the cover page hereof has any obligation to disclose any of such interests to any Credit Party or its Affiliates.  To the fullest extent permitted by law, each Credit Party hereby waives and releases any claims that it may have against the Agent and all other Persons on the cover page hereof with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.12                        Construction.  Agent, each Lender, Parent Borrower and each other Credit Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender, Parent Borrower and each other Credit Party.

9.13                        Confidentiality.  Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent, such Lender or such Lender’s Affiliates; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 9.13 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in the foregoing clause (a)); (c) as required or requested by any Governmental Authority, including any self-regulatory authority, or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; (f) that ceases to be confidential through no fault of Agent or any Lender; (g) to any party hereto; (h) with the consent of Parent Borrower; or (i) that becomes available to such Person or its Affiliates on a non-confidential basis. In addition, the Agent and the Lenders may disclose the existence of this Agreement and information contained on the face of this Agreement, the Security Agreement, the Pledge Agreement and/or the Perfection Certificate to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Revolving Loan Commitments.

9.14                        CONSENT TO JURISDICTION.  PARENT BORROWER AND EACH CREDIT PARTY HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.  PARENT BORROWER AND EACH CREDIT PARTY EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS.  PARENT BORROWER AND EACH CREDIT PARTY HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON PARENT BORROWER AND SUCH CREDIT PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO PARENT BORROWER, AT THE ADDRESS

SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

9.15                        WAIVER OF JURY TRIAL.  PARENT BORROWER, EACH CREDIT PARTY, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  PARENT BORROWER, EACH CREDIT PARTY, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS.

9.16                        Survival of Warranties and Certain Agreements.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of  Letters of Credit and the execution and delivery of the Notes.  Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in Sections 1.3(e), 1.12, 1.13 and 9.1 (including with respect to assignees and participants to the extent provided in Section 8.1) shall survive the repayment of the Obligations and the termination of this Agreement.

9.17                        Entire Agreement.  This Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

9.18                        Counterparts; Effectiveness.  This Agreement and any notices, amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument.  This Agreement shall become effective upon the execution of, and provision to the Agent of, a counterpart hereof by each of the parties hereto. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment Agreements, amendments or other modifications, Notice of Revolving Credit Advance, Notice of Swing Line Advance, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

9.19                        Replacement of Lenders.

(a)                                 Within fifteen (15) days after receipt by Parent Borrower of written notice and demand from any Lender for payment pursuant to Section 1.12 or 1.13 and such Lender being unable to change its lending office after a request therefor pursuant to Section 1.12(c) or, as provided in Section 9.19(c), after certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders (any such Lender demanding such payment or refusing to so consent being referred to herein as an “Affected Lender”), Parent Borrower may, at its option, notify Agent and such Affected Lender of its intention to obtain, at Parent Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent.  In the event Parent Borrower obtains a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Revolving Loan Commitments hereunder within ninety (90) days following notice of Parent Borrower’s intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 8.1 for an amount equal to the principal balance of all Loans held by such Affected Lender and all accrued interest and Fees with respect thereto through the date of sale, provided that Parent Borrower has reimbursed such Affected Lender for any administrative fee payable pursuant to Section 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 1.12 or 1.13, paid all amounts required to be paid to such Affected Lender pursuant to Section 1.12 or 1.13 through the date of such sale and assignment.

(b)                                 In the case of a Non-Funding Lender pursuant to Section 8.5(a), at Parent Borrower’s request, Agent or a Person acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Loans and Revolving Loan Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.  Assignments effected pursuant to this clause (b) or clause (a) above or (c) below shall be effective even if the Affected Lender, Non-Consenting Lender or Non-Funding Lender, as applicable, does not sign an Assignment Agreement.

(c)                                  If, in connection with any proposed amendment, modification, waiver or termination pursuant to Section 9.2 (a “Proposed Change”):

(i)                                     requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a “Non-Consenting Lender”), or

(ii)                                  requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Parent Borrower’s written request, Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent’s consent (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Loans and Revolving Loan Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.  Notwithstanding anything in the foregoing to the contrary, Non-Consenting Lenders shall only be required to assign under this Section 9.19 so long as all Non-Consenting Lenders are replaced and the Proposed Change is thus approved.

9.20        Patriot Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Agent, as applicable, to identify each Credit Party in accordance with the Act.

9.21        Joint and Several Liability.  All Loans and other extensions of credit, upon funding, shall be deemed to be jointly funded to and received by Borrowers.  Each Borrower is jointly and severally liable under this Agreement for all Obligations, regardless of the manner or amount in which proceeds of Loans are used, allocated, shared or disbursed by or among Borrowers themselves, or the manner in which the Agent and/or any Lender accounts for such Loans or other extensions of credit on its books and records.  Each Borrower shall be liable for all amounts due to the Agent and/or any Lender from Borrowers under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans and extensions of credit received or the manner in which such Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records.  Each Borrower’s Obligations with respect to Loans and other extensions of credit made to it, and such Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans made to the other Borrowers hereunder shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower.  Borrowers acknowledge and expressly agree with the Agent and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower.  Each Borrower’s Obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower, (v) the Agent’s and/or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent’s and/or any Lender’s claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower.  With respect to any Borrower’s Obligations arising as a result of the joint and several liability of Borrowers hereunder with respect to Revolving Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of any

Borrower to the Agent and/or any Lender.  Upon any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations.  Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.  Notwithstanding anything to the contrary in the foregoing, none of the foregoing provisions of this Section 9.21 shall apply to any Person released from its Obligations as a Borrower in accordance with this Agreement.

9.22        Contribution and Indemnification Among Borrowers.  Each Borrower is obligated to repay the Obligations as a joint and several obligor under this Agreement.  To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of Borrowers.  As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.  All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations.  The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

9.23        Agency of Parent Borrower for Each Other Borrower.  Each of the other Borrowers irrevocably appoints Parent Borrower as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein (including, without limitation, execution and delivery to the Agent of all financial certificates, compliance certificates and borrowing related notices) and all modifications hereto.  Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of Borrowers or acting singly, shall be valid and effective if given or taken only by Parent Borrower, whether or not any of the other Borrowers join therein, and the Agent and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of Parent Borrower under this Section 9.23; provided that nothing in this Section 9.23 shall limit the effectiveness of, or the right of the Agent and the Lenders to rely upon, any notice (including without limitation a borrowing and conversion notices), document, instrument, certificate, acknowledgment, consent, direction, certification or other action delivered by any Borrower pursuant to this Agreement.

9.24        Reinstatement.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Parent Borrower or any other Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

9.25        Express Waivers by Borrowers in Respect of Cross Guaranties and Cross Collateralization.  Each Borrower agrees as follows:

(a)           Each Borrower hereby waives:  (i) notice of acceptance of this Agreement; (ii) notice of the making of any Loans, the issuance of any Letter of Credit or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such Borrower’s right to make inquiry of the Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase such Borrower’s risk with respect to such other Borrower under the Loan Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (vi) all other notices (except if such notice is specifically required to be given to such Borrower hereunder or under any of the other Loan Documents to which such Borrower is a party) and demands to which such Borrower might otherwise be entitled.

(b)           Each Borrower hereby waives the right by statute or otherwise to require the Agent or any Lender to institute suit against any other Borrower or to exhaust any rights and remedies which the Agent or any Lender has or may have against any other Borrower.  Each Borrower further waives any defense arising by reason of any disability or other defense of any other Borrower (other than the defense of payment in full) or by reason of the cessation from any cause whatsoever of the liability of any such Borrower in respect thereof.

(c)           Each Borrower hereby waives and agrees not to assert against the Agent, any Lender, or any L/C Issuer:  (i) any defense (legal or equitable) other than a defense of payment, set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against any other Borrower or any other party liable under the Loan Documents; (ii) any defense, set-off, counterclaim, or claim of any kind or nature available to any other Borrower (other than a defense of payment) against the Agent, any Lender, or any L/C Issuer, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by the Agent, any Lender, or any L/C Issuer under any applicable law; and (iv) the benefit of any statute of limitations affecting any other Borrower’s liability hereunder.

(d)           Each Borrower consents and agrees that, without notice to or by such Borrower and without affecting or impairing the obligations of such Borrower hereunder, the Agent may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction:  (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Letter of Credit documents; (ii) release all or any one or more parties to any one or more of the Letter of Credit documents or grant other indulgences to any other Borrower in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Letter of Credit documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations.

(e)           Each Borrower represents and warrants that such Borrower has read and understands the terms and conditions of the Loan Documents.  Each Borrower agrees that neither the Agent, any Lender, nor any L/C Issuer has any responsibility to inform any Borrower of the financial condition of any other Borrower or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

9.26        Amendment and Restatement.

(a)           The Borrowers, Holdings, the Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and provisions of this Agreement and the terms and provisions of the Existing Credit Agreement, except as otherwise provided in the next paragraph, shall be superseded by this Agreement.

(b)           Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Borrowers and Holdings shall continue to be liable to the Agent and the Lenders with respect to agreements on the part of the Borrowers and Holdings under the Existing Credit Agreement to indemnify and hold harmless the Agent and the Lenders from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which the Agent and the Lenders may be subject arising in connection with the Existing Credit Agreement prior to the Restatement Effective Date.  This Agreement is given as a substitution of, and not as a payment of, the obligations of the Borrowers and Holdings under the Existing Credit Agreement and is not intended to constitute a novation of the Existing Credit Agreement or to have any effect on the applicability of the terms, including any defaults, of the Existing Credit Agreement for dates prior to the Restatement Effective Date.  Upon the effectiveness of this Agreement all amounts outstanding and owing by the Borrowers under the Existing Credit Agreement shall constitute Obligations hereunder.

(c)           By execution of this Agreement all parties hereto agree that (i) each of the Collateral Documents and other Loan Documents is hereby amended if at all necessary such that all references to the Existing Credit Agreement and the Loans and Obligations thereunder shall be deemed to refer to this Agreement and the Loans and Obligations hereunder, (ii) the Guaranty is reaffirmed and (iii) all security interests and Liens granted under the Collateral Documents shall continue and secure the Obligations hereunder and the obligations of Holdings under the Guaranty.  Each Credit Party hereby confirms, ratifies, reaffirms and continues the existence of the security interest and Lien created under the Security Agreement, in favor of the Agent for itself and the benefit of the Secured Parties, in and on all of the Collateral covered by the Security Agreement.

9.27        Authorization of Amendments.  Each Lender consents to the entry by the Agent into the amendment or reaffirmation of any Collateral Document deemed necessary or advisable by the Agent in connection herewith.

9.28        Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

1.             the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

2.             the effects of any Bail-in Action on any such liability, including, if applicable:

1.             a reduction in full or in part or cancellation of any such liability;

2.             a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

3.             the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

9.29        Waiver of Speculative Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for speculative or punitive damages arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Loan or Letter of Credit or the use of the proceeds thereof.

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

NEFF LLC, as Parent Borrower

By:	/s/ Mark Irion
	Name:	Mark Irion
	Title:	Chief Financial Officer

NEFF HOLDINGS LLC, as Holdings and a Credit Party

By:	/s/ Mark Irion
	Name:	Mark Irion
	Title:	Chief Financial Officer

NEFF RENTAL LLC, as a Borrower

By:	/s/ Mark Irion
	Name:	Mark Irion
	Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as Agent, Collateral Agent, L/C Issuer, Swing Line Lender and a Lender

By:	/s/ Dennis S. Losin
	Name:	Dennis S. Losin
	Title:	Senior Vice President

Credit Contact: SE Loan Administration Address: 300 Galleria Parkway, Suite 800 Atlanta, GA 30339

Operations Contact: ABL Servicing - Waukesha Address: 20975 Swenson Drive Waukesha, WI 53186

WELLS FARGO CAPITAL FINANCE, LLC, as Syndication Agent and a Lender

By:	/s/ Kevin S. Fong
	Name:	Kevin S. Fong
	Title:	Authorized Signatory

Credit Contact: Kevin S. Fong Address: Syndicated Finance 2450 Colorado Avenue Suite 3000 West Santa Monica, CA 90404 310-453-7222

Operations Contact: Marco Simmons Address: Syndicated Finance 2450 Colorado Avenue Suite 3000 West Santa Monica, CA 90404 310-453-7368

SUNTRUST BANK, as Syndication Agent and a Lender

By:	/s/ Alex Smith
	Name:	Alex Smith
	Title:	Authorized Signor

Credit Contact: Alex Smith Address: 3333 Peachtree NE 4th Floor East Tower Atlanta, GA 30326

Operations Contact: Christy Kemp Address: 3333 Peachtree NE 4th Floor East Tower Atlanta, GA 30326

REGIONS BANK, as Documentation Agent and a Lender

By:	/s/ Daniel A. Irizarry
	Name:	Daniel A. Irizarry
	Title:	Vice President

Credit Contact: Sal Esposito Address: 1180 West Peachtree Street NW, Suite 1000 Atlanta, GA 30309

Operations Contact: Anna Isbell Address: 1900 5th Avenue North Birmingham, AL 35203

BMO Harris Bank, N.A., as a Lender

By:	/s/ Quinn Heiden
	Name:	Quinn Heiden
	Title:	Director

Credit Contact: Kevin Seibel Address: 111 W. Monroe St. Floor 20E Chicago, IL 60614

Operations Contact: Kathy Waggoner Address: 111 W. Monroe St. Floor 20E Chicago, IL 60614

NYCB SPECIALTY FINANCE COMPANY, LLC A WHOLLY-OWNED SUBSIDIARY OF NEW YORK COMMUNITY BANK, as a Lender

By:	/s/ Willard D. Dickerson, Jr.
	Name:	Willard D. Dickerson, Jr.
	Title:	Senior Vice President

Credit Contact: Willard D. Dickerson, Jr. Address: 16 Chestnut Street Foxboro, MA 02035

Operations Contact: Mary C. Trabucco Address: 16 Chestnut Street Foxboro, MA 02035

EXECUTION VERSION

ANNEX A
TO
CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to this Agreement unless specified otherwise to refer to Exhibits or Schedules to the Existing Credit Agreement:

“2011 Notes Transactions” means the issuance of the Second Lien Notes, the entry into the purchase agreement relating to the Second Lien Notes, the entry into the Second Lien Notes Indenture and the security documents, certificates, instruments and agreements entered into and executed in connection therewith and the transactions contemplated thereby, the 2011 Special Distribution and the entry into Amendment No. 2 to that certain Amended and Restated Credit Agreement, dated as of October 1, 2010, and the consummation of the transactions contemplated by all of the foregoing.

“2011 Special Distribution” means that certain distribution made on or about May 5, 2011, to the members of Holdings in an amount not exceeding $120 million with a portion of the proceeds of the Second Lien Notes.

“2013 Notes Transactions” means (a) the Consent Solicitation, (b) the execution and delivery of Supplemental Indenture No. 1 with respect to the Second Lien Notes Indenture, (c) the execution and delivery of Amendment No. 1 to the Prior Intercreditor Agreement and (d) the consummation of the transactions contemplated by each of the foregoing (including the making of any consent payments in connection with the Consent Solicitation).

“2013 Special Distribution” means a distribution made on or about November 20, 2013 to the members of Holdings in an amount not to exceed $110 million with the proceeds of Revolving Loans.

“2014 Arranger Fee Letter” means that certain Engagement and Fee Letter, dated as of May 15, 2014, among Neff LLC and Bank of America, N.A., relating to certain fees payable in connection with Amendment No. 1.

“2014 Loan Transactions” means (a) the incurrence of the Second Lien Loans, (b) the entry into the Second Lien Credit Agreement and the security documents, certificates, instruments and other agreements entered into in connection therewith, (c) the repayment in full of the Second Lien Notes, (d) the execution and delivery of the Intercreditor Agreement and Amendment No. 1, (e) the payment of, or entry into an agreement by any Credit Party to pay, incentive bonuses and other compensation, if any, to employees and/or members of the Board of Directors of any of the Credit Parties in connection with the Special Distributions and (f) the consummation of the transactions contemplated by each of the foregoing (including the Special Distributions).

“2016 Arranger Fee Letter” means that certain Engagement and Fee Letter, dated as of February 16, 2016, among Neff LLC and Bank of America, N.A., relating to certain fees payable in connection with this Agreement, and any other fee letter replacing or supplementing such Engagement and Fee Letter and relating to fees payable to the Arranger.

“2016 Loan Transactions” means (a) the execution and delivery of this Agreement and (b) the consummation of the transactions contemplated by the foregoing.

“Accommodation Payment” has the meaning specified in Section 9.22.

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounts” means all “accounts,” as such term is defined in the Code, owned on the Closing Date or thereafter acquired by any Credit Party, such term to include (a) all accounts receivable, other receivables, book debts, Rental Payments and other forms of obligations (other than, except in the case of Rental Payments, forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) and (e) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Act” has the meaning specified in Section 9.20.

“Advances” means any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Affected Lender” has the meaning specified in Section 9.19(a).

“Affiliate” means, with respect to any Person, each Person that controls, is controlled by or is under common control with such Person; provided that for purposes of Section 3.8, the term “Affiliate” shall include each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.  For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning specified in Section 3.8(a).

“Agent” means Bank of America, N.A., in its capacity as administrative agent and collateral agent for the Lenders, L/C Issuers and any other Secured Parties, or its successor appointed pursuant to Section 8.2.

“Agent Fee Letter” means that certain Administrative Agent Fee Letter, dated as of the First Restatement Effective Date, between Neff LLC and the Agent, relating to certain fees payable in connection with this Agreement, and any other fee letter replacing or supplementing such Administrative Agent Fee Letter and relating to fees payable to the Agent.

“Agent Parties” has the meaning specified in Section 9.3.

“Agent’s Office” means the Agent’s offices located at One Bryant Park, New York, New York 10036 or such other office designated in writing by Agent to Parent Borrower and the Lenders.

“Agreement” means, on any date, this Second Amended and Restated Credit Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Allocable Amount” has the meaning specified in Section 9.22.

“Amended Neff Holdings LLC Management Equity Plan” means the Amended Neff Holdings LLC Management Equity Plan as in effect on June 9, 2014 substantially in the form attached as Exhibit E to Amendment No. 2 as further amended from time to time in any manner that the Parent Borrower reasonably determines is not adverse to the interests of the Agent or the Lenders.

“Amendment No. 1” means that certain Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of June 9, 2014, among the Agent, the Lenders party thereto, Holdings, and Borrowers.

“Amendment No. 2” means that certain Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of October 14, 2014, among the Agent, the Lenders party thereto, Holdings and Borrowers.

“Applicable L/C Margin” means the per annum interest rate, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to the definition of “Applicable Margins.”

“Applicable Margins” means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Base Rate Margin and the Applicable Revolver LIBOR Margin.  The Applicable Margins shall be as set forth below and, except with respect to the Applicable Unused Line Fee Margin, shall be adjusted (up or down) from time to time prospectively on a quarterly basis as determined by Average Availability for the most recently completed quarter, commencing with the first Business Day after the end of the first full calendar quarter commencing after the Restatement Effective Date and continuing with the first Business Day of the first calendar month that occurs more than one (1) day after each Fiscal Quarter thereafter.  Adjustments in Applicable Margins will be determined by reference to the following grids:

Applicable Unused Line Fee Margin

Utilized Amount	Margin
> 50.00%	0.250%
< 50.00%	0.375%

If the Average Availability is:	Level of Applicable Margins:
Less than $125,000,000	Level I
Equal to or greater than $125,000,000 but less than $225,000,000	Level II
Equal to or greater than $225,000,000	Level III

	Applicable Margins
	Level I	Level II	Level III
Applicable Revolver Base Rate Margin	1.00%	0.75%	0.50%
Applicable Revolver LIBOR Margin	2.00%	1.75%	1.50%
Applicable L/C Margin	2.00%	1.75%	1.50%

In addition, the Applicable Margins (other than the Applicable Unused Line Fee Margin) shall be reduced by 0.25%, from time to time, for any period (a “Reduction Period”) commencing on the date on which quarterly Financial Statements required to be delivered pursuant to Section 4.1(b) are delivered and the Consolidated Total Leverage Ratio based on such Financial Statements is less than 2.75 to 1.00 and ending on the date, if any, on which quarterly Financial Statements required to be delivered pursuant to Section 4.1(b) are delivered and the Consolidated Total Leverage Ratio based on such Financial Statements is 2.75 to 1.00 or more.  At the end of any Reduction Period, the Applicable Margins shall be increased by 0.25% until the date on which any other Reduction Period commences.

At the end of each Fiscal Quarter, concurrently with the delivery of the quarterly Financial Statements required to be delivered pursuant to Section 4.1(b) hereof, Parent Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. The initial Applicable Margins shall be based on Level II until the first full Fiscal Quarter ending after the Restatement Effective Date.  Failure to timely deliver such certificate or the occurrence of any other Default or Event of Default shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first Business Day following the delivery of a certificate demonstrating that such an increase is not required and the cure or waiver of all other Defaults and Events of Default.  In the event that any certificate is shown to be inaccurate (regardless of whether this Agreement or the Revolving Loan Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Parent Borrower shall immediately deliver to the Agent a correct certificate for such Applicable Period, (ii) the Applicable Margin shall be determined in accordance with the Average Availability indicated on such correct certificate and (iii) Parent Borrower shall immediately pay to the Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period.  Nothing herein shall limit the rights of the Agent and Lenders with respect to Sections 1.2(d) and 6.

“Applicable Revolver Base Rate Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Base Rate applicable to the Revolving Loans, as determined by reference to the definition of “Applicable Margins.”

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loans, as determined by reference to the definition of “Applicable Margins.”

“Applicable Unused Line Fee Margin” means the per annum interest rate, from time to time in effect, payable in respect of Borrowers’ non-use of committed funds pursuant to Section 1.3(b), which interest rate is determined by reference to the definition of “Applicable Margins.”

“Approved Appraiser” means Rouse Appraisals LLC or such other appraisal company of similar qualifications and standing acceptable to Agent in its sole discretion.

“Approved Fund” has the meaning specified in the definition of “Qualified Assignee”.

“Arranger Fee Letter” means that certain Engagement and Fee Letter, dated as of October 29, 2013, among Neff LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, relating to certain fees payable in connection with this Agreement, and any other fee letter replacing or supplementing such Engagement and Fee Letter and relating to fees payable to the Arranger.

“Arranger” means, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or its successors, and its designated affiliates.

“Asset Disposition(s)” means (a) the disposition, whether by sale, lease, transfer, rental, conveyance, license or otherwise, of (i) any of the Stock or other equity or ownership interest of any direct or indirect Subsidiary of Holdings or (ii) any or all of the assets of Holdings or any of its Subsidiaries, (b) any loss or destruction of, or damage to, any or all of the assets of Holdings or any of its Subsidiaries that results in the receipt by such Person of insurance proceeds with respect to such assets and/or (c) any loss of property of Holdings or any of its Subsidiaries by condemnation, taking of such property or otherwise, that results in the receipt by such Person of a compensation payment in respect thereof.

“Assignee Group” means two or more Qualified Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment Agreement” has the meaning specified in Section 8.1(a).

“Average Availability” means for any period the average Excess Availability over the Business Days in such period measured as of the end of each such Business Day.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A.

“Bank Products” means (a) Related Swap Contracts, (b) products and services under Cash Management Documents and (c) to the extent not otherwise included in the foregoing, any or all types of banking products, services or facilities (other than Letters of Credit) extended to any Borrower by Agent or any Person that was a Lender or an Affiliate of Agent or any Lender at the time it entered into such banking products, services or facilities, including credit card services, merchant card services and such other banking products or services as may be requested by any Borrower (on behalf of itself or its Subsidiaries).

“Banking Relationship Debt” means Indebtedness or other obligations of any Borrower owing (a) to Agent, any Lender or any of their respective Affiliates with respect to any Bank Products or (b) to Agent in connection with its having provided any guaranty or indemnity on behalf of any such Person.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., or other applicable bankruptcy, insolvency or similar laws, as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus ½ of 1%; (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; and (iii) the

LIBOR Rate for a 30-day interest period as of such day plus 1%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan(s)” means a Loan or portion thereof bearing interest by reference to the Base Rate.

“Board of Directors” means, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Board of Governors of the Federal Reserve System” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower Materials” has the meaning specified in Section 4.1.

“Borrowers” means Parent Borrower and each Domestic Subsidiary of Parent Borrower.

“Borrower’s Accountants” means Deloitte & Touche LLP or such other independent certified public accountants of nationally recognized standing reasonably acceptable to Agent.

“Borrowing Base” means, with respect to the Credit Parties, as of any date of determination, from time to time, an amount equal to, without duplication, the lesser of (a) the Maximum Amount and (b) (i) the sum of (A) the Eligible Accounts Formula and (B) the Eligible Rental Fleet and Equipment Formula, less (ii) any Reserves established by the Decision Agent in its Permitted Discretion; provided, that with respect to any Subsidiary of Parent Borrower which becomes a Credit Party at any time after the Closing Date, the Accounts and Rental Fleet and Equipment of such new Credit Party shall not be included in the Borrowing Base until (x) Agent shall have conducted such appraisals, audits, evaluations and/or inspections of such Collateral as Agent shall deem reasonably necessary or advisable with respect to such Collateral and (y) Parent Borrower and such Subsidiary shall have complied with the requirements of Section 2.8.  Borrowing Base reserve determinations and decisions will be made by the Decision Agent in its Permitted Discretion.

“Borrowing Base Certificate” has the meaning specified in Section 4.1(e).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Agent’s Office is located and, if such day relates to any LIBOR Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).  For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capital Lease(s)” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a Capital Lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral” means cash or deposit account balances pledged and deposited with or delivered to Agent, for the benefit of the L/C Issuer, as collateral for the Letter of Credit Obligations, in an amount equal to 105% of such Letter of Credit Obligations, pursuant to documentation in form and substance reasonably satisfactory to the L/C Issuer (which documents are hereby consented to by the Lenders to the extent applicable).

“Cash Equivalents” means:

(a)           marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof;

(b)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(c)           commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(d)           certificates of deposit or bankers’ acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and

(e)           shares of any money market mutual or similar fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) through (d) above, (ii) has net assets of not less than $500,000,000 and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Cash Management Document” means any certificate, agreement or other document executed by any Borrower in respect of the Cash Management Obligations of any such Person.

“Cash Management Obligation(s)” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, return item, overdraft, controlled disbursement, credit, merchant store value or debit card, purchase card, electronic funds transfer, interstate depository network, automatic clearing house transfer and other cash management arrangements) provided after the Closing Date (regardless of whether these or similar services were provided prior to the Closing Date by Agent, any Lender or any Affiliate of any of them) by Agent or any Person that was a Lender or Agent or an Affiliate of Agent or any Lender at the time the applicable Cash Management Documents were entered into or provided under any Cash Management Documents entered into prior to the Restatement Effective Date with any Person who is a Lender or Agent or an Affiliate of Agent or any Lender as of the Restatement Effective Date, including in each case obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.).

“Certificate of Exemption” has the meaning specified in Section 1.13(c)(i).

“Certificate of Title” means any certificate of title, certificate of ownership or any other registration certificate issued under the laws of any state or commonwealth of the United States or any political subdivision thereof with respect to motor vehicles or other vehicles.

“Change in Law” has the meaning specified in Section 1.13(b).

“Change of Control” means any event, transaction or occurrence as a result of which:

(a)           at any time prior to the consummation of a Qualifying IPO, the Permitted Holders cease to “beneficially own” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) and control all of the voting rights associated with ownership of more than fifty percent (50%) of the outstanding Stock of Holdings having ordinary voting power on a fully diluted basis; or

(b)           at any time as of or after the consummation of a Qualifying IPO, (A) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Holders) shall become the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of outstanding Voting Stock of the Qualifying IPO Issuer entitling such “person” or “group” to cast more than thirty-five percent (35%) of the votes eligible to be cast in an election of directors, managing members or general partners, as applicable, of the Qualifying IPO Issuer and (B) the Permitted Holders shall own outstanding Voting Stock of the Qualifying IPO Issuer having a lesser percentage of the votes eligible to be cast in such an election of the Qualifying IPO Issuer at such time than the “person” or “group” in the foregoing clause (A); or

(c)           Holdings ceases to own and control all of the voting rights associated with all of the outstanding Stock of Parent Borrower.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, Liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

“Closing Date” means October 1, 2010.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property of any of the Credit Parties, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and the Secured Parties, to secure the Obligations or any portion thereof.  For the avoidance of doubt, “Collateral” shall not include Excluded Property.

“Collateral Documents” means the Security Agreement, the Pledge Agreement, the Guaranty, the Mortgages, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements, the Control Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property of any of the Credit Parties as security for payment of, the Obligations or any portion thereof.

“Commitment Termination Date” means the earliest of (a) the date which is the fifth anniversary of the Restatement Effective Date, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Revolving Loans to remain outstanding pursuant to Section 6.3 and (c) the date of (i) prepayment in full by Borrowers of the Revolving Loans, (ii) the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Section 1.5(f), and (iii) the permanent reduction of the Revolving Loan Commitments to zero Dollars ($0).

“Compliance and Pricing Certificate” has the meaning specified in Section 4.1(m).

“Concentration Account” means any cash collateral account (which may be a deposit account or a securities account) that is (a) established by Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Credit Parties or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as Agent may determine in its sole discretion, (c) in the name of Agent (although such account may also have words referring to a Borrower and the account’s purpose), (d) under the control of Agent and (e) in the case of a securities account, with respect to which Agent shall be the Entitlement Holder (as defined in the Code) and the only Person authorized to give Entitlement Orders (as defined in the Code).

“Consent Solicitation” means the solicitation pursuant to that certain Consent Solicitation Statement, dated October 15, 2013, of Neff Rental LLC and Neff Finance in connection with the amendment of the Second Lien Notes Indenture and the Prior Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time).

“Consolidated EBITDA” means, for any period, an amount equal to Consolidated Net Income of Parent Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP plus (a) the following to the extent deducted in calculating such Consolidated Net Income, but without duplication: (i) any provision for taxes based on income, capital or profits, including state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period (net of any credits applicable to any such taxes utilized or accrued during such period), (ii) total Interest Expense and, to the extent not reflected in such total Interest Expense, any losses on hedging obligations or other derivative transactions entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, (iii) depreciation and amortization expense, (iv) amortized debt discount, (v) cash expenses incurred in connection with the consummation of Permitted Acquisitions, the issuance of Qualified Stock or the incurrence of Indebtedness (in each case, whether or not the applicable Permitted Acquisition, issuance of Qualified Stock or incurrence of Indebtedness is consummated), (vi) all non-cash charges and non-cash losses (including the amount of (A) any compensation deduction as the result of any grant of Stock to employees, officers, directors, managers or members of management and (B) asset write-downs but excluding the write-down of any Accounts), (vii) cash expenses of a business acquired in connection with a Permitted Acquisition that will be eliminated within six months after the consummation of such acquisition which are either (x) permitted to be excluded by the Securities and Exchange Commission under Regulation S-X or (y) otherwise reasonably satisfactory to Agent, (viii) [Reserved], (ix) expenses incurred in connection with the consummation of the Related Transactions (as defined in the Existing Credit Agreement) to the extent such expenses were incurred within six months of the Closing Date, (x) expenses attributable to minority interests (excluding dividends and other distributions paid or payable in cash to the holders of such minority interests), (xi) any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments), (xii) expenses in connection with rental splits, (xiii) fees, costs, expenses and charges related to the 2011 Special Distribution and any fees, costs, expenses and charges related to the 2011 Notes Transactions, (xiv) expenses and charges in connection with impairment of goodwill and other intangible assets, (xv) out-of-pocket expenses incurred by Wayzata or its Affiliates (or any of its principals, employees, agents or other representatives) in connection with its performance of management, consulting, monitoring, financial advisory or other services provided to Holdings and its Subsidiaries to the extent permitted hereunder, (xvi) fees, expenses and other amounts payable by any Credit Party in connection with its performance, or payable or reimbursable to Neff Corporation in connection with its performance, of its obligations under the Tax Receivable Agreement and the IPO Common Unit Purchase Agreement, (xvii) any fees, costs, expenses or charges related to, or arising in connection with, this Agreement, the transactions contemplated hereby and the 2013 Notes Transactions (including any payment of fees under the Fee Letters and any consent payments paid in connection with the Consent Solicitation), (xviii) any fees, costs, expenses or charges related to, or arising in connection with, the 2014 Loan Transactions (including, without limitation, (x) any payment of fees under the 2014 Arranger Fee Letter and (y) any incentive bonuses and other compensation, if any, paid or payable to employees and/or members of the Board of Directors of any of the Credit Parties in connection with the 2014 Loan Transactions), (xix) any fees, costs, expenses or charges related to, or arising in connection with, the 2016 Loan Transactions, (including, without limitation, any payment of fees under the 2016 Arranger Fee Letter and (xx) any fees, costs, expenses or charges related to, or arising in connection with, the Neff Corporation Qualifying IPO, Amendment No. 2  or Second Lien Amendment No. 1 (including, without limitation, (A) payment of consent fees to lenders, (B) payment of prepayment premium and breakage costs to lenders, (C) any incentive bonuses and other compensation, if any, paid or payable to employees and/or members of the Board of Directors of any of the Credit Parties in connection with the Neff Corporation Qualifying IPO or under any Neff Holdings LLC 2014 Bonus Plan, (D) filing fees and exchange listing fees, (E) “roadshow” expenses, printer costs and other offering expenses and (F) underwriter discounts and commissions) minus (b) the following to the extent included in calculating such Consolidated Net Income, but without duplication: (i) net after tax income from the early extinguish of indebtedness or hedging obligations or other derivative instruments, (ii) gains from extraordinary items (net of loss from extraordinary items), (iii) any aggregate net gain (but not any aggregate net loss) arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all Stock and other securities) excluding gains from the sale of Rental Fleet and Equipment and Inventory in the ordinary course of business and (iv) all non-cash items increasing Consolidated Net Income including the reversal of any non-cash charge or non-cash loss (in each case of or by Parent Borrower and its Subsidiaries for such period).

Notwithstanding anything to the contrary in the foregoing, upon the consummation of a Permitted Acquisition, Consolidated EBITDA will be calculated on a pro forma basis to give effect to such Permitted Acquisition as if such Permitted Acquisition was completed on the first day of the applicable measurement period; provided that (a) income statement items attributable to the target acquired shall be included to the extent relating to any period applicable in such calculations to the extent (i) such items are not otherwise included in such income statement items for Parent Borrower and its Subsidiaries in accordance with GAAP or in accordance with this definition and (ii) such items are supported by financial statements or other information reasonably satisfactory to the Agent and (b) any Indebtedness incurred or assumed by any Borrower or any of its Subsidiaries (including target) in connection with such transaction and any Indebtedness of target which is assumed but not retired in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable measurement period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable measurement period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Parent Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)           the net income (or loss) of any Person (other than a Subsidiary of Parent Borrower) in which any Person other than Parent Borrower and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Parent Borrower or (subject to clause (b) below) any of its Subsidiaries during such period;

(b)           the net income of any Subsidiary of Parent Borrower during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or requirement of law applicable to that Subsidiary during such period; and

(c)           the net income (or loss) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, Parent Borrower or any of its Subsidiaries.

“Consolidated Secured Indebtedness” means an amount equal to the aggregate principal amount of Indebtedness under this Agreement and any Parity Lien Debt that is secured by Liens on property or assets of any of the Credit Parties and secured refinancings thereof and any other Indebtedness incurred pursuant to Section 3.1(d) that is secured by Liens on property or assets of any of the Credit Parties (other than the Second Lien Loans and any Indebtedness issued, incurred or otherwise obtained in exchange for, or to renew, replace or refinance, in whole or in part, the Second Lien Loans or any such refinancing Indebtedness).

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness as at such date (after giving effect to any incurrence or discharge of Indebtedness on such date) to (y) Consolidated EBITDA for the period of the most recent four consecutive Fiscal Quarters ending prior to the date of such determination for which consolidated Financial Statements of Holdings are available, provided that:

(1)           if since the beginning of such period any Credit Party shall have made an Asset Disposition to any Person that is not a Credit Party (other than Asset Dispositions that are permitted by Sections 3.7(a), 3.7(b) or 3.7(c)), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; and

(2)           if since the beginning of such period any Credit Party (by merger, consolidation or otherwise) shall have made an acquisition of assets or Stock (including any acquisition occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Asset Disposition or acquisition or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings and operations expense reductions relating to any such Asset Disposition, acquisition or other transaction) shall be as determined in good faith by a responsible financial or accounting officer of Holdings.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (x) Indebtedness of Parent Borrower and its Subsidiaries as at such date (after giving effect to any incurrence or discharge of Indebtedness on such date) to (y) Consolidated EBITDA for the period of the most recent four consecutive Fiscal Quarters ending prior to the date of such determination for which consolidated Financial Statements of Holdings are available, provided that:

(1)           if since the beginning of such period any Credit Party shall have made an Asset Disposition to any Person that is not a Credit Party (other than Asset Dispositions that are permitted by Sections 3.7(a), 3.7(b) or 3.7(c)), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; and

(2)           if since the beginning of such period any Credit Party (by merger, consolidation or otherwise) shall have made an acquisition of assets or Stock (including any acquisition occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Asset Disposition or acquisition or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings and operations expense reductions relating to any such Asset Disposition, acquisition or other transaction) shall be as determined in good faith by a responsible financial or accounting officer of Holdings.

“Contingent Obligation(s)” means, as applied to any Person, any direct or indirect liability of that Person:  (a) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (c) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreements” means:

(a)           in the case of any bank account, a deposit account control agreement by and among the applicable Credit Party, Agent and the depository, in form customarily signed by Agent and otherwise in form and substance reasonably satisfactory in all respects to Agent (it being understood a form customarily signed by Agent is reasonably satisfactory) pursuant to which such depository acknowledges the security interest of Agent in the deposit account, agrees to comply with instructions originated by Agent directing disposition of the funds in the bank account without further consent from such Credit Party and agrees to subordinate and limit any security interest the bank may have in such bank account on terms reasonably satisfactory to Agent;

(b)           in the case of any securities account, a securities account control agreement by and among the applicable Credit Party, Agent and the securities intermediary, in form customarily signed by Agent and otherwise in form and substance reasonably satisfactory in all respects to Agent (it being understood a form customarily signed by Agent is reasonably satisfactory) pursuant to which such securities intermediary acknowledges the security interest of Agent in the securities account, agrees to comply with instructions originated by Agent directing disposition of the funds in the securities account without further consent from such Credit Party and agrees to subordinate and limit any security interest the securities intermediary may have in such securities account on terms reasonably satisfactory to Agent; and

(c)           in the case of any commodities account, a commodities account control agreement by and among the applicable Credit Party, Agent and the commodities intermediary, in form customarily signed by Agent and otherwise in form and substance reasonably satisfactory in all respects to Agent (it being understood a form customarily signed by Agent is reasonably satisfactory) pursuant to which such commodities intermediary acknowledges the security interest of Agent in the commodities account, agrees to comply with instructions originated by Agent directing disposition of the funds in the commodities account without further consent from such Credit Party and agrees to subordinate and limit any security interest the commodities intermediary may have in such commodities account on terms reasonably satisfactory to Agent.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Agent, on behalf of itself and the Secured Parties, by each applicable Credit Party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party:  (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

“Cost” means, in respect of the cost of acquisition by any Borrower of any Rental Fleet and Equipment, the net cost of such Rental Fleet and Equipment to such Person after all cash and other discounts, premiums, rebates, advertising and other allowances and all other discounts or other allowances which may be allowed or taken by such Person against the purchase price of such Rental Fleet and Equipment.

“Credit Parties” means Holdings, Parent Borrower, each of Parent Borrower’s Subsidiaries and each other Person, in each case, who executes this Agreement as a “Credit Party” or who executes a Joinder Agreement or who grants a Lien on all or part of its assets to secure all of part of the Obligations.

“Currency Agreement” means any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect Parent Borrower or any Subsidiary of Parent Borrower against fluctuations in currency values.

“Decision Agent” means Agent.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning specified in Section 1.2(d).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disbursement Account” has the meaning specified in Section 1.1(d).

“Disqualified Stock” means that portion of any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the date that is five (5) years and six months after the Restatement Effective Date.

“Documents” means any “document,” as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States.

“Domestic Subsidiary” means each Subsidiary of Parent Borrower that is organized under the laws of a state of the United States, the laws of the District of Columbia or the laws of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” has the meaning specified in Section 1.7.

“Eligible Accounts Formula” means, on any date of determination, 85% of the net amount of Eligible Accounts at such time.

“Eligible Rental Fleet and Equipment” has the meaning specified in Section 1.9.

“Eligible Rental Fleet and Equipment Formula” means, on any date of determination, the lesser of (i) the Rental Fleet and Equipment NOLV Amount and (ii) 100% of the Net Book Value of Eligible Rental Fleet and Equipment.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules and regulations, now or hereafter in effect, and any applicable and legally enforceable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of (i) human health and safety (to the extent related to exposure to Hazardous Materials) and (ii) the environment and natural resources (including ambient air, indoor air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include CERCLA; the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any environmental transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil liability or common law arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 6.1.

“Excess Availability” means as of any date of determination (a) the Borrowing Base less (b) the Revolving Loans then outstanding (including, without duplication, the then outstanding balance of Swing Line Loans and Letter of Credit Obligations (other than Letter of Credit Obligations that are secured by cash collateral or a standby letter of credit (in form and substance and from an issuer satisfactory to Agent) in an amount equal to 105% of such Letter of Credit Obligations)).

“Excluded Property” has the meaning specified in the Security Agreement.

“Excluded Taxes” has the meaning specified in Section 1.13(a).

“Existing Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any regulations or administrative authority promulgated thereunder, and any agreements entered into pursuant to Section 1471(b)(1) of the IRC as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any intergovernmental agreements implementing the foregoing.

“Federal Assignment of Claims Act of 1940” means the Assignment of Claims Act of 1940, 31 U.S.C. § 3727 et seq.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Agent; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Fee Letters” means, collectively, the Arranger Fee Letter, the 2014 Arranger Fee Letter, the 2016 Arranger Fee Letter and the Agent Fee Letter.

“Fees” means any and all fees payable to Agent, Arranger, L/C Issuer or any Lender pursuant to this Agreement or any of the other Loan Documents.

“Financial Statements” means the consolidated income statements, statements of cash flows and balance sheets of Holdings and its Subsidiaries delivered in accordance with Sections 4.1(a), 4.1(b), and 4.1(c).

“First Amended and Restated Credit Agreement” means that certain credit agreement, dated as of November 20, 2013.

“First Restatement Effective Date” means November 20, 2013.

“Fiscal Month” means any of the monthly accounting periods of Parent Borrower.

“Fiscal Quarter” means any of the quarterly accounting periods of Parent Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Parent Borrower ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recent period of four consecutive Fiscal Quarters of Parent Borrower ending prior to the date of such determination for which consolidated Financial Statements of Holdings are available minus the aggregate amount of all Capital Expenditures of Parent Borrower and its Subsidiaries for such period (excluding the aggregate principal amount of Indebtedness expressly permitted under Section 3.1 (other than Indebtedness incurred under this Agreement) incurred to finance such Capital Expenditures and, without duplication of amounts netted from Capital Expenditures, the net proceeds of any used equipment disposals, in each case, to the extent Capital Expenditures for purposes of this calculation are above zero and for the avoidance of doubt any gains from the sale of Rental Fleet and Equipment and Inventory in the ordinary course of business shall not be netted against Capital Expenditures for purposes of calculating the Fixed Charge Coverage Ratio) to (b) the sum of (i) Interest Expense of Parent Borrower and its Subsidiaries for such period, (ii) the aggregate principal amount of all regularly scheduled principal or amortization payments on Indebtedness of Parent Borrower and its Subsidiaries for such period, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness expressly permitted under Section 3.1, (iii) the aggregate amount of Federal, state, local and foreign income, capital or profits taxes, including franchise and similar taxes and foreign withholding taxes of Parent Borrower and its Subsidiaries for such period, paid in cash, in each case, by Parent Borrower and its Subsidiaries and (iv) Restricted Payments paid by Holdings and its Subsidiaries after the First Restatement Effective Date pursuant to Sections 3.5(a), (e), (f), (i) and (k)(i) (with respect to Section 3.5(k)(i), solely to the extent that such Restricted Payment is related to an expense of Neff Corporation that is an expense item that, if such payment were made by the Parent Borrower or its Subsidiaries and deducted in the calculation of Consolidated Net Income, such payment would be added back in the calculation of Consolidated EBITDA).

For purposes of calculating the Fixed Charge Coverage Ratio, for any period, in the event that Parent Borrower or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings and Indebtedness incurred in connection with the 2013 Special Distribution, or the Special Distributions) or issues, repurchases or redeems preferred stock or Disqualified Stock subsequent to the commencement of the period for which the relevant calculation is being calculated and on or prior to the date on which the event for which the relevant calculation is made, then the relevant calculation will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period.

In addition, for purposes of the relevant calculation:

(1)           Investments, acquisitions, mergers, consolidations and dispositions of assets comprising a business unit that have been made by Parent Borrower or any of its Subsidiaries, or any Person or any of its Subsidiaries acquired by, or merged or consolidated with, Parent Borrower or any of its Subsidiaries during the applicable period will be given pro forma effect, as if they had occurred on the first day of the twelve-month reference period;

(2)           the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the calculation date, will be excluded;

(3)           the fixed charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the calculation date, will be excluded, but only to the extent that the obligations giving rise to such fixed charges will not be obligations of Parent Borrower or any of its Subsidiaries following the calculation date;

(4)           any Person that is a Subsidiary on the calculation date will be deemed to have been a Subsidiary at all times during the applicable period;

(5)           any Person that is not a Subsidiary on the calculation date will be deemed not to have been a Subsidiary at any time during the applicable period; and

(6)           if any Indebtedness bears a floating rate of interest, the cash interest expense on such Indebtedness will be calculated as if the rate in effect on the calculation date had been the applicable rate for the entire period (taking into account any hedging agreement permitted hereunder applicable to such Indebtedness).

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in accordance with Regulation S-X of the Securities Act of 1933, as amended.  Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the chief financial officer of Parent Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Parent Borrower may designate.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Foreign Lender” has the meaning specified in Section 1.13(c)(i).

“Foreign Subsidiary” means each Subsidiary of Parent Borrower other than a Domestic Subsidiary.

“Funding Date” has the meaning specified in Section 7.2.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that all calculations relative to liabilities shall be made without giving effect to the Statement of Financial Accounting Standards No. 159.

“General Intangibles” means “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means any “goods,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (i) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (ii) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranty” means the Guaranty dated as of the Closing Date, as amended, restated, supplemented or otherwise modified from time to time, entered into by Holdings in favor of Agent, for the benefit of the Secured Parties.

“Hazardous Material” means any chemical, compound, substance, material or waste or constituent thereof in any form that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCBs), or any radioactive substance.

“Hedging Agreement” means any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of Parent Borrower and its Subsidiaries, as such agreements may be amended, amended and restated, or supplemented from time to time.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Holdings LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement as in effect on June 9, 2014 substantially in the form attached as Exhibit B to Amendment No. 2, as further amended from time to time in any manner that the Borrower reasonably determines is not adverse to the interests of the Agent or the Lenders.

“Increased Amount Date” shall have the meaning provided in Section 1.14(a).

“Incremental Revolving Loan Commitments” shall have the meaning provided in Section 1.14(a).

“Incremental Revolving Loan” shall have the meaning provided in Section 1.14(b).

“Incremental Revolving Loan Lender” shall have the meaning provided in Section 1.14(b).

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations that would be Capital Lease Obligations under GAAP as in effect on the Closing Date and the present value (discounted at the Base Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all net obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, (g) all net obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but limited to the lesser of (x) the fair market value of such property or other assets and (y) the aggregate principal amount of such Indebtedness and (i) “earnouts” and similar payment obligations.

“Indemnitee” has the meaning specified in Section 9.1.

“Ineligible Accounts” has the meaning specified in Section 1.7.

“Ineligible Rental Fleet and Equipment” has the meaning specified in Section 1.9.

“Insolvency or Liquidation Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Credit Party, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Credit Party or with respect to a material portion of their respective assets, (iii) any liquidation, dissolution, reorganization or winding up of any Credit Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Credit Party.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Insurance Trigger Event” has the meaning specified in Section 2.2(c).

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercompany Note” means any promissory note evidencing loans made by any Credit Party to Parent Borrower or any of its Subsidiaries.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of June 9, 2014, among the Agent and the collateral agent under the Second Lien Credit Agreement and the other indebtedness described therein, as the same may be amended, restated, modified or waived from time to time.

“Interest Expense” means, with reference to any period, total cash interest expense (including that attributable to Capital Lease Obligations) of Parent Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of Parent Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements in respect of interest rates), calculated on a consolidated basis for Parent Borrower and its Subsidiaries for such period in accordance with GAAP.

“Interest Payment Date” means (a) as to any Base Rate Loan, the first Business Day of each Fiscal Quarter to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (i) the date upon which all of the Revolving Loan Commitments have terminated and the Loans have been paid in full, (ii) the Commitment Termination Date and (iii) the Restatement

Effective Date, shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under this Agreement or any other Loan Document.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Parent Borrower against fluctuations in interest rates.

“Inventory” means any “inventory,” as such term is defined in the Code, including Rental Fleet and Equipment, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” means (a) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of any Stock, or other ownership interest in, any other Person, and (b) any direct or indirect loan, advance or capital contribution by Holdings or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.  The amount of any Investment shall be the initial amount of such Investment and any addition thereto, as reduced by any repayment of principal (in the case of an Investment constituting Indebtedness) or any distribution constituting a return of capital (in the case of any other Investment).

“Investment Property” means all “investment property,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including:  (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of any Credit Party; (d) all commodity contracts of any Credit Party; and (e) all commodity accounts held by any Credit Party.

“IPO Common Unit Purchase Agreement” means the IPO Common Unit Purchase Agreement as in effect on June 9, 2014 substantially in the form attached as Exhibit C to Amendment No. 2, as amended from time to time in any manner that the Borrower reasonably determines is not adverse to the interests of the Agent or the Lenders.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Joinder Agreement” means a joinder agreement, in substantially the form of Exhibit A to the Existing Credit Agreement or such other documentation acceptable to Agent pursuant to which any Subsidiary of Parent Borrower becomes a party to this Agreement, the Pledge Agreement and the Security Agreement after the Closing Date.

“Landlord Lien State” means such state(s) or jurisdictions in which a landlord’s claim for rent or other obligations has priority over the Lien of Agent in any of the Collateral.

“L/C Issuer” means Bank of America or a Subsidiary thereof or a bank or other legally authorized Person selected by or reasonably acceptable to Agent, in such Person’s capacity as an issuer of Letters of Credit hereunder.

“L/C Sublimit” has the meaning specified in Section 1.1(c)(i).

“Lenders” means Bank of America and the other Lenders named on the signature pages of this Agreement or to any joinder agreement that is in form and substance satisfactory to the Agent, and, if any such Lender shall decide to assign all or any portion of the Obligations as provided in Section 8.1, such term shall include any Qualified Assignee of such Lender and each other assignee of such Lender permitted under Section 8.1(a).

“Letter of Credit Fee” has the meaning specified in Section 1.3(c).

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of a Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in Section 1.1(c) with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

“Letters of Credit” means standby letters of credit issued for the account of a Borrower by L/C Issuer for which Agent and Lenders have incurred Letter of Credit Obligations.

“LIBOR Breakage Fee” means an amount equal to the amount of any losses, expenses, liabilities (excluding loss of profit) that any Lender may sustain as a result of (a) any default by a Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following a Borrower’s delivery to Agent of any LIBOR Loan request in respect thereof or (b) any payment of the principal amount of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise).  For purposes of calculating amounts payable to a Lender under Section 1.3(d), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 1.3(d).

“LIBOR Loans” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a Business Day selected by a Borrower pursuant to this Agreement and ending one, two, three or six months (or twelve months if agreed to by all Lenders) thereafter, as selected by a Borrower in its irrevocable notice delivered to Agent in accordance with Section 1.1(a) or Section 1.2(e), as the context requires; provided that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)           if any LIBOR Period would otherwise end on a day that is not a Business Day, such LIBOR Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding Business Day;

(b)           any LIBOR Period that would otherwise extend beyond the date set forth in clause (a) of the definition of “Commitment Termination Date” shall end two (2) Business Days prior to such date;

(c)           any LIBOR Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last Business Day of a calendar month;

(d)           Borrowers shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e)           Borrowers shall select LIBOR Periods so that there shall be no more than 8 separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means, for any LIBOR Period with respect to a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior a LIBOR Period, for a term equivalent to such LIBOR Period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that if the LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; and provided, further, that any such comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing).

“Litigation” has the meaning specified in Section 4.1(j).

“Loan Account” as the meaning specified in Section 1.11.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Intercreditor Agreement, the Fee Letters (other than for purposes of Section 9.2), and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with this Agreement or the transactions contemplated thereby.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loan.

“Management Buyout Amount” means $2,000,000 in the aggregate during any Fiscal Year, plus the unused amounts remaining from the prior Fiscal Years; provided that the amount expended in any Fiscal Year shall first be deemed to be from the amount allocated to such Fiscal Year (without giving effect to any amounts carried over from prior Fiscal Years) and then from the amount carried over to such Fiscal Year.

“Material Adverse Effect” means a material adverse effect on, or material adverse developments with respect to, (a) the business operations, properties, assets or condition (financial or otherwise) of Holdings and its Subsidiaries, taken as a whole, (b) the legality, validity, binding effect or enforceability against a Credit Party of any Loan Document to which it is a party, (c) the ability of any Credit Party to fully and timely perform its Obligations and (d) the rights, remedies and benefits available to, or conferred on, Agent, any Lender or any Secured Party under any Loan Document.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitments of all Lenders as of that date.  The Maximum Amount in effect on the Restatement Effective Date is equal to $475,000,000.

“Maximum Distribution Amount” means an amount equal to the sum of (x) Excess Availability on June 9, 2014 (after giving effect to Amendment No. 1 and any prepayment of Loans on June 9, 2014) minus $85,000,000 and (y) the proceeds of the Second Lien Loans in excess of the amount of such proceeds required to (I) redeem the Second Lien Notes (including accrued interest and premium thereon, and fees, costs and expenses incurred in connection therewith) and (II) repay the Loans outstanding immediately prior to June 9, 2014 in order to satisfy the condition set forth in Section 4(d)(i) of Amendment No. 1.

“Maximum Lawful Rate” has the meaning specified in Section 1.2(f).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property” means all property that is subject to the Mortgages.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and the Secured Parties with respect to the Real Estate.

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Neff Corporation” means Neff Corporation, a Delaware corporation formed at the direction of Wayzata for the purposes of effecting a Qualifying IPO, together with its successors and assigns.

“Neff Corporation Qualifying IPO” means a Qualifying IPO of Neff Corporation in connection with which (a) Holdings amends and restates its limited liability operating agreement substantially in the form of Exhibit B to Amendment No. 2, (b) Neff Corporation applies all or a portion of the net proceeds from such Qualifying IPO to purchase common units of Holdings, and (c) Neff Corporation becomes the sole managing member of Holdings.

“Neff Finance” means Neff Rental Finance Corp., a Delaware corporation.

“Neff Holdings LLC 2014 Bonus Plans” means each of (a) the Neff Holdings LLC 2014 Management Special Bonus Plan, effective June 1, 2014, (b) the Neff Holdings LLC Amended and Restated Sale Transaction Bonus Plan, effective as of June 1, 2014 and as the same was further amended on or prior to June 9, 2014 in connection with the Neff Corporation Qualifying IPO, and (c) the Neff Holdings LLC Incentive Bonus Plan, as in effect on or prior to June 9, 2014.

“Net Book Value” means Cost minus accumulated depreciation that is calculated in accordance with GAAP.

“Net Orderly Liquidation Value” means, with respect to any Rental Fleet and Equipment and as determined by an Approved Appraiser, a net expected dollar amount to be realized at an orderly negotiated sale of such Rental Fleet and Equipment held within a reasonable period of time (but in any event within one hundred eighty (180) days) as of the date of such determination.

“Net Proceeds” means cash proceeds received by Holdings or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset

Disposition), net of (i) the costs of such Asset Disposition (including taxes attributable thereto) and (ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

“NOLV Appraisal” means an appraisal, in form and substance reasonably satisfactory to the Decision Agent, conducted by an Approved Appraiser pursuant to which such Approved Appraiser determines the net expected dollar amount to be realized at an orderly negotiated sale of the Rental Fleet and Equipment held within a reasonable period of time.

“NOLV Appraisal Presentment Date” means the date on which an NOLV Appraisal is conducted or performed, which date shall in any event be as of the last day of each Fiscal Quarter of Holdings and its Subsidiaries.

“Non-Consenting Lender” has the meaning specified in Section 9.19(c)(i).

“Non-Funding Lender” has the meaning specified in Section 8.5(a)(ii).

“Notes” means, collectively, the Revolving Notes and the Swing Line Notes.

“Notice of Conversion/Continuation” has the meaning specified in Section 1.2(e).

“Notice of Revolving Credit Advance” has the meaning specified in Section 1.1(a)(i).

“Notice of Swing Line Advance” has the meaning specified in Section 1.1(b)(i).

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), including Cash Management Obligations, obligations pursuant to Related Swap Contracts and Letter of Credit Obligations, owing by any Credit Party to Agent or any Lender or, solely to the extent arising in respect of any Cash Management Obligation or Related Swap Contract, to any Affiliate of any Lender or Agent or to a Person who was an Affiliate of, or an, Agent or Lender, at the time such item was entered into, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or any of the other Loan Documents, Cash Management Documents or any Related Swap Contract.  This term includes all principal, interest (including all interest, fees and other amounts that accrue after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed or allowable in such case or proceeding), Fees, Charges (excluding any Excluded Taxes), expenses, attorneys’ fees and any other sum chargeable to any Credit Party under this Agreement or any of the other Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Credit Agreement” means the Senior Secured Credit Agreement, dated as of October 1, 2010 (as amended by (i) Amendment No. 1, dated as of October 1, 2010, (ii) Amendment No. 2 to Credit Agreement and Amendment No. 1 to Security Agreement, dated as of May 5, 2011, (iii) Amendment No. 3 to Credit Agreement, dated as of March 12, 2012 and (iv) Incremental Revolver Joinder and Amendment No. 4 to Credit Agreement, dated as of October 25, 2012), by and among Parent Borrower, Holdings, each of Parent Borrower’s Subsidiaries (other than Neff Finance), the Agent and the other financial institutions party thereto.

“Other Lender” has the meaning specified in Section 8.5(d).

“Other Taxes” has the meaning specified in Section 1.13(g).

“Overadvances” has the meaning specified in Section 1.1(a)(i).

“Parent Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Parity Lien Debt” means (a) Indebtedness with a maturity that is the same as or later than the later of (x) the Commitment Termination Date and (y) the latest maturity date then in effect under the Second Lien Credit Agreement up to an amount, after giving effect to the incurrence of such Indebtedness, such that the Consolidated Secured Leverage Ratio does not exceed 3.50 to 1.0 immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof and (b) any Indebtedness that has been issued, incurred or otherwise obtained in exchange for, or to renew, replace or refinance, in whole or in part, any Indebtedness incurred under clause (a) of this definition or any Indebtedness incurred under this clause (b), subject to the proviso set forth in Section 3.1(d); provided however that no amortization payments may be included in or be made on any Indebtedness incurred under clause (a) or (b) of this definition.  For the avoidance of doubt, Parity Lien Debt, if secured, shall be subject to the Intercreditor Agreement or a substantially similar intercreditor agreement pursuant to which the Liens securing such Parity Lien Debt shall be junior in priority to the Liens securing the Obligations.

“Participant Register” has the meaning specified in Section 8.1(f).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Agent, on behalf of itself and the Secured Parties, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all patents of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States

Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Perfection Certificate” means a certificate dated the Restatement Effective Date in the form of Exhibit 5.22 hereto or any other form approved by the Agent.

“Permitted Acquisition” means the acquisition by purchase or otherwise of all or substantially all of the Stock of any company or the assets comprising a business unit of any company subject to the satisfaction of the following conditions:

(a)           Agent shall receive at least 15 days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(b)           such Permitted Acquisition shall only involve assets located in the United States and comprising a business, or those assets of a business, of the type permitted under Section 3.9;

(c)           such Permitted Acquisition shall be consensual and shall have been approved by at least a majority of the target’s board of directors or similar governing body;

(d)           the purchase price payable in connection with all Permitted Acquisitions, together with the principal amount of all Indebtedness assumed in connection with all such Permitted Acquisitions and the amount of all Permitted Earnout Obligations assumed in connection with such Permitted Acquisitions, shall not exceed for all Permitted Acquisitions since the Restatement Effective Date the sum of (i) $50,000,000 in aggregate principal amount and (ii) the aggregate fair value of any Qualified Stock of Holdings issued and sold to finance all or any portion of such Permitted Acquisition; provided, that the Credit Parties shall not be permitted to consummate a Permitted Acquisition unless Excess Availability (determined on a pro forma basis after giving effect to such Permitted Acquisition and all Loans funded and Letter of Credit Obligations incurred in connection therewith as if made on the first day of such period, and, upon satisfaction of the requirements in Section 2.8(e), after giving effect to any adjustment to Excess Availability in respect of such Permitted Acquisition) is not less than $50,000,000;

(e)           at or prior to the closing of any Permitted Acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets and/or Stock acquired pursuant thereto, and Holdings and Parent Borrower shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

(f)            concurrently with delivery of the notice referred to in clause (a) above, Parent Borrower shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

(i)            a pro forma consolidated balance sheet and income statement of Holdings and its Subsidiaries (including target), based on the most recently available financial statements, but taking into account such Permitted Acquisition and the funding of all Loans and other Indebtedness incurred in connection therewith; and

(ii)           such financial and other information as may be available to any of the Credit Parties with respect to target and/or the assets acquired in connection with such Permitted Acquisition;

(g)           on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and any related material agreements, documents and instruments reasonably requested by Agent;

(h)           at the time of such Permitted Acquisition and after giving effect thereto, the Credit Parties shall be in compliance with Section 3.19 as if then operative; and

(i)            at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

Notwithstanding the foregoing, the Accounts and the Rental Fleet and Equipment of the target shall not be included in the Borrowing Base until the requirements of Section 2.8(e) have been satisfied.

“Permitted Discretion” means, on three Business Days’ prior notice, discretional changes in Reserves based on events or conditions or other circumstances arising after the First Restatement Effective Date or based on facts not known to the Decision Agent as of the First Restatement Effective Date (i) that, in the Decision Agent’s commercially reasonable credit judgment exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions, have a reasonable relationship to the event, condition or other circumstance that caused such change and (ii) will be eliminated when, in the Decision Agent’s commercially reasonable credit judgment exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions, the event, condition or other circumstance causing the establishment thereof no longer exists or is no longer relevant to Parent Borrower’s business.  The Decision Agent will use its commercially reasonable efforts to consult with Parent Borrower when establishing new or increasing existing Reserves.

“Permitted Earnout Obligations” means an unsecured obligation to pay the seller in a Permitted Acquisition a future payment that is contingent upon the financial performance of the business acquired in such Permitted Acquisition exceeding a specified benchmark level, which payment becomes payable when such excess financial performance is achieved.

“Permitted Encumbrances” has the meaning specified in Section 3.2(a).

“Permitted Holders” means Wayzata, its respective Affiliates (other than portfolio companies) and any members of Wayzata.

“Permitted Liens” means the following Liens, security interests or other encumbrances:

(a)           Liens for taxes or assessments or other governmental Charges not yet due and payable;

(b)           pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA);

(c)           pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business;

(d)           inchoate and unperfected workers’, mechanics’ or similar Liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate;

(e)           subject to Section 2.6, statutory Liens of landlords for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

(f)            subject to Section 2.6 and solely to the extent that such Liens attach only to Inventory, Liens of carriers, warehousemen, suppliers or other similar possessory Liens arising in the ordinary course of business to the extent such amounts are for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

(g)           deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party;

(h)           any attachment or judgment Lien not constituting an Event of Default under Section 6.1;

(i)            zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate;

(j)            Liens, presently existing or hereafter created, in favor of Agent, for the benefit of the Secured Parties, securing the Obligations;

(k)           leases and subleases of property granted by a Credit Party to other Persons in the ordinary course and consistent with past practice so long as such lease or sublease does not materially interfere with the conduct of such Credit Party’s business or adversely affect the Liens granted to Agent pursuant to the Collateral Documents;

(l)            Liens (i) of a collection bank arising under Section 4-210 of the Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and

(m)          Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Parent Borrower or any of its Subsidiaries, including rights of offset and set-off.

“Permitted Tax Receivable Payment” means the aggregate amount of any accelerated lump sum amounts payable pursuant to the Tax Receivable Agreement by reason of any early termination of the Tax Receivable Agreement as a result of or in connection with the occurrence of a Change of Control that has been waived by the Requisite Lenders.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or with respect to which any Credit Party or ERISA Affiliate could reasonably expect to incur liability.

“Platform” has the meaning specified in Section 4.1.

“Pledge Agreement” means the Pledge Agreement entered into as of the Closing Date, as amended, restated, supplemented or otherwise modified from time to time, by Holdings, Parent Borrower and each other Credit Party that is (or hereafter becomes) party thereto in favor of Agent, for itself and the benefit of the Secured Parties, and any other pledge agreement entered into after the Closing Date by any Credit Party or any other Person specified in Section 2.8(e).

“Prior Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of May 5, 2011, among the Agent and the collateral agent for the Second Lien Notes and the other indebtedness described therein, as the same may be amended, restated, modified or waived from time to time.

“Pro Rata Share” means, with respect to all matters relating to any Lender, (i) with respect to the Revolving Loan, the percentage obtained by dividing (x) the Revolving Loan Commitment of that Lender by (y) the aggregate Revolving Loan Commitments of all Lenders, and (ii) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (x) the aggregate outstanding principal balance of the Loans held by that Lender by (y) the outstanding principal balance of the Loans held by all Lenders, as such percentages may be adjusted by assignments pursuant to Section 8.1.

“Projections” means Parent Borrower’s forecasted consolidated (a) balance sheets; (b) profit and loss statements and (c) cash flow statements.

“Proposed Change” has the meaning specified in Section 9.19(c).

“Protective Advance” means all expenses, disbursements and advances made or incurred by Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default that Agent, in its sole discretion, deems necessary or desirable to (a) preserve or protect the Collateral or any portion thereof, (b) enhance the likelihood, or maximize the amount, of repayment of the Obligations or (c) provide for the payment of unanticipated liabilities of any Credit Party arising after the Closing Date.

“Public Lender” has the meaning specified in Section 4.1.

“Purchase Money Obligation” has the meaning specified in Section 9-103 of the Code.

“Qualified Assignee” means (a) (i) any Lender, (ii) any Affiliate of any Lender and (iii) with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor (each such Person described in this clause (iii), an “Approved Fund”), and (b) any other Person other than (i) Parent Borrower or any of Parent Borrower’s Affiliates or Subsidiaries, (ii) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person) or (iii) any Non-Funding Lender.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualified Stock” means Stock that is not Disqualified Stock.

“Qualifying IPO” means the issuance by the Qualifying IPO Issuer of its common Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering).

“Qualifying IPO Issuer” means Holdings or a corporation or other legal entity which either (a) owns, directly or indirectly, 100% of the outstanding Stock of Holdings or (b) is the sole managing member of Holdings.  For the avoidance of doubt, upon consummation of the Neff Corporation Qualifying IPO, Neff Corporation shall be a Qualifying IPO Issuer.

“Real Estate” has the meaning specified in Section 5.12.

“Refunded Swing Line Loan” has the meaning specified in Section 1.1(b)(iii).

“Related Obligations” has the meaning specified in Section 8.6.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Related Swap Contracts” means each Interest Rate Agreement entered into between the Parent Borrower or any other Credit Party with Agent or any Person that was a Lender or Agent or an Affiliate of Agent or any Lender at the time it entered into such Interest Rate Agreement or any Interest Rate Agreement entered into prior to the Restatement Effective Date between the Parent Borrower or any other Credit Party with any Person who is a Lender or Agent or an Affiliate of Agent or any Lender as of the Restatement Effective Date.

“Related Transactions” means (a) the execution, delivery and performance by the Borrowers of this Agreement and each other Loan Document to which they are a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrowers on Mortgaged Properties and other properties pursuant to this Agreement and the Collateral Documents, (b) the execution, delivery and performance by Holdings of this Agreement and each of the other Loan Documents to which it is a party, the guaranteeing of the Obligations by Holdings and the grant of Liens by Holdings on Mortgaged Properties and other Collateral pursuant to this Agreement and the Collateral Documents, (c) the 2013 Notes Transactions, (d) the 2014 Loan Transactions, (e) the 2016 Loan Transactions and (f) the payment of all Fees, costs and expenses associated with all of the foregoing.

“Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping or leaching of Hazardous Material in the indoor or outdoor environment.

“Rent Reserve” means, with respect to any property of any Credit Party in any Landlord Lien State at which any Collateral is located but for which such Credit Party has not obtained a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, in accordance with Section 2.6, an amount equal to three (3) months’ estimated mortgage or rental payments for such property plus any other fees or charges owing by such Credit Party to each applicable landlord, mortgagee or bailee, as applicable, that has not duly executed and delivered to Agent a landlord’s agreement, mortgagee agreement or bailee letter or other subordination of security interest, in form and substance reasonably satisfactory to Agent; provided, however, that any of the foregoing amounts shall be adjusted from time to time hereafter upon (a) delivery to Agent of any such acceptable waiver or subordination, (b) the opening or closing of a Collateral location and/or (c) any change in the amount of rental, storage or processor payments or similar charges.

“Rental Fleet and Equipment” means Inventory which is of a type offered for sale or lease by any Borrower in the ordinary course of business of any Borrower including Inventory of any Borrower currently described as “rental equipment, net”.

“Rental Fleet and Equipment NOLV Adjusted Amount” means, on any date of determination, (a) the Net Book Value of Eligible Rental Fleet and Equipment multiplied by (b) the Rental Fleet and Equipment NOLV Adjustment Percentage.

“Rental Fleet and Equipment NOLV Adjustment Percentage” means, on any date of determination, a percentage equal to (a) the Net Orderly Liquidation Value of Rental Fleet and Equipment as of the most recent NOLV Appraisal Presentment Date divided by (b) the Net Book Value of Rental Fleet and Equipment as of the most recent NOLV Appraisal Presentment Date.

“Rental Fleet and Equipment NOLV Amount” means (a) on any NOLV Appraisal Presentment Date, 85% of the Net Orderly Liquidation Value of Eligible Rental Fleet and Equipment and (b) on any date following the most recent NOLV Appraisal Presentment Date, 85% of the Rental Fleet and Equipment NOLV Adjusted Amount.

“Rental Payments” means rental payments due to Parent Borrower or any other Subsidiary from the rental of Rental Fleet and Equipment owned or leased by such Person.

“Replacement Lender” has the meaning specified in Section 9.19(a).

“Requisite Lenders” means Lenders having (a) at least 51% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, at least 51% of the aggregate outstanding amount of the Revolving Loans.

“Reserves” means, on any date of determination, with respect to the Borrowing Base, reserves established by the Decision Agent, from time to time against the Borrowing Base or any component thereof in an amount equal to the sum of, without duplication, the following:

(a)           all amounts of past due rent, fees or other charges owing at such time by any Credit Party to any landlord of any premises where any of the Collateral is located or to any processor, repairman, mechanic or other Person who is in possession of any Collateral or has asserted any Lien or claim thereto;

(b)           any amounts which any Credit Party is obligated to pay pursuant to the provisions of any of the Loan Documents that the Decision Agent or any Lender elects to pay for the account of such Credit Party in accordance with authority for such election contained in any of the Loan Documents;

(c)           the aggregate amount of reserves established by the Decision Agent in respect of Banking Relationship Debt;

(d)           any Rent Reserve; and

(e)           such additional reserves in respect of events, conditions or other circumstances arising after the Closing Date, in each case, in such amounts as the Decision Agent may elect to impose from time to time in its Permitted Discretion;

provided, however, in no event shall Reserves be imposed with respect to events, conditions, facts and circumstances that have occurred prior to the First Restatement Effective Date unless such Reserves are in effect on the First Restatement Effective Date.

Notwithstanding anything in the Loan Documents to the contrary, Reserves shall not be established to the extent that such Reserves would be duplicative of any specific item excluded as ineligible in the definitions of “Eligible Accounts” or “Eligible Rental Fleet and Equipment,” but the Decision Agent shall retain the right, subject to the requirements set forth above, to establish Reserves with respect to prospective changes in eligible Collateral in its Permitted Discretion.

“Restatement Effective Date” means February 25, 2016.

“Restricted Payment” means, with respect to any Credit Party, (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; and (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding.

“Reversal Event” has the meaning specified in Section 3.19.

“Revolving Credit Advance” has the meaning specified in Section 1.1(a)(i).

“Revolving Loan” means, at any time, the sum of (a) the aggregate amount of Revolving Credit Advances outstanding to a Borrower (including Swing Line Advances) at any time plus (b) the aggregate Letter of Credit Obligations incurred on behalf of a Borrower.  Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Credit Advances or incur its Pro Rata Share of Letter of Credit Obligations (including, in the case of the Swing Line Lender, its commitment to make Swing Line Advances as a portion of its Revolving Loan Commitment) as set forth on Annex B or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Credit Advances (including, in the case of the Swing Line Lender, Swing Line Advances) or incur Letter of Credit Obligations, which aggregate commitment shall be four hundred seventy five million dollars ($475,000,000) on the Restatement Effective Date, as may

be increased from time to time on any Increased Amount Date to the extent of such Incremental Revolving Loan Commitment, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“Revolving Notes” has the meaning specified in Section 1.1(a)(i).

“Rolling Stock” means all transportation equipment owned by any of the Credit Parties that is used to transport Rental Fleet and Equipment including all trucks, trailers, tractors, service vehicles, vans, pick-up trucks, forklifts, wheel loaders and other mobile equipment and other vehicles, wherever located, which in each case is covered by a Certificate of Title under applicable state law, other than in each case Rental Fleet and Equipment.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Second Lien Agent” means Credit Suisse AG, in its capacity as administrative and collateral agent under the Second Lien Credit Agreement, together with its successors and assigns.

“Second Lien Amendment No. 1” means that certain Amendment No. 1 to Second Lien Credit Agreement, to be dated and effective prior to or simultaneous with the Neff Corporation Qualifying IPO, by and among Parent Borrower, Holdings, the other Credit Parties that are party thereto, the Second Lien Agent and the Second Lien Lenders that are party thereto, which amends the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of June 9, 2014, among Borrowers, Holdings, the guarantors party thereto from time to time, Credit Suisse AG, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC and Jefferies Finance LLC, as joint bookrunners and joint lead arrangers, Jefferies Finance LLC, as syndication agent and the lenders party thereto from time to time, as the same may be amended, restated, modified or waived from time to time.

“Second Lien Lenders” means each of the “Lenders” as defined in the Second Lien Credit Agreement.

“Second Lien Loans” means the loans and other Indebtedness under the Second Lien Credit Agreement.

“Second Lien Notes” means the $200,000,000 aggregate principal amount of senior secured notes due 2016 issued under the Second Lien Notes Indenture on May 5, 2011.

“Second Lien Notes Indenture” means the Indenture dated as of May 5, 2011, among Neff Rental LLC, Neff Finance, the guarantors party thereto and Wilmington Trust FSB,

as trustee and collateral agent, pursuant to which the Second Lien Notes are issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith.

“Secured Parties” means, collectively, Agent, Lenders, L/C Issuers and any other holder of an Obligation, including holders of Cash Management Obligations or Obligations under Related Swap Contracts.

“Security Agreement” means the Security Agreement entered into as of the Closing Date, as amended, restated, supplemented or otherwise modified from time to time, by Holdings, Parent Borrower and each other Credit Party that is (or hereafter becomes) party thereto in favor of Agent, for itself and the benefit of the Secured Parties, and any other security agreement entered into after the Closing Date by any Credit Party or any other Person.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Distributions” means one or more distributions made on or within ten (10) Business Days after June 9, 2014 to the members of Holdings, in an amount not to exceed (A) the lesser of (x) $378.0 million and (y) the Maximum Distribution Amount, in either case, minus (B) incentive bonuses and other compensation, if any, actually paid to employees and/or members of the Board of Directors of any of the Credit Parties as a result of the consummation of the 2014 Loan Transactions.

“Statement” has the meaning specified in Section 4.1(c).

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, common units, preferred units, units or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stub Period” has the meaning specified in Section 1.3(b).

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise, (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner and (c) any other Person the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Parent Borrower (excluding, for the avoidance of doubt, Neff Finance due to such entity having been dissolved prior to the Restatement Effective Date).

“Supermajority Lenders” means Lenders having (a) 75% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 75% or more of the aggregate outstanding amount of the Revolving Loans (with the Swing Line Loan being attributed to the Lender making such Loan).

“Swing Line Advance” has the meaning specified in Section 1.1(b)(i).

“Swing Line Availability” has the meaning specified in Section 1.1(b)(i).

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex B to this Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.  As of the Restatement Effective Date, the Swing Line Commitment is equal to $42,500,000.

“Swing Line Lender” means Bank of America.

“Swing Line Loan” means, at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

“Swing Line Note” has the meaning specified in Section 1.1(b)(ii).

“Tax Distributions” means:

(1)           for so long as for U.S. federal income tax purposes, Parent Borrower is taxed as a partnership or disregarded entity and is not wholly owned (directly or indirectly) by a corporate parent, (A) with respect to any taxable year ending after October 1, 2010, cash distributions to fund the assumed income tax liabilities of the direct or indirect equity owners of Parent Borrower (including estimated tax liabilities) in respect of the income of Parent Borrower for such taxable year, in an aggregate amount equal to the excess of (a) the product of (x) the net taxable income of Parent Borrower (treating Parent Borrower as a taxable entity, and calculated (i) by including in such net taxable income Parent Borrower’s distributive share of all tax items attributable to Parent Borrower and any Subsidiary of Parent Borrower taxed as a partnership or disregarded entity for U.S. federal income tax purposes, and (ii) without regard to any adjustments pursuant to Section 734 of the Code that arises on or after the Qualifying IPO or any adjustments pursuant to Section 743 of the Code) for the taxable year in question, reduced by any net taxable loss with respect to any prior taxable year ending after October 1, 2010 to the extent such prior net taxable loss (I) is of a character (ordinary or capital) that would permit such loss to be deducted against the income of the taxable year in question and (II) was not previously taken into account in determining the assumed income tax liabilities for any prior taxable year, and (y) the highest combined marginal federal and applicable state and/or local income tax rate (taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to an individual United States citizen or corporation (whichever is higher) residing in New York, New York for the taxable year in question (or portion thereof), over (b) in the case of any taxable year beginning prior to October 1, 2010, the aggregate amount of assumed estimated tax payments that should have been made under Section 6654 of the Code prior to October 1, 2010 (based on the assumption that all of the owners are individual or corporate residents of New York, New York (which results in a higher applicable combined marginal federal and applicable state and/or local income tax rate), calculated in a manner consistent with the calculation in clause (y) above); provided that, for the avoidance of doubt, in the event of any tax audit adjustment or other tax assessment or the filing of an amended tax return that results in additional taxable income of Parent Borrower (treating Parent Borrower as a taxable entity), the Tax Distributions with respect to such taxable year ending on or after October 1, 2010 shall be recalculated by giving effect to such adjustment, assessment or amended tax return (for the avoidance of doubt, taking into account interest and penalties), in a manner consistent with the calculation in clause (B) below) and (B) with respect to any taxable year ending prior to October 1, 2010, cash distributions to pay the assumed income tax liabilities of the direct or indirect equity owners of Parent Borrower in respect of the income of Parent Borrower for such taxable year, in an aggregate amount equal to the sum of (i) the product of (I) any additional taxable income of Parent Borrower (calculated in a manner consistent with the calculation in clause (A) above) for such taxable year resulting from a tax audit adjustment or other tax assessment or the filing of an amended tax return made after October 1, 2010 and (II) the highest combined marginal federal and applicable state and/or local income tax rate (taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to an individual United States citizen or corporation (whichever is higher) residing in New York, New York for the taxable year in question plus (ii) interest and penalties relating to such tax audit adjustment, assessment or amended tax return,

(2)           with respect to any taxable period for which Parent Borrower or any of its Subsidiaries is a member of a consolidated, combined or similar income, franchise or other state and/or local tax group of which Holdings or its direct or indirect parent is the common parent (a “Tax Group”), or for which Parent Borrower is a partnership or disregarded entity that is wholly owned (directly or indirectly) by a corporate parent (a “Corporate Parent”), cash distributions to pay the portion of the Tax Group’s or Corporate Parent’s actual cash income, franchise or other state and/or local tax liability attributable to Parent Borrower and/or its Subsidiaries, in an amount not to exceed the income, franchise or other state and/or local tax liability that would have been payable by Parent Borrower and/or such Subsidiaries if such entities had always been taxable on a stand-alone basis (reduced by any such income, franchise or other state and/or local taxes paid or to be paid directly by Parent Borrower or its Subsidiaries), and

(3)           cash distributions to pay any taxes of Holdings not described in clause (1) or (2) above, provided that the aggregate payments pursuant to this clause (3) shall not exceed $250,000 per calendar year.

“Tax Receivable Agreement” means the Tax Receivable Agreement as in effect on June 9, 2014 substantially in the form attached as Exhibit D to Amendment No. 2, as amended from time to time in any manner that the Borrower reasonably determines is not adverse to the interests of the Agent or the Lenders.

“Tax Return” means all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date on which (a) the Loans have been repaid in full in cash, (b) all other Obligations under this Agreement and the other Loan Documents (other than contingent indemnification Obligations to the extent no claim has been asserted) have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized in the amount set forth in Section 1.5(f), cancelled or backed by standby letters of credit acceptable to Agent and (d) no Borrower shall have any further right to borrow any monies or request any other extensions of credit under this Agreement or the other Loan Documents.

“Threshold Amount” means, as of any date of determination, an amount equal to the greater of (x) the lesser of (i) 10.0% of the Revolving Loan Commitments of all Lenders as of such date and (ii) 10.0% of the Borrowing Base and (y) $35.0 million.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that Parent Borrower, any other Credit Party or any of their respective ERISA Affiliates maintains, contributes to or has an obligation to contribute to or with respect to which any Credit Party or ERISA Affiliate could incur liability.

“Trade-In Transaction” means a transaction in which Parent Borrower or any of its Subsidiaries trades in Inventory or Equipment to a dealer or an original equipment manufacturer in consideration for cash, credit or similar Inventory or Equipment or a combination thereof.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Agent, on behalf of itself and the Secured Parties, by each applicable Credit Party.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party:  (a) all trademarks, trade names, trade dress, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Trigger Event” has the meaning specified in Section 3.19.

“UFCA” has the meaning specified in Section 9.22.

“UFTA” has the meaning specified in Section 9.22.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan.

“United States” means the United States of America, including, for the avoidance of doubt, the Commonwealth of Puerto Rico.

“Unused Line Fee” has the meaning specified in Section 1.3(b).

“Utilized Amount” means with respect to any quarterly or other period, the average for such period of the daily closing balances of the Revolving Loan (including, without duplication, outstanding Swing Line Loans and Letter of Credit Obligations) outstanding during such period divided by the Maximum Amount (as it may be adjusted from time to time).

“Vendor Lease” means a lease pursuant to which any Person leases Rental Fleet and Equipment from a Vendor Lessor, whether or not such lease constitutes an operating lease or a Capital Lease under GAAP and whether or not such lease constitutes a true lease or a secured transaction under the Code or other applicable law.

“Vendor Lessor” means any Person who leases Rental Fleet and Equipment to a Credit Party pursuant to a Vendor Lease.

“Voting Stock” means, with respect to any Person, any class or classes of Stock of such Person that entitles the holders thereof to vote in the election of directors, managing members or general partners, as the case may be, of such Person.

“Wayzata” means funds managed by Wayzata Investment Partners LLC.

“Wholly Owned” means, with respect to any Person, a Subsidiary of such Person all the outstanding Stock of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) is owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Rules of construction with respect to accounting terms used in this Agreement or the other Loan Documents shall be as set forth or referred to in this Annex A.  All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control.  Unless otherwise specified, references in this Agreement or any other Loan Document or any of the Appendices, Section, subsection or clause hereof or thereof refer to such Section, subsection or clause as contained in this Agreement (as amended and restated on February 25, 2016) or such Loan Documents, as applicable.  The words “herein,” “hereof” and “hereunder” and other words of similar import in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as applicable, as a whole, including all Annexes, Exhibits and Schedules hereto or thereto, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement, such other Loan Document or any such Annex, Exhibit or Schedule, as the case may be.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders.  The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.  Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B
to
CREDIT AGREEMENT

PRO RATA SHARES AND COMMITMENT AMOUNTS

LENDER	REVOLVING LOAN COMMITMENT	SWING LINE LOAN COMMITMENT (IF ANY)	PRO RATA SHARE
Bank of America, N.A.	$150,000,000	$42,500,000	31.578947368%
Wells Fargo Capital Finance, LLC	$85,000,000	―	17.894736842%
SunTrust Bank	$80,000,000	―	16.842105263%
Regions Bank	$70,000,000	―	14.736842105%
Bank of Montreal	$50,000,000	―	10.526315789%
NYCB Specialty Finance Company, LLC, a wholly-owned subsidiary of New York Community Bank	$40,000,000	―	8.421052632%
Total	$475,000,000	$42,500,000	100%

B-1

ANNEX C
to
CREDIT AGREEMENT

CLOSING CHECKLIST

A.                                    LOAN DOCUMENTS AND COLLATERAL MATTERS

1.                                      Credit Agreement:  This Agreement or counterparts hereof shall have been duly executed and delivered by each Credit Party, Agent and Lenders.

2.                                      Revolving Notes:  Duly executed originals of the Revolving Notes for each requesting Lender, dated the Restatement Effective Date, shall have been delivered to Agent.

3.                                      Swing Line Notes:  Duly executed originals of the Swing Line Notes for each requesting Lender, dated the Restatement Effective Date, shall have been delivered to Agent.

4.                                      Evidence of Insurance:  Satisfactory evidence shall have been delivered to Agent that the insurance policies required by Section 2.2 of the Agreement are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as applicable, in favor of Agent, for the benefit of the Secured Parties.

5.                                      Personal Property Requirements.  Agent shall have received, (to the extent not already received by the Agent prior to the Restatement Effective Date):

•                                          all certificates, agreements or instruments representing or evidencing securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;

•                                          UCC financing statements in appropriate form for filing under the Code, filings with the United States Patent and Trademark Office and United States Copyright Office;

•                                          evidence acceptable to the Agent of payment or arrangements for payment by the Credit Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Collateral Documents;

•                                          an Intercompany Note in a form reasonably satisfactory to Agent executed by and among Holdings, Parent Borrower and each of its Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank;

•                                          all other certificates, agreements, including Control Agreements, or instruments necessary to perfect the Agent’s security interest in all Chattel Paper, all Instruments, all deposit, securities and commodities accounts and all Investment Property of each Credit Party;

•                                          UCC, tax and judgment lien searches or equivalent reports or searches that the Agent deems appropriate, none of which show liens that encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Encumbrances or any other Liens acceptable to the Agent); and

•                                          a duly executed Perfection Certificate.

B.                                    CLOSING CERTIFICATES

1.                                      Borrowing Base Certificate:  A Borrowing Base Certificate for the Borrowers.

2.                                      Notice of Revolving Credit Advance:  Duly executed Notice of Revolving Credit Advance, dated at least one (1) Business Day prior to the Restatement Effective Date, shall have been delivered to Agent and may request Loans to be made available on the Restatement Effective Date.

3.                                      Officer’s Certificate:  Duly executed originals of a certificate of an authorized officer of Parent Borrower, dated the Restatement Effective Date, certifying on behalf of Parent Borrower that as of the Restatement Effective Date and after giving effect to the Related Transactions the representations and warranties in this Agreement are accurate, true and correct in all material respects.

4.                                      Other Documents.  Agent shall have received such other certificates, documents and agreements with respect to any Credit Party as Agent may, in its sole discretion, request.

C.                                    FINANCIAL MATTERS

1.                                      Solvency:  Agent shall have received a certificate of the chief financial officer of each Credit Party certifying that such Credit Party (after giving effect to the 2016 Loan Transactions) is solvent.

2.                                      Minimum Excess Availability:  On the Restatement Effective Date, Borrower shall have Excess Availability (determined based on the Borrowing Base Certificate delivered to Agent on the Restatement Effective Date) of at least $175.0 million, calculated on a pro forma basis after giving effect to the 2016 Loan Transactions, and with all of Borrowers’ obligations current in accordance with historical practices.

D.                                    CORPORATE DOCUMENTS & LEGAL OPINIONS

1.                                      Certificate of Incorporation and Good Standing:  For each Credit Party, Agent shall have received (a) the articles or certificate of incorporation or certificate of formation, as applicable, of such Credit Party and all amendments thereto and (b) good standing certificates (including verification of tax status, if available) in such Credit Party’s state of incorporation or formation, as applicable, each dated a recent date prior to the Restatement Effective Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

2.                                      By-laws and Resolutions:  For each Credit Party, Agent shall have received (a) the bylaws or operating agreement of such Credit Party, as applicable, together with all amendments thereto and (b) resolutions of such Credit Party’s Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the transactions to be consummated in connection therewith, each certified as of the Restatement Effective Date by such Credit Party’s secretary or an assistant secretary as being in full force and effect without any modification or amendment.

3.                                      Incumbency Certificates:  For each Credit Party, Agent shall have received incumbency certificates and specimen signatures of the officers of such Credit Party executing any of the Loan Documents, certified as of the Restatement Effective Date by such Credit Party’s secretary or an assistant secretary as being true, accurate, correct and complete.

4.                                      Opinions of Counsel:  Duly executed originals of an opinion of Stroock & Stroock & Lavan LLP, special New York counsel for the Credit Parties, in form and substance reasonably satisfactory to the Agent.

E.                                    OTHER CONDITIONS

1.                                      Payment of Fees:  Holdings and Parent Borrower shall have paid the Fees required to be paid on the Restatement Effective Date to the Arranger and the Agent, including, without limitation, the reasonable and documented fees and expenses of counsel for the Agent and the Fees specified in the Fee Letters (including fees payable to Lenders) and other fees payable to the Joint Lead Arrangers and Book Runners.

2.                                      Information.  The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Act.

ANNEX D
to
CREDIT AGREEMENT

LENDERS’ BANK ACCOUNTS

Name:	Bank of America, N.A.
Bank:	A Bank of America Company
ABA #:	0260-0959-3
Account #:	9369337536
Reference:	BABC/ NEFF

EXHIBIT 4.1(m)
to
CREDIT AGREEMENT

COMPLIANCE AND PRICING CERTIFICATE

NEFF LLC

Date:                                   ,

This Compliance and Pricing Certificate (this “Certificate”) is given by NEFF LLC (“Parent Borrower”) pursuant to Section 4.1(m) of that certain Second Amended and Restated Senior Secured Credit Agreement, dated as of October 1, 2010, as amended and restated as of November 20, 2013 and as further amended and restated as of February 25, 2016, among Parent Borrower, Neff Holdings LLC, as Holdings, the Lenders from time to time party thereto and Bank of America, N.A., as agent for the Lenders and the other Secured Parties (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definitions shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Certificate on behalf of Parent Borrower.  By executing this Certificate such officer hereby certifies on behalf of Parent Borrower, and not in any individual capacity, to Agent and Lenders on and as of the date hereof that:

(a)                                 I am the duly elected [Chief Financial Officer/Chief Executive Officer] of Parent Borrower.

(b)                                 the financial statements delivered with this Certificate in accordance with Section 4.1(b), and/or 4.1(c) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Parent Borrower and its Subsidiaries as of the dates of such financial statements [(except that quarterly Financial Statements do not include footnote disclosures and are subject to year-end adjustment)];

(c)                                  I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrowers during the accounting period covered by such financial statements;

(d)                                 such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth on Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Parent Borrower has taken, is taking and proposes to take with respect thereto; each representation or warranty by any Credit Party contained in any Loan Document is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date, in which case, as of such earlier date;

(e)                                  except as set forth on Schedule 1 hereto, Parent Borrower is in compliance with the covenants contained in Sections 3.1, 3.3, 3.4, 3.5, 3.17, 3.19 and 3.20 of the Credit Agreement, as demonstrated on Schedule 1 hereto;

(f)                                   except as set forth on Schedule 2 hereto, subsequent to the date of the most recent Certificate submitted by Parent Borrower pursuant to Section 4.1(m) of the Credit Agreement, no Credit Party has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction of organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any other Person without giving Agent any notice required by the Security Agreement; and

(g)                                  except as set forth on Schedule 3 hereto, subsequent to the date of the most recent Certificate submitted by Parent Borrower pursuant to Section 4.1(m) of the Credit Agreement, there has been no event which would alter any of the disclosures set forth on Schedule 5.4(b) of the Credit Agreement.

IN WITNESS WHEREOF, Parent Borrower has caused this Certificate to be executed by                                  this                 day of                       ,                  .

NEFF LLC

By:
Its:

SCHEDULE 1
Exhibit 4.1(m)

ALL AMOUNTS IN EXHIBIT 4.1(m) ARE WITHOUT DUPLICATION AND, UNLESS OTHERWISE INDICATED, ARE CALCULATED FOR HOLDINGS AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS.

INDEBTEDNESS
(Section 3.1)

Indebtedness secured by purchase money Liens or incurred with respect to Capital Leases or synthetic leases (Section 3.1(e)):

Actual in the aggregate	$

Permitted in the aggregate	$10,000,000

In Compliance	Yes/No

unsecured Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding so long as no cash interest or amortization payments are made on, or required with respect to, such Indebtedness and such Indebtedness has a final maturity date at least six months after the Commitment Termination Date at the time of incurrence; (Section 3.1(j)):

Actual in the aggregate	$

Permitted in the aggregate	$50,000,000

In Compliance	Yes/No

any other Indebtedness not to exceed $10,000,000 in the aggregate (Section 3.1(f)):

Actual in the aggregate	$

Permitted in the aggregate	$10,000,000

In Compliance	Yes/No

INVESTMENTS
(Section 3.3)

Intercompany loans, advances or capital contributions by any Credit Party to any Subsidiary that is not a Credit Party (Section 3.3(b)):

Actual in the aggregate	$

Permitted in the aggregate	$1,000,000

In Compliance	Yes/No

Loans and advances to employees for moving, entertainment, travel, and similar expenses in the ordinary course of business (Section 3.3(c)):

Actual in the aggregate	$

Permitted in the aggregate	$1,000,000

In Compliance	Yes/No

Loans made to officers or employees in connection with the purchase of Stock of Holdings (Section 3.3(j)):

Actual in the aggregate	$

Permitted in the aggregate	$1,000,000

In Compliance	Yes/No

Other Investments (Section 3.3(n)):

Actual in the aggregate	$

Permitted in the aggregate	$5,000,000

In Compliance	Yes/No

CONTINGENT OBLIGATIONS

(Section 3.4)

Contingent Obligations not otherwise permitted in Sections 3.4(a) through (f) (Section 3.4(g)):

Actual in the aggregate	$

Permitted in the aggregate	$5,000,000

In Compliance	Yes/No

RESTRICTED PAYMENTS
(Section 3.5)

Payments to Holdings to permit Holdings to pay general administrative costs and expenses when due in the ordinary course of business (Section 3.5(g)):

Actual in the aggregate	$

Permitted in the aggregate	$2,000,000

In Compliance	Yes/No

Payment of out-of-pocket expenses by Holdings incurred by Wayzata or any of its Affiliates in connection with its performance of management, consulting, monitoring, financial advisory or other services provided to Holdings and its Subsidiaries (Section 3.5(h)):

Actual in the aggregate	$

Permitted in the aggregate	$100,000/year

In Compliance	Yes/No

LEASE LIMITS
(Section 3.17)

All rents (or substantially equivalent payments) paid during the measuring period for operating leases, synthetic leases and similar off-balance sheet financing (Section 3.17):	$

Permitted Lease Payments (Fiscal Year)	$20,000,000

In Compliance	Yes/No

CONSOLIDATED TOTAL LEVERAGE RATIO
(Section 3.19)

Minimum Consolidated Total Leverage Ratio required if Excess Availability is less than an amount equal to the greater of (x) the lesser of (i) 10.0% of the Revolving Loan Commitments of all Lenders as of such date and (ii) 10.0% of the Borrowing Base and (y) $35.0 million (subject to a Reversal Event) (Section 3.19):

$

In Compliance	Yes/No

Calculation of the Consolidated Total Leverage Ratio:

The ratio of:

Indebtedness of Parent Borrower and its Subsidiaries as at such date (after giving effect to any incurrence or discharge of Indebtedness on such date)

to:

Consolidated EBITDA for the period of the most recent four consecutive Fiscal Quarters ending prior to the date of such determination for which consolidated Financial Statements of Holdings are available

Consolidated Total Leverage Ratio

FIXED CHARGE COVERAGE RATIO
(Section 3.20)

Fixed Charge Coverage Ratio may not be less than 1.0:1.0 if Excess Availability is less than an amount equal to the greater of (x) the lesser (i) 10.0% of the Revolving Loan Commitments of all Lenders as of such date and (ii) 10.0% of the Borrowing Base and (y) $35.0 million (subject to a Reversal Event) (Section 3.20):

$

In Compliance	Yes/No

Calculation of Fixed Charge Coverage Ratio:

The ratio of:

Consolidated EBITDA for the most recent period of four consecutive Fiscal Quarters of Parent Borrower ending prior to the date of such determination for which consolidated Financial Statements of Holdings are available minus

the aggregate amount of all Capital Expenditures of Parent Borrower and its Subsidiaries for such period (excluding the aggregate principal amount of Indebtedness expressly permitted under Section 3.1 of the Credit Agreement incurred to finance such Capital Expenditures and, without duplication of amounts netted from Capital Expenditures, the net proceeds of any used equipment disposals, in each case, to the extent Capital Expenditures for purposes of this calculation are above zero and for the avoidance of doubt any gains from the sale of Rental Fleet and Equipment and Inventory in the ordinary course of business shall not be netted against Capital Expenditures for purposes of calculating the Fixed Charge Coverage Ratio)

to:

the sum of:

Interest Expense of Parent Borrower and its Subsidiaries for such period;

the aggregate principal amount of all regularly scheduled principal or amortization payments on Indebtedness of Parent Borrower and its Subsidiaries for such period, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness expressly permitted under Section 3.1 of the Credit Agreement;

the aggregate amount of Federal, state, local and foreign income, capital or profits taxes, including franchise and similar taxes and foreign withholding taxes of Parent Borrower and its Subsidiaries for such period, paid in cash, in each case, by Parent Borrower and its Subsidiaries; and

Restricted Payments paid by Holdings and its Subsidiaries after the First Restatement Effective Date pursuant to Sections 3.5(a), (e), (f), (i) and (k)(i) of the Credit Agreement (with respect to Section 3.5(k)(i), solely to the extent that such Restricted Payment is related to an expense of Neff Corporation that is an expense item that, if such payment were made by the Parent Borrower or its Subsidiaries and deducted in the calculation of Consolidated Net Income, such payment would be added back in the calculation of Consolidated EBITDA)

Fixed Charge Coverage Ratio

CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR
EVENT OF DEFAULT

[If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Parent Borrower has taken, is taking or proposes to take with respect thereto; if no condition or event exists, state “None.”]

SCHEDULE 2
Exhibit 4.1(m)

ORGANIZATION/LOCATION CHANGES

[If any Credit Party has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction of organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any other Person without giving Agent any notice required by the Security Agreement, such event shall be specified below; if no such event has occurred, state “None.”]

SCHEDULE 3
Exhibit 4.1(m)

CAPITALIZATION CHANGES

[If with respect to any Credit Party there has been a change in authorized Stock, issued and outstanding Stock or the identity of the holders of any Stock, or if with respect to any Credit Party there has been a change pertaining to preemptive rights or any other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any Stock, such change shall be set forth below; if no such change has occurred, state “None.”]

EXHIBIT 5.22

FORM OF PERFECTION CERTIFICATE

[See attached.]

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Security Agreement, dated as of October 1, 2010 (as amended, restated, supplemented or otherwise modified, the “Security Agreement”), among Neff LLC, a Delaware limited liability company (“Parent Borrower”), Neff Holdings LLC, a Delaware limited liability company (“Holdings”), the other parties thereto and the Agent (as hereinafter defined) and (ii) that certain Second Amended and Restated Credit Agreement dated as of October 1, 2010, as amended and restated as of November 20, 2013 and as further amended and restated as of February 25, 2016 (the “Credit Agreement”) among Parent Borrower, Holdings, certain other parties thereto and Bank of America, N.A. as agent (in such capacity, the “Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

As used herein, the term “Companies” means Holdings, Parent Borrower and each of its Domestic Subsidiaries.

The undersigned hereby certify to the Agent as follows:

1.                                   Names.

(a)                                 The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(b)                                 Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had since October 1, 2010, together with the date of the relevant change.

(c)                                  Set forth in Schedule 1(c) is a list of all other names used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time between October 1, 2010 and the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2.                                   Current Locations. The chief executive office of each Company is located at the address set forth in Schedule 2 hereto.

3.                                   Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 attached hereto, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

4.                                   File Search Reports. Attached hereto as Schedule 4 is a true and accurate summary of file search reports from the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or Section 3 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule (1)(c) or Schedule 3 with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending state lawsuits or other filing identified in such file search reports has been delivered to the Agent.

5.                                 [Reserved].

6.                                 Schedule of Filings. Except for the filings and actions taken prior to the date hereof, no other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Agent pursuant to the Collateral Documents on the Closing Date or after the Closing Date and prior to the Restatement Effective Date.

7.                                 Real Property. (a) Attached hereto as Schedule 7(a) is a list of all (i) real property owned, leased or otherwise held by each Company as of the Restatement Effective Date, (ii) filing offices for mortgages relating to the Mortgaged Property, if any, as of the Restatement Effective Date and (iii) common names, addresses and uses of each Mortgaged Property (stating improvements located thereon). Except as described on Schedule 7(b)  attached hereto: (i) no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 7(a) and (ii) no Company has any leases which require the consent of the landlord, tenant or other party thereto to the 2016 Loan Transactions.

8.                                 Stock Ownership and Other Equity Interests. Attached hereto as Schedule 8(a)  is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of the Parent Borrower and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 8(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

9.                                 Instruments and Tangible Chattel Paper. Attached hereto as Schedule 9 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof having a principal amount in excess of $50,000, including all intercompany notes between or among any two or more Companies or any of their Subsidiaries.

10.                          Intellectual Property. (a) Attached hereto as Schedule 10(a) is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States

Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company.

(b)                            Attached hereto as Schedule 10(b) is a schedule setting forth all of each Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreement), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.

(c)                             All filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyrights Licenses set forth on Schedule 10(a) and Schedule 10(b), if any, have previously been filed.

11.                          Commercial Tort Claims. Attached hereto as Schedule 11 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof.

12.                          Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 12 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

13.                          Letter-of-Credit Rights. Attached hereto as Schedule 13 is a true and correct list of all letters of credit issued in favor of each Company, as beneficiary thereunder.

14.                          Motor Vehicles. Attached hereto as Schedule 14 is a true and correct list of all motor vehicles (covered by certificates of title or ownership) valued at over $50,000 and owned by each Company.

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this     day of               , 2016.

NEFF LLC

By:
Name:
Title:

NEFF HOLDINGS LLC

By:
Name:
Title:

NEFF RENTAL LLC

By:
Name:
Title:

[Signature Page to Perfection Certificate]

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Federal Taxpayer Identification Number	State of Formation	Organizational ID

Schedule 1(b)

Prior Organizational Names

Schedule 1(c)

Changes in Corporate Identity; Other Names

Schedule 2

Chief Executive Offices

Company/Subsidiary	Address	County	State

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Schedule 4

File Search Reports

Schedule 7(a)

Real Property

Company Properties

Lease Real Property

Address	City	State	Vendor/Landlord

Owned Real Property

Address	City	State	Owned

Mortgaged Property

Filing Office for Mortgaged Property

Schedule 7(b)

Required Consents; Company Held Landlord’s/Grantor’s Interests

Company Held Landlord Interests (Subleases)

Address	City	State	Sublessee

Required Consents

Schedule 8

(a) Equity Interests of Company and Subsidiaries

Current Legal Entities Owned	Record Owner	Beneficial Owner	Certificate No.	Number of Shares of Stock or Units of Limited Liability Company Interests Outstanding	Number of Shares of Stock or Units of Limited Liability Company Interests Authorized	Percent Pledged

(b) Other Equity Interests

Schedule 9

Instruments and Tangible Chattel Paper

1.               Promissory Notes and Instruments:

2.               Chattel Paper:

Schedule 10 (a)

Patents and Trademarks

UNITED STATES PATENTS:

OTHER PATENTS:

UNITED STATES TRADEMARKS:

Name of Registered Owner	Mark	App. No./ Reg. Number	Filing Date/ Reg. Date	Jurisdiction

OTHER TRADEMARKS:

Schedule 10(b)

Copyrights

UNITED STATES COPYRIGHTS:

OTHER COPYRIGHTS:

Schedule 11

Commercial Tort Claims

Schedule 12

Deposit Accounts, Securities Accounts and Commodity Accounts

Deposit Accounts

Bank/Institution	Account #	Address 1	City	State	Zip Code	State	Description

Securities Accounts and Commodities Accounts

Schedule 13

Letter of Credit Rights

Schedule 14

Motor Vehicles

Equipment #	Equipment Type	Description	Make	Model	Serial #	Title #

Schedule 2.7

Corporate and Trade Names

Neff Corporation

Neff LLC

Neff Rental LLC

Neff Holdings LLC

Schedule 5.4(a)

Jurisdiction of Organization and Qualifications

Company	Jurisdiction of Organization	Qualifications
Neff Holdings LLC	Delaware	Delaware
Neff LLC	Delaware	Delaware
Neff Rental LLC	Delaware	Florida Virginia Tennessee California Texas North Carolina Georgia Colorado South Carolina Washington Louisiana Arizona Maryland Alabama

Schedule 5.4(b)

Pledged Stock and Pledged Notes

Part A

Capitalization of Parent Borrower and its Subsidiaries

Company	Holder of Stock	Stock/Unit Certificate No.	No. Shares/ Units Issued	No. Shares/Units Authorized	Fully-Diluted Percentage Ownership
Neff LLC	Neff Holdings LLC	1	100 Common Units	100 Common Units	100%
Neff Rental LLC	Neff LLC	1	100 Common Units	100 Common Units	100%

Capitalization of Holdings

Holder of Common Units of Neff Holdings LLC	Unit Certificate No.	No. Units Issued	Fully-Diluted Percentage Ownership
Neff Corporation	NA	10,380,781	39.029%
Wayzata Opportunities Fund II, L.P.	NA	14,585,304	54.837%
Wayzata Opportunities Fund Offshore II, L.P.	NA	366,321	1.377%
Total:		25,332,406	95.244%

Options Exercisable into Common Units of Holdings:

Holder of Options of Neff Holdings LLC	Number of Options (Expressed in Number of Common Units Issuable Upon Exercise)	Fully-Diluted Percentage Ownership
Graham Hood	354,288	1.332%
Mark Irion	211,272	0.794%
Wes Parks	97,510	0.367%
Henry Lawson	97,510	0.367%
John Anderson	97,510	0.367%
Brad Nowell	60,131	0.226%
Steven Settelmayer	60,131	0.226%
Paula Papamarcos	50,379	0.189%
Steve Michaels	60,131	0.226%
Tom Sutherland	50,379	0.189%
Tammy Parham	22,752	0.086%
Jim Horn	22,752	0.086%
Bryant Becton	22,752	0.086%
Bobby Comer	22,752	0.086%
Robert C. Singer	14,303	0.054%
James Continenza	20,433	0.077%
Total:	1,264,985	4.756%

Part B

None.

Schedule 5.6

Intellectual Property

Patents

None.

Trademarks

Owner	Title	Registration Number
Neff Rental LLC	Words Neff Rental and Circular Design	3,200,927
Neff Rental LLC	Words Neff Rental and Lined Design	3,200,938
Neff Rental LLC	Words Neff Rental	3,205,229
Neff Rental LLC	Words We Care More	3,467,842
Neff Rental LLC	Words We Have It . . .	4,537,563

Copyrights

None.

Schedule 5.8

Employee Matters

None.

Schedule 5.10

Litigation; Adverse Facts

None.

Schedule 5.12

Real Estate

Lease Real Property (All leased by Neff Rental LLC)

Address	City	State	Vendor/Landlord
3750 NW 87TH AVE, SUITE 400	CORPORATE	FL	HINES VAF II DORAL LP - #32046
6501 NW 77TH AVENUE	MIAMI	FL	RMK PROPERTIES, LLC #28464
1860 MARTIN LUTHER KING JR BLVD	WEST PALM	FL	LaMae Realty #17162
7400 COMMERCIAL CIRCLE	PORT ST. LUCIE	FL	PSL INDUSTRIAL LLC #31262
1925 NW 18TH STREET	POMPANO	FL	DUBLIN HOLDINGS, LLC #30639
1925 NW 18TH STREET	POMPANO SUB- LEASE	FL	DUBLIN HOLDINGS, LLC #30639 — LESSOR ON “PRIME LEASE”
11700 METRO PARKWAY	FT. MYERS	FL	G&M ESTATES USA, INC. (#17122)
4321 NORTH US HIGHWAY 301	TAMPA	FL	FARKAS INVESTMENTS INC. #41461
4321 NORTH US HIGHWAY 301	FLORIDA REGION OFFICE	FL	FARKAS INVESTMENTS INC. #41461
109 BLUEGRASS COURT	SARASOTA	FL	MACRO COMPANIES INC #42120
4310 AIRPORT COMMERCE BLVD.	TALLAHASSEE	FL	HUPP TRIPLE D IND., LLC #33507
11909 SOUTH ORANGE BLOSSOM TRAIL	SOUTH ORLANDO	FL	CLARKSON FAMILY PARTNERSHIP #8846
3500 - A WEST KING STREET	MERRITT ISLAND (COCOA)	FL	WUISMAN FAM LTD. PARTNERSHIP (# 17488)
500 AERO LANE	SANFORD	FL	CLARKSON PROPERTIES, INC. #25002
5955 PHILLIPS HIGHWAY	JACKSONVILLE	FL	PHILLIPS HIGHWAY PROPERTY #26348
4540 AND 4550 DOMESTIC AVE	NAPLES	FL	4540 DOM LLC V#42693
3678 LIDDELL ROAD	DORAVILLE	GA	JIM L. LITTLE, INC. #32277
5035 HWY. 85 SOUTH	FOREST PARK	GA	SULLIVAN PROPERTIES #1486
5019 GEORGIA HIGHWAY 85	FOREST PARK#2	GA	DMARC PROPERTIES LLC #42303
4406 DARIEN HIGHWAY	BRUNSWICK	GA	JULIE BLAKE #38953
SUITE H 520 PIRKLE FERRY RD.	SOUTHEAST REGION OFFICE	GA	BALDRIDGE 400 LLC #28834
SUITE I 520 PIRKLE FERRY RD.	SOUTHEAST REGION OFFICE	GA	BALDRIDGE 400 LLC #28834
SUITE D 520 PIRKLE FERRY RD.	SOUTHEAST REGION OFFICE	GA	BALDRIDGE 400 LLC #28834
SUITE G 520 PIRKLE FERRY RD.	SOUTHEAST REGION OFFICE	GA	BALDRIDGE 400 LLC #28834
1111 SHALLOWFORD ROAD	MARIETTA	GA	JAMES A. RAPTIS #5136
1460 CHASE STREET	ATHENS	GA	BRUCE RICHBOURG #7268
2325 TUBMAN HOME ROAD	AUGUSTA	GA	RASI, LLC #26470
5340 HAWKINSVILLE ROAD	MACON	GA	BRUCE RICHBOURG #7268
1808 SANDERSON ROAD	KNOXVILLE	TN	KNOXVILLE INDUSTRIAL GROUP, LTD #5654
4326 HURRICANE CREEK BLVD	NASHVILLE	TN	KNOXVILLE INDUSTRIAL GROUP, LTD #5654
309 CORPORATE PLACE	CHATTANOOGA	TN	NOOGA INVESTMENTS LLC #42627
3000 A PINSON VALLEY PARKWAY	BIRMINGHAM	AL	BAGGETT LEASING, INC. #36718
1 PROSPERITY DRIVE	SAVANNAH	GA	AMERICAN SHREDDING PROPERTIES, LLC #37911
2470 I-65 SERVICE ROAD NORTH	MOBILE	AL	MCALEER PROPERTIES, L.P. #39592
2951 ROWLAND ROAD	RALEIGH	NC	LETC, INC. #29538
7430 PEPPERMILL PARKWAY	CHARLESTON	SC	RE/MAX PROFESSIONAL REALTY #4191
4501 EQUIPMENT DRIVE	CHARLOTTE	NC	BGCS PROPERTY ASSOCIATES LLC #35007
1936 HIGHWAY 101 SOUTH	GREER	SC	BRUCE RICHBOURG #7268
2039 WEST DEKALB STREET, UNIT D	ATLANTIC REGION OFFICE	SC	LARRY DIBIASE #32646

Address	City	State	Vendor/Landlord
3813 US HIGHWAY 421 NORTH	WILMINGTON	NC	OLD NORTH STATE PROPERTIES, LLC #28081
3261 NEW BERN HIGHWAY	JACKSONVILLE	NC	RWK LLC #34883
2323 SOUTH ALSTON AVENUE	DURHAM	NC	BRUCE RICHBOURG #7268
2323 SOUTH ALSTON AVENUE	DURHAM#2	NC	REAL ESTATE ASSOCIATES INC #10397
140 PEPSI LANE	FAYETTEVILLE	NC	BRUCE RICHBOURG #7268
1716 E. PALMETTO STREET	FLORENCE	SC	ARTHUR J. & BARBARA M. DELLANO #24312
108 NORTH MONTAGUE DRIVE	COLUMBIA	SC	BRUCE RICHBOURG #7268
5357 NC HWY 11 SOUTH	GREENVILLE	NC	ARTHUR J. & BARBARA M. DELLANO #24312
4 COMMERCE PARKWAY	FREDERICKSBURG	VA	VENTURE INVESTMENTS LLC #30395
925 PROFESSIONAL PLACE	CHESAPEAKE	VA	JMP CHESAPEAKE LLC #40458
600 INDUSTRIAL PARK DRIVE	NEWPORT NEWS	VA	VENTURE INVESTMENTS LLC #30395
9030 BURGE AVENUE	RICHMOND	VA	SPD ENTERPRISES LLC #34355
6382 BURNT POPLAR ROAD	GREENSBORO	NC	VENTURE INVESTMENTS LLC #30395
12101 TAC COURT	MANASSASS	VA	MORAIS INVESTMENTS LLC
9714 PULASKI HIGHWAY	BALTIMORE	MD	PULASKI ASSOCIATES LIMITED PARTNERSHIP #41594
7601 JEFFERSON AVENUE	LANDOVER	MD	TERMINAL PROPERTIES LLC #42784
101 NORTH LOOP WEST	HOUSTON	TX	YALE/610 ASSOCIATES, LLC #42224
1248 E. INDUSTRIAL	FT. WORTH	TX	ATOLL INVESTMENTS, LP #5815
1776 WOODSTEAD COURT, STE 228	CENTRAL REGION OFFICE	TX	WOODMARK CAPITAL LP #40123
12949 RESEARCH BLVD.	AUSTIN	TX	RCH COMPANY #6775
1622 WEST 2ND STREET	ODESSA	TX	E & N PROPERTIES LLC #38335
2940 SE LOOP 410	SAN ANTONIO	TX	DENNIS R. OLOTEO JR. #38204
390 SOUTH VAN AVENUE	HOUMA	LA	BRS LEASING & FINANCING, LLC #12775
1407 GENERAL MOUTON	LAFAYETTE	LA	BRS LEASING & FINANCING, LLC #12775
3718 HIGHWAY 14	NEW IBERIA	LA	BRS LEASING & FINANCING, LLC #12775
10300 AIRLINE HIGHWAY	ST. ROSE	LA	LATINO MUFFLERS, INC. #29831
3836 INDUSTRIAL CIRCLE	BOSSIER CITY	LA	M & O INVESTMENTS, INC. #36648
37010 HIGHWAY 30	BATON ROUGE	LA	BAROGON PROPERTIES #13075
390 SOUTH VAN AVENUE	GULF REGION OFFICE	LA	BRS LEASING & FINANCING, LLC #12775
3955 HIGHWAY 90 EAST	LAKE CHALRES	LA	JACLYN PROPERTIES #17101
15740 HESPERION BLVD.	SAN LORENZO	CA	NANCY S. QUINTEL #42593
15740 HESPERION BLVD.	SAN LORENZO#2	CA	BECKY J. WITTMER #42594
15740 HESPERION BLVD.	SAN LORENZO#3	CA	LUPHER FAMILY TRUST #42675
1835 S. BLACK CANYON HIGHWAY	PHOENIX	AZ	MCP INVESTMENTS, LLC #1956
3682 SOUTH VALLEY VIEW BLVD	LAS VEGAS	NV	GARY AND CAROL VOSBURG #35219
9700 ALTON WAY	DENVER	CO	ALTON RENTALS, INC. #38356
2819 W. RUTHRAUFF ROAD	TUCSON	AZ	ATLAS HOLDINGS THREE LLC C/O US Bank A/C #130120722231
222 EAST VALLEY STREET	SAN BERNARDINO	CA	HNK ASSOCIATES, LLC #25006
6252 S. RAINBOW BOULEVARD, #120	WESTERN REGION OFFICE	NV	6252 SOUTH RAINBOW BLVD LLC #41155
8401 EAST ILIFF AVENUE	DENVER CENTRAL	CO	SCOTT & ELLEN HAMBURG #11717
1354 N. RED GUM AVENUE	ANAHEIM	CA	ERDTSIECK FAMILY LIMITED PARTNERSHIP #5217
12410 MEAD WAY	DENVER SOUTH	CO	SCOTT & ELLEN HAMBURG #11717
6144 FEDERAL BLVD.	SAN DIEGO	CA	RICHARD MAUDSLEY #41856
8700 FRUITRIDGE ROAD	SACRAMENTO	CA	GEORGE M. PHILPOTT, JR #8113
8455 SIERRA COLLEGE BLVD.	ROSEVILLE	CA	McKINNEY & SONS #30853

Owned Real Property (All Owned by Neff Rental LLC)

Address	City	State	Owned
128 21ST STREET S	TEXAS CITY	TX	OWNED PROPERTY

Subleased Real Property (Neff Rental LLC as Sublessor)

Address	City	State	Sublessee
12949 RESEARCH BLVD.	AUSTIN	TX	RIVER CITY MANUFACTURING COMPANY

Schedule 5.13

Environmental Matters

None.

Schedule 5.16

Bank Accounts, Securities Accounts; Other Accounts

Name of Entity Holding Account	Bank/Institution	Account #	Address 1	City	State	Zip Code	State	Phone Number	Description
Neff Rental LLC	Bank of America	3359325019	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Payroll - Disbursement Account
Neff Rental LLC	Bank of America	3359325027	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	A/P - Disbursement Account
Neff Rental LLC	Bank of America	4426828095	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Master Operating
Neff Rental LLC	Bank of America	4426828105	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Cash Drawer SRV - Blocked
Neff Rental LLC	Bank of America	4426828118	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Lockbox Depository - Blocked
Neff Rental LLC	Bank of America	4426828121	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Purchase Card
Neff Rental LLC	Bank of America	4426828134	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	A/P
Neff Rental LLC	Bank of America	4426828147	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Payroll
Neff Rental LLC	Bank of America	4426841030	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	FSA - Flexible Spending
Neff Rental LLC	Bank of America	4426841043	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Petty Cash - CTR
Neff Rental LLC	Bank of America	4426841056	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Petty Cash - WER
Neff Rental LLC	Bank of America	4427095607	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Petty Cash - SER
Neff Rental LLC	Bank of America	4427095610	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Petty Cash - ATR
Neff Rental LLC	Bank of America	385003267222	600 Peachtree Street NE	Atlanta	GA	30308	CT	1-888-715-1000	United Healthcare Funding
Neff Rental LLC	Bank of America	4451101415	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Depository - SNL 067
Neff Corporation	Bank of America	4427262456	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Neff Corp Operating
Neff LLC	Bank of America	4427095636	600 Peachtree Street NE	Atlanta	GA	30308	TX	1-888-715-1000	Neff LLC, Master Operating

Schedule 5.18

Insurance

Policy Description	Insurance Company	Policy Number	Policy Period	Coverage	Deductible	Premium
Property Insurance: Provides coverage for real and personal property, contractors’ equipment, equipment breakdown, business interruption, and extra expense	Alterra America Ins Co $10M limit; XL Specialty Ins Co $15M xs $10M Hartford Steam Boiler Inspection and Insurance Company	MAXA3IM0048814 UM00034365MA15A FBP2262599	3/1/2015 to 3/1/2016 3/1/2015 to 3/1/2016 3/1/2015 to 3/1/2016

$10,000,000  Limit for Real, Personal Physical Damage & Business Income

Excess $15,000,000 Loss Limit for Contr. Equipt. (Total $25M for Contr Equipt)

$10,000,000 Earthquake Aggregate

$10,000,000 Flood Aggregate

$500,000 Waterborne Equipment, any one vessel

$500,000 Per Item/ $10,000,000 Per Occurrence Leased Rental Equipment from Others

$ 30,000 Employee Tools

Boiler & Machinery Total Limit: $25M

Sublimits:

$250,000 Ammonia Contamination

$250,000 Hazardous Substances

$250,000 Water Damage

$50,000 except $10,000 Transit

Earthquake: $50,000;

Flood:  $50,000 except $250,000 locations in Zones A & V Windstorm/Hail: $50,000 except TIER I locations - 3% of the total values at each location, subject to a minimum of $250,000/$750,000 maximum

Waterborne Equipment: $100,000

Business Income/Extra Expense/Contingent BI: 48 Hr Waiting Period.

Employee Tools $10,000

$425,000 + $1,297 S/C’s =$426,297 $50,054+ S/C’s $121.51 =$50,175.51 All Property Excludes TRIA Boiler: $4,900 Prem. + incl S/C=$4,900 Grand Total: $479,954 + $1,418.51 = $481,372.51
Commercial General Liability: Covers liability for claims of other parties by reason of bodily injury, property damage, etc.	Liberty Mutual Fire Ins. Company	EB2-631-509976-025	3/1/2015 to 3/1/2016

$2,000,000 General Aggregate

$2,000,000 Products - Completed Operations Aggregate

$1,000,000 Personal & Advertising Injury Limit

$1,000,000 Bodily Injury & Property Damage, Ea Occ

N/A Damages to premises rented to you

					$250,000 SIR	$210,282 Premium TBD Assessments & Surcharges
Automobile Liability Coverage: Covers liability for claims of other parties by reason of bodily injury, property damage, etc.	Liberty Mutual Fire Ins. Company	AS2-631-509976-035	3/1/2015 to 3/1/2016	$2,000,000 Combined Single Limit, Liability; Personal Injury Protection-Statutory/Minimum; Uninsured/Underinsured Motorists-Statutory/Minimum	$100,000 Deductible Each Occurrence for Liability No Physical Damage Coverage	$608,222 Premium $232 Estimated Assessments & S/C’s
Worker’s Compensation (All States except those in a state fund): Provides statutory coverage and employer’s liability. EL is provided for states with monopolistic funds.	Liberty Insurance Corporation	WA7-63D-509976-015	3/1/2015 to 3/1/2016	$1,000,000 BI by Accident Each Accident $1,000,000 BI by Disease Each Employee $1,000,000 BI by Disease Policy Limit	$500,000 DED	$303,240 Premium $83,384 Admin. Expenses $386,624Subtotal $13,745 TRIA $32,873 Est. Assessments & Surcharges $104,702 Est. Claims Handling Costs
Umbrella Policy: Provides coverage excess of that provided by the following policies: Commercial Gen. Liability, Automobile Liab., Employers’ Liability, Employee Benefits Liab.	North American Elite Ins Co (Swiss Re)	UMB200013301	3/1/2015 to 3/1/2016	$25,000,000 Each Occurrence $25,000,000 General Aggregate in accordance with Section IV Limits $25,000,000 Products/Completed Operations Aggregate in accordance with Section IV. Limits	$25,000 SIR	$623,965 Excess Premium Excludes TRIA TBD Surcharges
Crime	AIG	TBD	3/1/2015 to 3/1/2016	$1,000,000	$15,000	$9,861
Employment Practices Liability & Fiduciary Liability	National Union (AIG)	TBD	3/1/2015 to 3/1/2016	$5,000,000 Employment Practices Liability $5,000,000 Fiduciary Liability	$125,000 Retention Employment Practices Liability $0 Deductible for Fiduciary Liability	$25,000 (EPL) $6,000 (Fiduciary) Total: $31,000 + TBD S/C
Directors & Officers Liability Primary Layer	ACE American Insurance Company	DON G23676230 001	11/20/2014-11/20/2015	$10,000,000 Aggregate Limit	$0 Insuring Agreement (A) Each Loss; $1,500,000-Insuring Agreement B (Securities Claim)	$225,000 Premium $2,925 Surcharges $227,925 Total

					(Each Loss); $1,500,000-Insuring Agreement B (All Other Claims) (Each Loss); $1,500,000-Insuring Agreement C (Each Loss)
Excess Directors & Officers Liability 1st Layer	XL Specialty Insurance Company	ELU136957-14	11/20/2014-11/20/2015	$10,000,000 Aggregate Limit	Excess of underlying $10MM	$157,500 premium $3,622.50 Surcharges $161,122.50 Total
Excess Directors & Officers Liability 2nd Layer	Starr Indemnity & Liability Company	SISIXFL21197214	11/20/2014-11/20/2015	$10,000,000 Aggregate Limit	Excess of underlying $20MM	$110,000 Premium $1,485 Surcharges $111,485 Total
Excess Directors & Officers Liability 3rd Layer	Everest National Insurance Company	EUM 00 560 06 09	11/20/2014-11/20/2015	$10,000,000 Aggregate Limit	Excess of underlying $30MM	$77,175 Premium $1,003.27 Surcharges $78,178.27 Total
Excess Directors & Officers Liability 4th Layer	Aspen American Insurance Company	MC002U314	11/20/2014-11/20/2015	$10,000,000 Aggregate Limit	Excess of underlying $40MM	$60,000 Premium $780.00 Surcharges $60,780.00 Total
Excess Directors & Officers Liability 5th Layer	Alterra America Insurance Company	MAXA6EL0001913	11/20/2014-11/20/2015	$10,000,000 Aggregate Limit	Excess of underlying $50MM	$50,000 Premium $650.00 Surcharges $50,650 Total
Excess Directors & Officers Liability 6th Layer	Allied World National Assurance Company	0309-3072	11/20/2014-11/20/2015	$10,000,000 Aggregate Limit	Excess of underlying $60MM	$50,000 Premium $650.00 Surcharges $50,650 Total
Excess Directors & Officers Liability 7th Layer	Endurance Reinsurance Corporation of America	ADX10005973700	11/20/2014-11/20/2015	$10,000,000 Aggregate Limit	Excess of underlying $70MM	$43,000 Premium $559.00 Surcharges $43,559 Total
Excess Directors & Officers Liability 8th Layer	Berkley Insurance Company	18013884	11/20/2014-11/20/2015	$5,000,000 Aggregate Limit	Excess of underlying $80MM	$20,000 Premium $260.00 Surcharges $20,260 Total
Environmental -Commercial Pollution Legal Liability	AIG Specialty Insurance Co.	PLC14490207	12/19/2014-03/01/2018	$3,000,000 Each Incident $3,000,000 Policy Aggregate	$25,000 Deductible, Each Incident	$133,428 (Term Pre-Paid Premium) TBD Surplus Lines Taxes & Surcharges
Environmental - (Florida) Storage Tank Third Party Liability, Corrective Action and Cleanup Costs	Commerce & Industry (Chartis) through Policy Managers	011943971	12/19/2014-12/19/2015	$1,000,000 Each Incident $1,000,000 Policy Aggregate	$5,000 Deductible Each Incident	$1,386.00 Premium $18.05 Florida Surcharge $1,404.05 Total Premium & Surcharges
Flood - Pompano Beach, FL	Homesite Insurance Company	3000041240	2/27/2015-2/27/2016	$500,000 Building $176,800 Contents	$1,250 DED - Building $1,250 DED - Contents	$4,625
Flood - St. Rose, LA.	Homesite Insurance Company	3000018507	4/30/2014-4/30/2015	$500,000 Building Limit $208,700 Contents	$1,000 DED - Building $1,000 DED - Contents	$3,404
Flood - Fort Myers, FL	Homesite Insurance Company	3000018156	11/8/2014-11/8/2015	$500,000 Building Limit $157,300 Contents Limit	$1,000 DED - Building $1,000 DED - Contents	$933
Foreign General Liability	Liberty Insurance Corporation	KU7-F31-509976-054	10/8/2014-10/8/2015	Per Occurrence: $1,000,000 Personal and Advertising Injury: $1,000,000 General Aggregate: $2,000,000 Products/Competed Operations Aggregate: $2,000,000 Damages to Premises Rented to You $100,000 Medical Payments: $10,000	$0	$2,500